Exhibit 2

St.George Bank Limited

and its Controlled Entities

ABN 92 055 513 070

FULL FINANCIAL REPORT

for the year ended

30 SEPTEMBER 2006

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

TABLE OF CONTENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

TABLE OF CONTENTS

		PAGE
		NUMBER

Income Statements		3

Balance Sheets		4

Statements of Recognised Income and Expense		5

Statements of Cash Flows		6

Notes to the Financial Statements
1	Summary of significant accounting policies	9

Notes to the Income Statements
2	Interest	34
3	Other income	35
4	Bad and doubtful debts	35
5	Operating expenses	36
6	Income tax expense	37
7	Significant items	39
8	Discontinued operation	41
9	Dividends provided for or paid	42
10	Earnings per share	44

Asset Notes
11	Cash and liquid assets	45
12	Receivables due from other financial institutions	45
13	Assets at fair value through the income statement	45
14	Available for sale investments	46
15	Investment securities	46
16	Loans and other receivables	47
17	Provisions for impairment	48
18	Impaired financial assets	49
19	Concentration of credit risk	50
20	Investments in controlled entities	52
21	Other investments	54
22	Property, plant and equipment	55
23	Intangible assets	56
24	Deferred tax assets/liabilities	58
25	Other assets	58

Liability Notes
26	Deposits and other borrowings	59
27	Payables due to other financial institutions	59
28	Liabilities at fair value through the income statement	60
29	Provision for dividends	60
30	Other provisions	60
31	Bonds and notes	61
32	Loan capital	62
33	Bills payable and other liabilities	62

Shareholders’ Equity Notes
34	Share capital	63
35	Reserves	64
36	Retained profits	66
37	Equity attributable to minority interests	66

Other Notes
38	Remuneration of auditors	67
39	Remuneration of executives and directors	68
40	Share and option plans	86
41	Average balances and related interest	92
42	Segmental results	94
43	Deed of cross guarantee	97
44	Commitments	99
45	Contingent liabilities, assets and commitments	100
46	Liability for defined benefit fund obligation	101
47	Financial risk management	102
48	Interest rate risk	105
49	Derivatives	108
50	Fair values of financial instruments	112
51	Related parties	114
52	Explanation of transition to AIFRS	121
53	Change in accounting policy	142
54	Events subsequent to balance date	142

Directors’ Declaration		143

Independent Audit Report		144

Supplementary Information
	Capital Adequacy	145

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

INCOME STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

		Consolidated		Bank
	NOTE	2006	2005	2006	2005
		$M	$M	$M	$M

Interest income	2	6,781	5,474	5,568	4,586
Interest expense	2	4,768	3,677	3,855	2,995
Net interest income		2,013	1,797	1,713	1,591

Other income	3,7	994	988	1,183	943

Total operating income		3,007	2,785	2,896	2,534

Bad and doubtful debts expense	4	144	109	127	108

Operating expenses	5,7	1,341	1,279	1,230	1,165

Share of profit of equity accounted associates		—	3	—	—

Goodwill impairment		—	4	—	—

Profit before income tax		1,522	1,396	1,539	1,261

Income tax expense	6,7	445	413	355	329

Profit after tax and before loss of discontinued operation		1,077	983	1,184	932

Loss from discontinued operation net of tax	8	13	10	2	—
Net loss of discontinued operation attributable to minority interest		(5)	(5)	—	—
Minority interest continuing operations		1	—	—	—
Net profit attributable to shareholders of the Bank		1,068	978	1,182	932

Dividends per ordinary share (cents)
- Interim dividend paid	9	74	67
- Final dividend proposed	9,54	77	70

Earnings per share from continuing operations
Basic (cents)	10	201.4	177.7
Diluted (cents)	10	199.9	176.2

The income statements should be read in conjunction with the accompanying notes to the financial statements.  Comparative figures exclude the impact of AASB 132 and AASB 139 financial instrument accounting standards, which were adopted from 1 October 2005.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

BALANCE SHEETS

AS AT 30 SEPTEMBER 2006

		Consolidated		Bank
	NOTE	2006	2005	2006	2005
		$M	$M	$M	$M

ASSETS
Cash and liquid assets	11	1,081	1,184	1,077	1,175
Receivables due from other financial institutions	12	1,182	1,111	510	505
Assets at fair value through the income statement	13	6,192	6,007	6,591	5,893
Derivative assets		1,093	—	916	—
Available for sale investments	14	1,541	—	1	—
Investment securities	15	—	1,149	—	—
Loans and other receivables	16	81,516	72,949	58,901	55,976
Bank acceptances of customers		11,908	7,098	11,908	7,098
Amounts receivable from controlled entities		—	—	3,988	2,837
Investment in controlled entities	20	—	—	2,492	1,834
Investment in associated companies		28	—	24	—
Other investments	21	—	45	—	2
Property, plant and equipment	22	334	452	316	348
Intangible assets	23	1,291	1,268	873	852
Deferred tax assets	24	193	93	163	93
Other assets	25	643	1,003	643	885

TOTAL ASSETS		107,002	92,359	88,403	77,498

LIABILITIES
Deposits and other borrowings	26	54,633	49,175	53,435	47,775
Payables due to other financial institutions	27	401	91	401	91
Liabilities at fair value through the income statement	28	390	—	—	—
Derivative liabilities		1,190	—	688	—
Bank acceptances		7,287	7,098	7,287	7,098
Amounts payable to controlled entities		—	—	1,566	734
Provision for dividends	29	3	12	3	5
Current tax liabilities		160	157	140	145
Deferred tax liabilities	24	172	217	137	207
Other provisions	30	125	109	115	100
Bonds and notes	31	34,593	25,918	16,526	13,139
Loan capital	32	2,032	1,956	2,032	1,956
Bills payable and other liabilities	33	673	2,239	561	1,168

TOTAL LIABILITIES		101,659	86,972	82,891	72,418

NET ASSETS		5,343	5,387	5,512	5,080

SHAREHOLDERS’ EQUITY
Share capital	34	4,376	4,105	4,420	4,136
Reserves	35	151	23	169	18
Retained profits	36	798	906	923	926

Equity attributable to shareholders of the Bank		5,325	5,034	5,512	5,080

Equity attributable to minority interests	37	18	353	—	—

TOTAL SHAREHOLDERS’ EQUITY		5,343	5,387	5,512	5,080

The balance sheets should be read in conjunction with the accompanying notes to the financial statements.  Comparative figures exclude the impact of AASB 132 and AASB 139 financial instrument accounting standards, which were adopted from 1 October 2005.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

STATEMENTS OF RECOGNISED INCOME AND EXPENSE

FOR THE YEAR ENDED 30 SEPTEMBER 2006

		Consolidated		Bank
	NOTE	2006	2005	2006	2005
		$M	$M	$M	$M

Foreign currency translation reserve
Foreign exchange translation differences (net of tax)	35	(5)	2	—	—

Cash flow hedge reserve
Gains on cash flow hedging instruments (net of tax)
Recognised in equity	35	20	—	17	—
Transferred to the income statement		(1)	—	(1)	—

Available for sale reserve
Losses on available for sale investments (net of tax)
Recognised in equity	35	(1)	—	—	—

Net income recognised directly in equity		13	2	16	—

Profit for the year		1,064	973	1,182	932

Total recognised income and expense for the year		1,077	975	1,198	932

Total recognised income and expense for the year attributable to:
Members of the Bank		1,081	980	1,198	932
Minority interests		(4)	(5)	—	—
Total recognised income and expense for the year		1,077	975	1,198	932

Effects of change in accounting policy - financial instruments
Net decreased in retained profits	52	(131)	—	(127)	—
Net increase in reserves		54	—	62	—
		1,000	975	1,133	932

The statements of recognised income and expense should be read in conjunction with the accompanying notes to the financial statements.  Comparative figures exclude the impact of AASB 132 and AASB 139 financial instrument accounting standards, which were adopted from 1 October 2005.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

		Consolidated		Bank
	NOTE	2006	2005	2006	2005
		$M	$M	$M	$M

CASH FLOWS FROM OPERATING ACTIVITIES

Interest received		6,746	5,508	5,584	4,588
Interest paid		(4,813)	(3,692)	(3,871)	(3,013)
Other income received		850	891	671	641
Operating expenses paid		(1,201)	(1,168)	(1,092)	(1,057)
Income tax paid		(457)	(456)	(457)	(368)
Proceeds from sale and redemption of investment securities		—	285	—	382
Purchase of available for sale investments		(1,715)	—	—	—
Proceeds from sale and redemption of available for sale investments		1,330	—	—	—
Net (increase)/decrease in assets
- balance due from other financial institutions (not at call)		(82)	(335)	(77)	(335)
- trading securities/assets at fair value through the income statement		(181)	(802)	(704)	(1,122)
- loans and other receivables		(13,332)	(7,726)	(7,773)	(3,679)
Net increase/(decrease) in liabilities
- balance due to other financial institutions (not at call)		135	(42)	135	(42)
- deposits and other borrowings		5,515	2,021	5,672	2,010
- bonds and notes		7,624	6,121	3,087	3,290

Net cash provided by operating activities	(a)	419	605	1,175	1,295

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from disposal of controlled entity	(b)	23	—	23	—
Increase in investment in associated companies	(b)	(25)	—	(25)	—
Investment in controlled entities		—	—	(647)	(3)
Dividends received		6	5	415	210
Payments for shares		(1)	(2)	—	(1)
Proceeds from sale of shares		8	20	8	5
Proceeds from sale of other investments		—	7	—	—
Proceeds from sale of businesses		4	47	4	38
Payments for property, plant and equipment		(59)	(68)	(57)	(64)
Proceeds from sale of property, plant and equipment		158	39	38	14
Net (increase) in amounts receivable from controlled entities		—	—	(1,144)	(523)
Net increase/(decrease) in amounts payable to controlled entities		—	—	772	(436)
Net (increase)/decrease in other assets		(142)	(148)	(156)	201
Net cash used in investing activities		(28)	(100)	(769)	(559)

CASH FLOWS FROM FINANCING ACTIVITIES

Net increase/(decrease) in liabilities
- other liabilities		(20)	19	(91)	(101)
- loan capital		34	495	34	495
Net proceeds from the issue of perpetual notes		3	2	3	2
Net proceeds from the issue of Step-up Preference Shares		148	—	148	—
Proceeds from the issue of shares		9	6	9	6
Buyback of shares		(300)	—	(300)	—
Issue costs		(1)	—	(1)	—
Dividends paid (excluding DRP)	(d)	(585)	(594)	(585)	(567)
Net purchase of Treasury shares		(10)	—	(10)	—

Net cash used in financing activities		(722)	(72)	(793)	(165)

Net (decrease)/increase in cash and cash equivalents		(331)	433	(387)	571

Cash and cash equivalents at the beginning of the year		1,738	1,305	1,118	547

Cash and cash equivalents at the end of the year	(c)	1,407	1,738	731	1,118

The statements of cash flows should be read in conjunction with the accompanying notes to the financial statements.  Comparative figures exclude the impact of AASB 132 and AASB 139 financial instrument accounting standards, which were adopted from 1 October 2005.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(a) Reconciliation of profit after tax from continuing operations to net cash provided by operating activities

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Net profit attributable to shareholders of the Bank	1,068	978	1,182	932

Net profit on sale of property, plant and equipment	(48)	(30)	(7)	(30)
Net profit on sale of shares	(10)	(4)	(10)	(2)
Net profit on sale of businesses	(4)	(9)	(4)	—
Treasury trading profit	(70)	(73)	(51)	(58)
Non trading derivatives movement	(14)	—	(33)	—
Bad and doubtful debts expense	144	109	127	108
Share based compensation	12	13	11	12
Depreciation	67	67	57	56
Dividends received	6	5	(415)	(210)
Amortisation of deferred expenditure	32	38	25	29
Impairment
- intangible assets	—	4	—	—
- deferred expenditure and computer equipment	32	16	32	16
(Increase)/decrease in assets
- interest receivable	(35)	2	16	2
- other income receivable	12	(7)	7	(20)
- balance due from other financial institutions (not at call)	(82)	(335)	(77)	(335)
- loans and receivables	(13,332)	(7,726)	(7,773)	(3,679)
- investment securities	—	285	—	382
- AFS securities	(385)	—	—	—
- trading securities/assets at fair value through the income statement	(181)	(802)	(704)	(1,122)
- net position of deferred tax assets/(liabilities)	(145)	(21)	(88)	(14)
Increase/(decrease) in liabilities
- interest payable	71	12	(15)	(18)
- accrued expenses	18	(11)	(9)	(13)
- balance due to other financial institutions (not at call)	135	(42)	135	(42)
- provision for current income tax	(3)	(3)	(5)	(2)
- other provisions	(8)	(3)	15	3
- deposits and other borrowings	5,515	2,021	5,672	2,010
- bonds and notes	7,624	6,121	3,087	3,290

Net cash provided by operating activities	419	605	1,175	1,295

(b) Disposal of controlled entity

On 15 March 2006, the Group disposed of its 100% interest in Ascalon Capital Managers Limited (ACML) for $23 million.  ACML’s contribution to net profit from 1 October 2005 to 15 March 2006 was $0.5 million.  Following the sale, the Group acquired a 50% interest in ACML for $25 million.

	2006	2005
	$M	$M

Disposal proceeds	23	—
Fair value of intangible assets disposed	15	—
Profit on sale	8	—
Net inflow of cash	23	—

(c) Reconciliation of cash

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Cash and liquid assets	1,081	1,184	1,077	1,175
Balances due from other financial institutions	765	776	93	165
Due to clearing houses	(266)	(91)	(266)	(91)
Bills payable	(173)	(131)	(173)	(131)
	1,407	1,738	731	1,118

(d) Dividends paid

There were 6,515,394 (30 September 2005: 5,389,488) shares issued pursuant to the Group’s dividend reinvestment plan raising $186 million (30 September 2005: $135 million).

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 1: Summary of Significant Accounting Policies

St.George Bank Limited (the “Bank”) is domiciled in Australia.  The financial report of the Bank for the year ended 30 September 2006 comprises the Bank and its controlled entities (“the Group”) and the Group’s interest in associates.

The financial report was authorised for issue by the Directors on 7 November 2006.

(a)                                  Statement of compliance

This financial report is a general purpose financial report which has been prepared in accordance with Australian Accounting Standards, the Corporations Act 2001 and the Banking Act 1959.  International Financial Reporting Standards (“IFRS”) form the basis of Australian Accounting Standards (“AASBs”) adopted by the AASB, and for the purpose of this report are called Australian equivalents to IFRS (“AIFRS”) to distinguish from previous Australian Generally Accepted Accounting Principles (“GAAP”).

This is the Group’s first financial report prepared in accordance with AIFRS and AASB 1 First time adoption of Australian equivalents to International Financial Reporting Standards has been applied.

An explanation of how the transition to AIFRS has affected the reported financial position, financial performance and cash flows of the Group and the Bank is provided in Note 52.

The financial reports of the Group and Bank also comply with IFRS and interpretations adopted by the International Accounting Standards Board.

(b)                                  Basis of preparation

The financial report is presented in Australian dollars.  The significant accounting policies adopted in the preparation of this financial report are set out below.  The accounting policies which have changed as a result of the adoption of AIFRS, have been applied retrospectively and consistently by the Group and Bank to all periods presented in these financial statements and in preparing opening AIFRS balance sheets at 1 October 2004, except for the following AIFRS accounting standards which were adopted and applied from 1 October 2005:

(i)            AASB 132 Financial Instruments – Disclosure and Presentation

(ii)           AASB 139 Financial Instruments – Recognition and Measurement

The following elections under AASB 1 have been adopted in the preparation of these financial statements:

(i)            The Group has not restated any past business combinations that occurred prior to 1 October 2004.

(ii)           The Group has elected to measure land and buildings at 1 October 2004 at their fair value and use that fair value as the deemed cost as at that date.

(iii)          The Group has applied the requirements of AASB 132 and 139 from 1 October 2005.

(iv)          The Group has not applied AASB 2 share based payments to equity grants on or before 7 November 2002 or equity grants after 7 November 2002 that vested before 1 January 2005.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

The Group has applied its previous GAAP in the comparative information to the financial statements in relation to these areas.

The Bank is a company of the kind referred to in ASIC Class Order 98/100 dated 10 July 1998 (as amended by ASIC Class Order 04/667) and in accordance with the Class Order, amounts in the financial report and Directors’ Report have been rounded off to the nearest million dollars, unless otherwise stated.

The Bank has elected to early adopt the following revised accounting standards:

•                                          AASB 119 Employee Benefits (December 2004).

•                                          AASB 2004-3 Amendments to Australian Accounting Standards (December 2004) amending AASB 1 First-time Adoption of Australian equivalents to International Financial Reporting Standards (July 2004), AASB 101 Presentation of Financial Statements and AASB 124 Related Party Disclosures.

•                                          AASB 2005-3 Amendments to Australian Accounting Standards (June 2005) amending AASB 119 Employee Benefits (December 2004).

The financial statements are prepared on the basis of historical cost except that the following assets and liabilities are stated at their fair value: derivative financial instruments, assets and liabilities at fair value through the income statement, available for sale investments and defined benefit plan assets and liabilities.  Recognised assets and liabilities that are hedged and are attributable to the hedged risk are stated at fair value.

The preparation of a financial report in conformity with Australian Accounting Standards requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses.  The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis.  Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements made by management in the application of Australian Accounting Standards that have significant effect on the financial report and estimates with a significant risk of material adjustment in the next year are discussed in note 1(hh).

The following new standards, amendments and interpretations to existing standards have been published that are mandatory for the Group for accounting periods beginning on or after 1 October 2006 or later periods but which the Group entity has not yet adopted:

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

AASB 139 (Amendment), the Fair Value Option (effective from 1 October 2006).  This amendment changes the definition of financial instruments classified at fair value through profit and loss and restricts the circumstances when a financial instrument can be designated as part of this category.  This amendment is not expected to have a material impact, as the Bank and the Group expect to be able to comply with the amended criteria.  This amendment will be applied from 1 October 2006.

AASB 139 and AASB 4 (Amendment), Financial Guarantee Contracts (effective from 1 October 2006).  This amendment requires issued financial guarantees, other than those previously asserted by the Group to be insurance contracts, to be initially recognised at their fair value and subsequently measured at the higher of (a) the unamortised balance of the related fees received that have been deferred, and (b) the expenditure required to settle the commitment at the balance sheet date.  This amendment is not expected to have a material impact.  This amendment will be applied from 1 October 2006.

AASB 7, Financial Instruments: Disclosures, and a complementary amendment to AASB 101, Presentation of Financial Statements – Capital Disclosures (effective from 1 October 2007).  AASB 7 introduces new disclosures to improve the information about financial instruments.  It requires the disclosure of qualitative and quantitative information about exposure to risks arising from financial instruments, including specified minimum disclosures about credit, liquidity and market risk, including sensitivity analysis to market risk.  The amendment to AASB 101 introduces disclosures about the level of an entity’s capital and how it manages capital.  The Group expects that the main additional disclosures will be the sensitivity analysis to market risk and the capital disclosures.  This amendment will be applied from 1 October 2007.

These accounting policies have been consistently applied by each entity in the Group.

(c)                                  Consolidation

The consolidated financial report comprises the financial report of the Bank and all entities that are controlled by the Bank.  Under AASB 127 Consolidated and Separate Financial Statements, control exists when the Bank has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities.  Under UIG 12 consolidation, control exists where the Bank has the majority of the risks and benefits of the entity.

Where an entity commenced or ceased to be controlled during the year, its results are only included from the date control commenced or up to the date control ceased.

Associates are those entities for which the Group has significant influence, as defined in AASB 128 Investments in Associates, but not control, over the financial and operating policies.  The consolidated financial statements include the Group’s share of the total recognised gains and losses of associates on an equity accounted basis, from the date that significant influence commences until the date that significant influence ceases.

When the Group’s share of losses exceeds its interest in an associate, the carrying amount of the Group’s investment is reduced to nil and recognition of further losses is discontinued except to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of an associate.

All inter-entity balances and transactions between Group entities have been eliminated on consolidation.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Trusts involved in the securitisation of the Bank’s assets and asset backed-conduit vehicles have been consolidated from 1 October 2004.  The trusts have been consolidated on the basis that the Group has retained the majority of residual benefits from the trusts’ activities and the majority of residual ownership risks related to the trust’s assets.

The purchase method of accounting is used to account for the acquisition of subsidiaries by the Group (refer note 1(p)).

Investments in subsidiaries are accounted for at cost in the individual financial statements of the Bank.

(d)                                  Foreign currency

Transactions in foreign currencies are translated at the foreign exchange rate at the date of the transaction.  All monetary assets and liabilities held in foreign currencies are shown in this financial report at the exchange rates prevailing at balance date.  Foreign currency forwards, futures, swaps and options are valued at fair value using the appropriate market rates at balance date.  Unrealised profits and losses arising from these revaluations are recognised in the income statement, subject to the application of hedge accounting (refer note 1(i)).

For foreign exchange trading activities, it is the policy of the Group to maintain a substantially matched position in foreign currency assets and liabilities, hence the net exposure to exchange risk is not significant.

(e)                                  Translation of controlled foreign entities

The functional currency of the domestic operations of the Bank has been determined to be Australian dollars (AUD), as this currency best reflects the economic substance of the underlying events and circumstances relevant to the Bank.  Each entity within the Group has also determined their functional currency based on their own primary economic indicators.

Assets and liabilities of foreign operations with an overseas functional currency are translated to AUD (the Group’s presentation currency) at balance sheet date at the foreign exchange rates ruling at that date.  Revenues and expenses of these entities are translated to AUD at the spot exchange rate at the date of the transaction.  All resulting exchange differences are recognised in the Foreign Currency Translation Reserve as a separate component of equity.  They are released to the income statement upon disposal.

(f)                                    Cash and liquid assets

Cash and liquid assets are readily convertible to cash and subject to insignificant risk or change in value and comprise cash held in branches, ATMs, cash at bankers, money at call, bills receivable, remittances in transit and securities purchased under agreement to resell.  Interest income on cash and liquid assets is recognised using the effective interest rate method in the income statement.  Cash and liquid assets are recognised at the gross value of the outstanding balance.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

For the purpose of the cash flow statement, cash and cash equivalents include highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in fair value.  Such investments are normally those with an original maturity of less than 3 months.  Cash and cash equivalents include cash and balances with the Reserve Bank, short term amounts included in receivables due from other financial institutions, payables due to other financial institutions and bills payable.

(g)                                 Receivables due from other financial institutions

Balances due from other financial institutions are loans and receivables.  These include loans, nostro balances and settlement account balances due from other banks.  They are measured at fair value at inception and subsequently measured at amortised cost using the effective interest rate method.  Interest income is recognised using the effective interest rate method in the income statement.

The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments and certain acquisition expenses through the expected life of the instrument.  When calculating the effective interest rate, the Group estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses.

(h)                                 Assets at fair value through the Income Statement

Assets at fair value through the Profit and Loss is a new class of financial asset under AASB 139.  Such assets are described in these accounts as assets at fair value through the Income Statement.

From 1 October 2004 to 30 September 2005

Assets at fair value through the Income Statement include assets held for trading that are purchased for the purpose of selling in the near term or held as part of a portfolio which is managed for short term profit.  The securities are initially recognised and subsequently measured at fair value based on quoted market prices.  Realised and unrealised gains and losses are recognised in the income statement.  Interest is included in net interest income.  At acquisition, trading securities are recorded on a settlement date basis.

From 1 October 2005

Trading securities are purchased without the intention of being held to maturity.  The securities are recorded at fair value based on quoted market prices.  Realised and unrealised gains and losses are recognised in the income statement.  Interest on trading securities is included in net interest income.  At acquisition, trading securities are recorded on a settlement date basis.

Quoted bid prices, where available, are used to account for the fair value of assets under AIFRS.  Quoted mid prices where available, are used to account for the fair value of assets where there is an offsetting risk position in a portfolio.  There is no significant change in the measurement of assets at fair value.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Realised gains and losses on disposal and unrealised fair value adjustments continue to be reflected in other income under AIFRS.  Interest income on assets at fair value through the income statement continues to be included within interest income using the effective interest rate method.  Dividends continue to be reflected in other income when earned.

(i)                                    Derivative financial instruments

The Group makes use of the derivatives market for trading purposes and to hedge foreign exchange, interest rate risk and credit risk.

From 1 October 2004 to 30 September 2005

Derivatives purchased or sold for trading purposes are measured at cost on initial recognition and at net fair value at balance date.  Realised and unrealised changes in the net fair value are recognised in the income statement in the period in which the change occurs.

Derivatives bought or sold for the Bank’s hedging purposes are accounted for on the same basis as the underlying exposure.  Where the underlying exposure is accounted for on an accruals basis, any gain or loss realised on the derivative instrument is deferred and taken up as an adjustment to the yield on the underlying exposure over its remaining life.

The market value of trading derivatives and deferred gains and losses on hedging derivatives are recognised as other assets when favourable to the Group and other liabilities when unfavourable.

From 1 October 2005

All derivatives that do not meet the hedging criteria under AASB 139 are classified as derivatives held for trading, with changes in fair value recognised immediately within the income statement.

Interest income and expense on derivatives, except those used to manage underlying assets and liabilities, is included within other income.  Interest income and expense for derivatives used to managed underlying assets and liabilities are included with the interest flows of these items within interest income or expense.

Derivatives are initially recognised at trade date at fair value.  Subsequent to initial recognition, derivatives are measured at fair value.  The method of recognising the gain or loss on re-measurement of fair value depends on whether the derivative is designated as a hedging instrument, the nature of the item being hedged and whether the derivative qualifies for hedge accounting.  A positive revaluation amount of a contract is disclosed as an asset and a negative revaluation amount of a contract is disclosed as a liability.

The Group has adopted cash flow hedging or a combination of cash flow and fair value hedging in respect of its asset and liability management activities.

Fair values are obtained from quoted market prices in active markets and valuation techniques, including discounted cash flow models and options pricing models as appropriate.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

The Group documents, at the inception of the transaction, the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions.  The Group also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

Fair value hedges

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the income statement within other income, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk.  If the fair value hedge relationship is terminated, other than due to the derecognition of the hedged item, fair value hedge accounting ceases and for interest earning assets or interest bearing liabilities, the fair value adjustment of the hedged item is amortised to the income statement over the remaining term of the original hedge.

If the hedged item is derecognised, the unamortised fair value adjustment is recognised immediately in the income statement.

Cash flow hedges

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recognised in equity.  The gain or loss relating to the ineffective portion is recognised immediately in the income statement.  This represents the amount by which the changes in the fair value of the expected cash flow of the derivative differ from the fair value of the changes (or expected changes) in the cash flow of the hedged item.

Amounts from the cash flow hedge reserve are transferred to the income statement when the cash flows on the hedged item are recognised in the income statement.

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is amortised to the income statement over the remaining term of the original hedge.  Where the hedged item is derecognised, the cumulative gain or loss is recognised immediately in the income statement.

Derivatives that do not qualify for hedge accounting

Derivatives contracts entered into as economic hedges that do not qualify for hedge accounting are held at fair value through the income statement.  Interest income on these derivative contracts is recognised together with the underlying item within interest income and expense.

Embedded derivatives

A derivative may be embedded within a host contract.  If the host contract is not already measured at fair value with changes in fair value reported in the income statement, the embedded derivative is separated from the host contract where the economic characteristics and risks of the embedded derivative are not closely related to the economic characteristics and risks of the host contract.  This is then accounted for as a stand alone derivative instrument at fair value.  Otherwise, the embedded derivative is accounted for on the same basis as the host contract.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(j)                                    Investments and other financial assets

From 1 October 2004 to 30 September 2005

Investment securities are purchased with the intention of being held to maturity.  The securities are recorded at cost plus accrued interest and are adjusted for amortised premiums and discounts.  Premiums and discounts are amortised from the date of acquisition so that the securities reflect their face value at maturity.  The amortisation of premiums and discounts is recognised in the income statements as net interest income.  Gains or losses on disposal of investment securities prior to maturity are brought to account when realised.  Unrealised losses are not brought to account unless the recoverable amount is less than the carrying amount.  Investment securities are recorded on a settlement date basis.  Interest income is recognised in the income statements when earned.

Shares in entities and other investments are recorded as the lower of cost and recoverable amount.

From 1 October 2005

Investment securities, shares in entities and other investments have been reclassified into available for sale investments.

Available for sale investments are non-derivative assets intended to be held for an indefinite period of time, including commercial paper and equities.  They may be sold in response to a need for liquidity or changes in interest rates and exchange rates.

Available for sale investments are initially recognised at fair value plus direct and incremental transaction costs.  They are subsequently remeasured at fair value and gains and losses arising from changes in fair value are recognised in equity in the available for sale reserve until investments are sold, otherwise disposed of, or until such investments become impaired.  Unquoted equities and investments whose fair value cannot be reliably measured are carried at cost.

Interest income is recognised on available for sale investments using the effective interest rate method, calculated over the assets’ expected life.  Premiums and/or discounts arising on purchase are included in the calculation of their effective interest rate.  Dividends are recognised in other income within the income statement when earned.

When a decline in the fair value of an available for sale investment has been recognised directly in equity and there is objective evidence that the asset is impaired, the cumulative loss that had been recognised directly in equity shall be removed from equity and recognised in the income statement.

When available for sale investments are sold, cumulative gains or losses previously recognised in equity are recognised in other income within the income statement.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(k)                                Loans and other receivables

Loans and other receivables are non-derivative financial assets with fixed and determinable payments that are not quoted in an active market.  They include residential, commercial, credit cards, overdrafts and other personal loans, leasing, hire purchase, leveraged leases, margin lending and structured financing.

From 1 October 2004 to 30 September 2005

Receivables referred to above are carried at the recoverable amount represented by the gross value of the loan balance adjusted for specific provisions for doubtful debts, interest reserved and in respect of leveraged leases, unearned tax remissions.

Interest and material yield related fees are recognised in the income statement when earned.

1)                            Leasing receivables

Finance leases, in which the Group is the lessor, are included in Loans and Other Receivables.  At the beginning of the lease term, the present value of the minimum lease payments receivable plus the present value of any unguaranteed residual value is recorded in the balance sheet.  Income attributable to the leases is brought to account progressively in the income statement over the lease term using the effective interest method, which reflects a constant rate of return.

2)                            Structured investments

Investments by the Group in equity swaps and participation in leveraged leases are recorded at the amounts equal to the Group’s participation and included in Loans and Other Receivables in the balance sheet.  Revenue is brought to account based on a method that yields a constant rate of return.

From 1 October 2005

Loans and receivables include residential, commercial, credit cards, overdrafts and other personal loans, leasing, hire purchase, leveraged leases, margin lending, structured financing, securitised loans and asset backed conduit vehicle receivables.

Loans and other receivables are initially recognised at fair value plus direct and incremental transaction costs.  They are subsequently measured at amortised cost using the effective interest rate method.

Note 1(m) provides additional information with respect to loan impairment.  For more details on revenue recognition, refer to Note 1(ee).

Finance lease receivables

Finance leases in which the Group is the lessor, are included in loans and other receivables.  At the beginning of the lease term, the present value of the minimum lease payments receivable plus the present value of any unguaranteed residual value accruing to the lessor is recorded in the balance sheet.  Income attributable to the leases is brought to account progressively in the income statement over the lease term on an effective yield basis.

ST. GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Structured financing

Structured financing by the Group, including participation in leveraged leases and equity swaps, are recorded at the amounts equal to the Group’s participation and included in loans and other receivables in the balance sheet.  Revenue is recognised in the income statement based on an effective yield basis.  Certain structured financing loans are recognised at fair value through the income statement rather than at amortised cost.

(l)                                                                         Impaired financial assets

Impaired assets are classified into the following categories:

1)                                                                           Non-Accrual Loans

Loans are classified as non-accrual where:

(a)                                             contractual payments of principal and/or interest are 90 or more days in arrears, and where the value of security is insufficient to cover repayment of principal and interest;

(b)                                            a specific provision has been raised; and/or

(c)                                             there is reasonable doubt about the ultimate collectability of principal and interest within an acceptable timeframe.

2)                                                                           Restructured Loans

These are loans where the original contractual terms have been amended to provide concessions of interest or principal as a result of a customer’s financial or other difficulties in complying with the original facility terms.  These loans are measured at amortised cost and interest and fees recognised as income using the effective interest rate method, whilst the customer complies with the modified terms and conditions.

3)                                                                           Assets Acquired Through Security Enforcement

This category comprises assets where ownership has been assumed in settlement of a debt. These assets are recorded in the balance sheet under Available for Sale Investments and are measured in accordance with the Group’s intention for realisation of the asset (refer Note 1(n)).

(m)                      Loan impairment

From 1 October 2004 to 30 September 2005

Bad debts are written off as they arise.  For personal lending, residential lending and commercial lending, the Group has a policy of providing for possible losses on the basis of amounts set aside to cover specific debts that are considered doubtful.

The general provision for doubtful debts (not tax effected) when combined with the tax effected balance of Unearned Income-Mortgage Insurance Premiums represents 0.50% of risk weighted assets.

Unearned Income-Mortgage Insurance Premiums, disclosed in the balance sheet under Bills Payable and Other Liabilities, represents a provision against potential defaults not specifically identified in respect of the housing loans insured by St.George Insurance Pte Ltd.

ST. GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

In the insurance operation, a loss provision is maintained against potential claims where the entity has been notified that a claim may arise.

From 1 October 2005

In accordance with the requirements of AASB 139, the Group assesses at each balance date whether there is any objective evidence of impairment.  If there is objective evidence that impairment on an individual loan or portfolio of loans has occurred, an impairment assessment is performed and a loss recognised where appropriate.

The amount of the loss is measured as the difference between the loan’s carrying amount and the present value of the expected future cash flows (excluding future credit losses that have not been incurred), discounted at the loans’ original effective interest rate.  Short term balances are not discounted.  Loans and other receivables are presented net of provisions for loan impairment.

The Group has loan impairment losses that are assessed on both a specific and collective basis.

Specific loan provisions are recognised in situations where, following an assessment of an individual facility, there is objective evidence that a loan is impaired.  All other loans and advances that do not have an individually assessed loan provision are assessed collectively for impairment.

Collective provisions reflect the estimated amount of losses incurred on a collective basis, but which have yet to be individually identified.

The expected future cash flows for portfolios of similar assets are estimated by management on the basis of historical loss experience, for assets with credit risk characteristics similar to those in the group.  Loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions that did not affect the period on which the loss experience is based and to remove the effects of conditions in the period that do not exist at balance date.  Increases or decreases in the collective provision are recognised in the income statement.

Changes in assumptions used for estimating future cash flows could result in a change in provisions for loan losses and have a direct impact on the impairment charge.

(n)                       Assets classified as held for sale

This category includes investments and land and buildings whose carrying amount will be recovered principally through a sale transaction rather than continuing use.  These assets are classified as held for sale when it is highly probable that the asset will be sold within the twelve months subsequent to being classified as such.

Assets and liabilities, including those within a disposal group, classified as held for sale are each presented separately on the face of the balance sheet.  The revenue and expenses from disposal groups are presented net within the income statement and notes to the financial statements.

Assets classified as held for sale are carried at the lower of carrying amount and fair value less costs to sell.  Assets classified as held for sale, or included within a disposal group that is classified as held for sale, are not depreciated.

ST. GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

An impairment loss is recognised for any initial or subsequent write down of the asset to fair value less costs to sell.  A gain would be recognised for any subsequent increase in fair value less costs to sell, limited by the previous cumulative impairment loss recognised.  A gain or loss not previously recognised by the date of sale would be recognised at the date of sale.

(o)                        Property, plant and equipment

Land and buildings are recognised at deemed cost upon transition to AIFRS, less any impairment losses and depreciation.  Deemed cost represents the fair value of land and buildings at 1 October 2004.

Land is not depreciated and buildings are depreciated on a straight line basis over their estimated useful lives of 20 to 60 years.

Plant and equipment is recognised at cost less any accumulated impairment losses and accumulated depreciation calculated on a straight line basis to write off the assets over their estimated useful lives.  The estimated useful lives of items of plant and equipment are between three and ten years and leasehold improvements are between one to ten years.

Depreciation rates for property, plant and equipment are reviewed periodically to ensure they appropriately reflect residual values and estimated useful lives.

All items of property, plant and equipment are periodically reviewed for impairment as part of the impairment testing conducted within cash generating units.

(p)                        Intangible assets

(i)                                                                          Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets of the acquired entity at the date of acquisition.  Goodwill on acquisition of controlled entities is included in intangible assets on the balance sheet.

Business combinations prior to 1 October 2004

Goodwill is included on the basis of its deemed cost, which represents the amount recorded under previous GAAP.  The classification and accounting treatment of business combinations that occurred prior to 1 October 2004 has not been reconsidered in preparing the Group’s opening AIFRS balance sheet at 1 October 2004.

Business combinations since 1 October 2004

All business combinations are accounted for by applying the purchase method.  Goodwill represents the difference between the cost of the acquisition and the fair value of the net identifiable assets acquired.

ST. GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Goodwill is stated at cost less any accumulated impairment losses.  Goodwill is allocated to cash-generating units and is no longer amortised but is tested annually for impairment.  In respect of associates, the carrying amount of goodwill is included in the carrying amount of the investment in the associate.

Negative goodwill arising on an acquisition is recognised directly in profit or loss.

(ii)                                                                       Software

Computer software costs that are not integral to associated hardware are recognised as an intangible asset where they are identifiable, can be reliably measured and it is probable that they will lead to future economic benefits to the Group.  Certain internal and external costs directly incurred in acquiring and developing certain software have been capitalised and are being amortised over their useful life, usually a period of 3 to 5 years.  Capitalised software is carried at cost less amortisation and any impairment losses.  Costs incurred on software maintenance are expensed as incurred.  Impairment losses on capitalised software are recognised in the income statement when incurred.

(q)                        Bank acceptances

From 1 October 2004 to 30 September 2005

The potential liability arising as a result of bank bill acceptances that are sold into the market is recorded in the balance sheets as a liability.  An equal and offsetting claim exists against customers in the event of a call on this potential liability and is recorded in the balance sheets as an asset. Bank acceptances generate fee income that is recognised in the income statements when earned.

Discounted bills accepted by the Group are recorded as part of Trading Securities as the intention at the time of discount is to offer the bills for resale.

From 1 October 2005

All bank accepted bills (including both discounted and “on-sold” bills) and the associated liability for on-sold bills will be recognised at amortised cost, with interest income and expense recognised using the effective yield methodology.  Fee income on bill acceptances will be recognised on an effective yield basis within interest income.

(r)                        Deposits and other borrowings

Deposits and other borrowings comprise negotiable certificates of deposit, term deposits, saving deposits, cheque and other demand deposits, unsecured guaranteed notes and secured borrowings.

From 1 October 2004 to 30 September 2005

Interest is recognised in the income statements when incurred.

ST. GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

From 1 October 2005

Deposits and other borrowings are recognised at inception at fair value plus directly attributable transaction costs and subsequently at amortised cost.  Interest and yield related fees are recognised in the income statement based upon the effective yield method.

Where the Group has utilised derivative instruments to hedge deposits and other borrowings, hedge accounting policies as outlined in note 1(i) are applied.

(s)                        Payables due to other financial institutions

Balances due to other financial institutions include deposits, settlement account balances and vostro balances.

From 1 October 2004 to 30 September 2005

They are brought to account at the gross balance outstanding.  Interest is recognised in the income statements when incurred.

From 1 October 2005

They are brought to account at inception at fair value plus directly attributable transaction costs.

Payable to other financial institutions are subsequently stated at amortised cost.  Interest and yield related fees are taken to the income statements using the effective interest rate method.

(t)                        Employee benefits

(1)                                  Wages, salaries, annual leave and non-monetary benefits

Liabilities for employee benefits for wages, salaries and annual leave that are expected to be settled within 12 months of the reporting date represent present obligations resulting from employees’ services provided to reporting date, are calculated at undiscounted amounts based on remuneration wage and salary rates that the Group expects to pay as at reporting date including related on-costs, such as workers compensation insurance and payroll tax.

(2)                                  Long service leave

The Group’s net obligation in respect of long-term service benefits, other than pension plans, is the amount of future benefit that employees have earned in return for their service in the current and prior periods.  The obligation is calculated using expected future increases in wage and salary rates including related on-costs and expected settlement dates, and is discounted using the rates attached to the Commonwealth Government bonds at the balance sheet date which have maturity dates approximating to the terms of the Group’s obligations.

ST. GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(3)                                  Retirement benefit obligations

The Group makes contributions to multiple superannuation funds in accordance with “Superannuation Choice of Fund”, including the employer sponsored fund which has two defined benefit sections.  The defined benefit section provides defined lump sum benefits based on years of service and final average salary.  The defined contributions section and fund receives fixed contributions from Group companies and the Group’s legal or constructive obligation is limited to these contributions.

Obligations for contributions to defined benefit plans are recognised as an expense in the income statement as incurred.

In relation to defined benefit plans, any deficiency or surplus of the plan is recognised as a liability or asset respectively.  Any deficiency or surplus is also recognised in retained earnings.

(4)                                  Share-based payments

The Group operates several equity settled, share-based compensation plans.  Information relating to these plans is set out in note 40.

Shares and options granted before 7 November 2002 and/or vested before 1 January 2005

No expense is recognised in respect of the options or shares issued to employees for nil consideration.  Shares issued following the exercise of options are recognised at that time and the proceeds received allocated to share capital.

Shares and options granted after 7 November 2002 and vested after 1 January 2005

Where shares in the Bank are to be issued to satisfy grants, the fair value is recognised as an employee benefit expense with a corresponding increase in equity.  The fair value is measured at grant date and recognised over the period during which the employees become unconditionally entitled to the options or shares.

At each balance date, the Group revises its estimated forfeiture and recognises the impact of any changes in the income statement.

The fair value of options or awards (with market related performance conditions) to be satisfied by the issuance of shares has been determined using the binomial method at the grant date.  The fair value of awards with non-market related conditions is based on the share price on the grant date, which is discounted for the present value of dividends not received during the vesting period.  The binomial method takes into account the terms and conditions upon which the options or awards were granted.

Where options or awards do not vest as a result of not achieving non market performance hurdles, then any expense previously recognised is reversed.

ST. GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(5)                        Termination benefits

Termination benefits are payable when employment is terminated before the normal retirement date, or when an employee accepts voluntary redundancy in exchange for these benefits.  The Group recognises termination benefits when it is committed to either terminating the employment of current employees according to a detailed formal plan without possibility of withdrawal or providing termination benefits as a result of an offer made to encourage voluntary redundancy.  Benefits falling due more than 12 months after balance sheet date are discounted to present value.

(u)                                                                      Provision for dividends

From 1 October 2004 to 30 September 2005

This item comprises provision for dividends in respect of depositary capital securities, preferred resetting yield marketable equity securities (PRYMES) and subordinated adjustable income non-refundable tier 1 securities (SAINTS).

The provision for dividend relating to PRYMES is calculated on a balance of $300 million at a fixed rate of interest of 6.36% per annum for the first five years, after which the Bank has the option to reset the rate.  The dividends are paid semi-annually in February and August.

The depositary capital securities dividend provision is calculated on the value of securities, being US$250 million, at a fixed rate of interest of 8.485% per annum, payable semi-annually in June and December each year.

The provision for dividend relating to SAINTS is calculated on a balance of $350 million at a floating rate of interest calculated as 70% of the sum of the annualised 90 day Bank Bill Swap Rate plus a margin of 1.35%.  Dividends are payable quarterly in November, February, May and August each year.

The provision for dividend relating to ordinary shares is recognised in the reporting period in which the dividends are declared.

From 1 October 2005

In accordance with AIFRS, both the PRYMES and depositary capital securities have been reclassified from equity to debt, with distributions reclassified to interest expense.

The provision for dividend relating to SAINTS continues to be calculated on a balance of $350 million at a floating rate of interest calculated as 70% of the sum of the annualised 90 day Bank Bill Swap Rate plus a margin of 1.35%.  Dividends are payable quarterly in November, February, May and August each year.

The provision for dividend relating to ordinary shares is recognised in the reporting period in which the dividends are declared.

The provision for dividend relating to Step-up Preference Shares is calculated on a balance of $150 million at a floating rate of interest calculated as 70% of the sum of the annualised Bank Bill Swap Rate plus a margin of 1.10%.  Dividends are payable quarterly in August, November, February and May each year.

ST. GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(v)                                                                        Income tax

Income tax expense on the income statement for the year comprises current and deferred tax.  Income tax is recognised in the income statement except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantially enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.  The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised.  Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

Tax consolidation

The Bank and its wholly-owned Australian resident entities have formed a tax-consolidated group with effect from 1 October 2003 and are therefore taxed as a single entity from that date.  The head entity within the tax-consolidated group is St.George Bank Limited.

Current tax expense/income, deferred tax liabilities and deferred tax assets arising from temporary differences of the members of the tax-consolidated group are recognised in the separate financial statements of the members of the tax-consolidated group using a “group allocation approach” by reference to the carrying amounts in the separate financial statements of each entity and the tax values applying under tax consolidation.

Any current tax liabilities (or assets) and deferred tax assets arising from unused tax losses of the subsidiaries are assumed by the head entity in the tax consolidated group and are recognised as amounts payable (receivable) to (from) other entities in the tax-consolidated group in conjunction with any tax funding arrangement amounts (refer below).  Any difference between these amounts is recognised by the Bank as an equity contribution or distribution.

The Bank recognises deferred tax assets arising from unused tax losses of the tax-consolidated group to the extent that it is probable that future taxable profits of the tax-consolidated group will be available against which the asset can be utilised.

Any subsequent period adjustments to deferred tax assets arising from unused tax losses as a result of revised assessments of the probability of recoverability is recognised by the head entity only.

ST. GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Nature of tax funding arrangements and tax sharing arrangements

The head entity, in conjunction with other members of the tax-consolidated group, has entered into a tax funding arrangement, which sets out the funding obligations of members of the tax-consolidated group in respect of tax amounts.  The tax funding arrangements require payments to/from the head entity equal to the current tax liability (asset) assumed by the head entity and any tax-loss deferred tax asset assumed by the head entity, resulting in the head entity recognising an inter-entity payable (receivable) equal in amount to the tax liability (asset) assumed.  The inter-entity payables (receivables) are at call.

Contributions to fund the current tax liabilities are satisfied via a credit or debit to the member’s intercompany account with the head entity and reflect the timing of the head entity’s obligation to make payments for tax liabilities to the relevant tax authorities.

The head entity, in conjunction with other members of the tax-consolidated group, has also entered into a tax sharing agreement.  The tax sharing agreement provides for the determination of the allocation of income tax liabilities between the entities should the head entity default on its tax payment obligations.  No amounts have been recognised in the financial statements in respect of this agreement as payment of any amounts under the tax sharing agreement is considered remote.

(w)                       Bonds and notes

From 1 October 2004 to 30 September 2005

Bonds and Notes comprise commercial paper and other fixed and floating senior debt securities issued under the Bank’s debt instrument programme, euro note programme, US commercial paper programme and other private placements.  Interest is recognised in the income statements.

From 1 October 2005

Bonds and notes comprise commercial paper and other fixed and floating senior debt securities issued under the Bank’s debt instrument programme, euro note programme, US commercial paper programme and other private placements.  Bonds and notes also include debt issues of consolidated trusts involved in the securitisation of the Bank’s assets and asset-backed conduit vehicles.

They are recognised at fair value plus directly attributable transaction costs at inception.  Bonds and notes are subsequently measured at amortised cost.  Interest and yield related fees are recognised in the income statements based on the effective interest rate method.

Where the Group has hedged the bonds and notes with derivative instruments, hedge accounting rules are applied (refer to note 1 (i)).

(x)                        Loan capital

Loan capital comprises subordinated debt issued by the Group that qualifies for inclusion in regulatory capital in accordance with APRA prudential requirements.

ST. GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

From 1 October 2004 to 30 September 2005

Loan capital is recorded at cost or amortised cost.

From 1 October 2005

Loan capital is recognised at fair value plus directly attributable transaction costs at inception.  Unless the securities are designated at fair value, loan capital is subsequently measured at amortised cost.  Interest and yield related fees are recognised in the income statements based on the effective interest rate method.  Where the Group has hedged loan capital with derivative instruments, hedge accounting rules are applied (refer note 1(i)).

(y)                        Liabilities at fair value through the income statement

Liabilities at fair value through the profit and loss is a new class of financial liability under AASB 139.  Such liabilities are described in these accounts as liabilities at fair value through the income statement.

The Group designates certain liabilities at fair value through the income statement on origination where those liabilities are managed on a fair value basis.  Changes in the fair value of liabilities through the income statement are reported in other income within the income statement.  For quoted liabilities, quoted offer prices are used to measure fair value.  Quoted mid prices are used to measure liabilities at fair value through the income statement with offsetting risk positions in a portfolio at fair value.  For non-market quoted liabilities, fair values have been determined using valuation techniques.  Interest expense on financial liabilities at fair value through the income statement is recognised within interest expense using the effective interest rate method.

(z)                        Shareholders’ equity

1)                         Ordinary Share Capital – Issued and Paid Up

Ordinary share capital is recognised at the value of the amount paid up.  Share issue and share buy-back costs are charged against share capital.

Where a subsidiary purchases shares in the Bank as part of the Group’s equity based compensation scheme, such shares are referred to as Treasury shares and deducted from equity at cost.

2)                         Preference share capital

From 1 October 2004 to 30 September 2005

Preference share capital is classified as equity if it is non-redeemable and any dividends are discretionary and is convertible into a variable number of ordinary shares at the holders’ option.  Dividends on preference share capital is recognised as a distribution within equity.  Based on this policy, the Group’s Sub-ordinated Adjustable Income Non-Refundable Tier 1 Securities (SAINTS), and Preferred Resetting Yield Marketable Equity Securities (PRYMES) were classified as equity.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

From 1 October 2005

Preference share capital is classified as equity if it is non-redeemable, any dividends are discretionary and is redeemable only at the Group’s option.  Dividends on preference shares classified as equity are recognised as distributions within equity.  Based on this policy, the Group’s SAINTS and Step-up Preference Shares (SPS) were classified as equity.  The PRYMES, which were converted into ordinary shares during the year, were classified as a liability from 1 October 2005 to their conversion date.

Details of preference shares classified as equity are as follows:

SAINTS

On 13 August 2004, the Bank issued 3.5 million SAINTS at $100 each.  The issue netted $345 million after issue related expenses.  Holders of these securities are entitled to a floating rate dividend which is payable at the Directors’ discretion.  The floating rate is determined each quarter by taking 70% of the sum of the annualised 90 day Bank Bill Swap Rate plus a margin of 1.35%.  If declared, dividends are payable in arrears on a quarterly basis.  On 20 November 2014 or any dividend payment date thereafter, subject to APRA approval, the Bank may convert the SAINTS to ordinary shares, redeem, buy-back or cancel the SAINTS for their face value or undertake a combination of these options.

SPS

On 20 June 2006, the Bank issued 1.5 million SPS at $100 each raising $148 million in Tier 1 regulatory capital after issue related costs.  Holders of these securities are entitled to a floating rate dividend which is payable at the Directors’ discretion.  The floating rate is determined by taking 70% of the sum of the annualised 90 day Bank Bill Swap Rate plus a margin of 1.10%.  Dividends are payable quarterly in arrears.  On 20 August 2016 or any dividend payment date thereafter, the Bank may convert the SPS into ordinary shares, or redeem, buyback or cancel (subject to APRA approval) the SPS for their $100 face value, or undertake a combination of these options.

3)		Reserves

	i)	Depositors’ and Borrowers’ Share Redemption Reserve – The purpose of this reserve is to recognise the redemption of all Borrowers’ and Depositors’ shares.

	ii)	Foreign Currency Translation Reserve – The purpose of this reserve is to recognise exchange differences arising on translation of foreign currency assets and liabilities of foreign subsidiaries.

	iii)	Equity Compensation Reserve – In conjunction with the recognition of an expense for employee equity grants, a corresponding amount is recognised within the equity compensation reserve.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

From 1 October 2005

iv)

General Reserve for Credit Losses – In accordance with APRA’s regulatory treatment, the difference between 0.5% of risk weighted assets and the after tax balance of the collective provision not relating to incurred loan losses, has been appropriated from retained earnings to a non-distributable general reserve for credit losses.

	v)	Cash Flow Hedge Reserve – The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recognised within the cash flow hedge reserve.

	vi)	Available For Sale Reserve – Changes in the fair value of financial instruments designated as available for sale assets are recognised within the available for sale reserve.

4)		Minority interest in controlled entities

Minority interests in the results and equity of subsidiaries are shown separately in the consolidated income statement and balance sheet respectively.

From 1 October 2004 to 30 September 2005

Minority interests comprise depositary capital securities issued by St.George Funding Company LLC, ordinary shares issued to minority shareholders by St.George Motor Finance Limited and perpetual notes issued by the Bank.

i)

The depositary capital securities were issued on 19 June 1997 raising US$250 million. The securities are on issue in perpetuity subject to redemption rights held by the Bank in year 2007, 2017, and 2022. APRA approval is required to enable the redemption rights of the Bank to be exercised. The securities have no voting rights with respect to the operations of the Bank and are treated as Tier 1 capital for Capital Adequacy purposes.

ii)

The Bank has issued perpetual notes raising $34 million as at 30 September 2006 (30 September 2005: $31 million). The notes have no voting rights or entitlement to dividends or other payment. In a winding up, the notes on issue are convertible into ordinary shares of the Bank.

From 1 October 2005

Minority interests comprise ordinary shares issued by St.George Motor Finance Limited and perpetual notes issued by the Bank.  The depositary capital securities have been classified as a liability as the Group has the obligation to redeem the DCS for cash on 30 June 2017.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(aa)	Life insurance business

The Group conducts life insurance business through its subsidiary St.George Life Limited (SGL).  SGL is accounted for in accordance with the requirements of Accounting Standard AASB 1038: Life Insurance Contracts (AASB 1038) and AASB 139: Financial Instruments: Recognition and Measurement (AASB 139).  Amounts included in the results of the Group in respect of SGL represent the total life business of SGL which includes underlying amounts that relate to both policy holders and shareholders of the life business.

All assets are carried at fair value through income statement.  Life insurance liabilities are measured as accumulated benefits to policy holders in accordance with AASB 139 and AASB 1038, which apply to investment contracts and assets backing insurance liabilities respectively.

(bb)	Fiduciary activities

A number of controlled entities act as Trustee and/or Manager, Administrator or Custodian for a number of superannuation funds, investment trusts, superannuation services, approved deposit funds, life insurance funds and managed client portfolios.  The value of managed funds at 30 September 2006 was $39,268 million (30 September 2005: $32,642 million).

The assets and liabilities of these funds and trusts are not included in the Group’s balance sheet as it does not have the capacity to directly or indirectly control the funds and trusts for the Group’s benefit.

Commissions and fees derived by the controlled entities in respect of these activities are included within other income in the income statement.

(cc)	Operating leases

Leases entered into by the Bank and Group as lessee are primarily operating leases.  The total payments made under operating leases are charged to the income statement on a straight line basis over the period of the lease.

(dd)	Offsetting financial instruments

Financial assets and liabilities are offset and the net amount is reported on the balance sheet when there is a legally enforceable right to offset the recognised amounts and there is an intention to settle on a net basis, or realise the asset and settle the liability simultaneously.

(ee)	Revenue and expense recognition

From 1 October 2004 to 30 September 2005

Interest income is recognised in the income statements when earned on an accruals basis.

Fees, if material, are segregated between cost recovery and risk related.  The risk related fees are taken to income over the period of the underlying risk.  The balance of fees is considered to be cost recovery and is taken to income when earned.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

From 1 October 2005

Interest income and expense

Interest income and expense are recognised in the income statement for all interest earning assets and interest bearing liabilities based upon the effective interest rate on the instrument.  The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments and certain acquisition expenses through the expected life of the instrument.  When calculating the effective interest rate, the Group estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses.  The calculation includes all fee income and expense and acquisition costs that are an integral part of the effective interest rate.

Interest income and expense on derivative instruments that are used to manage underlying assets and liabilities are recognised together with the underlying item within interest income and expense.

Fee and commission income and expense

Fee income and acquisition costs relating to loan origination are capitalised and included in the effective interest rate and recognised as interest income over the expected life of the loan.  Other fee and commission income is generally recognised when the service has been provided.

Fee expense is recognised when the service has been received.

Net trading income comprises all gains and losses from changes in the fair value of financial assets held for trading.

Net income from non trading derivatives and fair value movements comprises all gains and losses from changes in the fair value of financial assets and financial liabilities designated at fair value through the income statement together with hedge ineffectiveness recognised in the income statement.

(ff)	Segments

The Group is organised into four business segments, Retail Bank, Institutional and Business Banking, BankSA and Wealth Management.  The “other” segment comprises hedge ineffectiveness and fair value movements in non-trading derivatives and DCS.

(gg)	Derecognition of financial instruments

The derecognition of a financial asset takes place when the contractual rights to the cash flows associated with the financial instrument expire or when the Group transfers the contractual rights, which is normally the case when the instrument is legally sold, or when all the cash flows attributable to the instrument are passed onto another party and the risks and rewards have substantially been transferred.  The derecognition of a financial liability takes place when the contractual obligations are discharged, cancelled or expire.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(hh)	Critical accounting estimates and significant judgements

The notes to the financial statements set out areas involving a higher degree of judgement or complexity, or where assumptions are significant to the Bank and Group financial report such as:

(1) Estimates of impairment of goodwill

The Group tests annually whether goodwill has suffered any impairment, in accordance with the accounting policy stated in note 1(p).  The recoverable amounts of cash-generating units have been determined based on value-in-use calculations.  These calculations require the use of assumptions.  Refer note 23 for details of these assumptions and potential impact of changes to assumptions.

(2) Fair value of financial instruments

Methodologies and significant assumptions applied to determine the fair values of financial assets and liabilities carried at fair value are set out in note 50.

(3) Income taxes

The Group recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due.  Where the final outcome of these matters is different from the amounts initially recorded, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(4) Impairment losses on loans and receivables

Individually assessed provisions are raised where there is objective evidence of impairment and full recovery of principal is considered doubtful.

The provisions are established based primarily on estimates of the realisable (fair) value of security taken and are measured as the difference between the asset’s carrying amount and the present value of the expected future cash flows, discounted at the financial asset’s original effective interest rate.  Short term balances are not discounted.

All loans and advances that do not have an individually assessed provision are assessed collectively for impairment.

The collective provision is maintained to reduce the carrying amount of portfolios of similar loans and advances to their estimated recoverable amounts at the balance sheet date.

The evaluation process is subject to a series of estimates and judgements.

In the individually assessed credit risk rated segment, the risk rating system, including the age of default and loss given default ratings, loss history, and the size, structure and diversity of individual credits are considered.  Current developments in portfolios (industry, geographic and term) are reviewed.

In the statistically managed segment the history of defaults and losses, and the size, structure and diversity of portfolios are considered.

In addition, management considers overall indicators of portfolio performance, quality and economic conditions.

Changes in these estimates could have a direct impact on the level of provision determined.

(5) Consolidation of special purpose entities (SPE)

When assessing whether the Group controls a special purpose entity, judgement is required about risks and rewards together with the Group’s ability to make operational decisions for the SPE.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 2: Interest

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Interest income

Cash and liquid assets	38	37	36	37
Receivables due from other financial institutions	59	38	19	14
Trading and investment securities	—	415	—	348
Assets at fair value	375	—	287	—
Loans and other receivables	6,309	4,984	5,001	4,020
Due from controlled entities	—	—	225	167

Total interest income	6,781	5,474	5,568	4,586

Interest expense

Deposits and other borrowings	2,630	2,030	2,630	2,029
Bonds and notes	2,010	1,499	1,031	774
Loan capital	109	117	109	117
Payables due to other financial institutions	19	31	19	31
Due to controlled entities	—	—	66	44

Total interest expense	4,768	3,677	3,855	2,995

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 3: Other income

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Net trading income (a)	70	72	41	48
Net trading income from controlled entities	—	—	10	9
Net gain on sale of investment securities	—	1	—	1
Net other income from non-trading derivatives and financial instruments designated at fair value (b)	14	—	14	—
Net other income from non-trading derivatives and financial instruments designated at fair value - controlled entities	—	—	19	—
Dividend income - other persons	6	5	—	5
Dividend income - controlled entities	—	—	415	205
Product fees and commissions
- lending	114	70	94	36
- deposit and other accounts	219	247	200	199
- electronic banking	202	188	202	187
Net gain on sale of land and buildings	48	3	7	3
Managed funds fees	254	223	—	—
Profit on disposal of shares	10	4	10	2
Net gain on disposal of plant and equipment	—	27	—	27
Profit on disposal of businesses	4	9	4	—
Factoring and invoice discounting income	20	19	—	—
Bill acceptance fees	—	93	—	93
Rental income	8	9	8	8
Securitisation services fee from controlled entities	—	—	42	30
Trust distributions	9	4	6	1
Management fees controlled entities	—	—	101	80
Other	16	14	10	9

Total other income	994	988	1,183	943

(a)                                 Comprises all gains and losses from changes in the fair value of financial assets and derivatives held for trading.

(b)                                 Comprises all gains and losses from changes in the fair value of financial assets and financial liabilities designated at fair value through the income statement, the impact of hedge ineffectiveness recognised in the income statement and changes in the fair value of non trading derivatives.

Note 4: Bad and doubtful debts

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Charge to general provision for doubtful debts (refer note 17)	—	9	—	(3)
Charge to collective provision for credit losses (refer note 17)	23	—	17	—
Charge to specific provision for credit losses (refer note 17)	121	100	110	90
Charge to specific provision for credit losses controlled entities (refer note 17)	—	—	—	21
	144	109	127	108

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 5: Operating expenses

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Employment expenses
Salaries and wages	594	549	538	498
Contractor fees	5	9	—	5
Superannuation contributions	52	46	48	42
Fringe benefits tax	7	9	6	8
Payroll tax	39	35	36	32
Share based compensation	12	13	11	12
Other	42	24	39	22
	751	685	678	619

Non-salary technology expenses
Depreciation computer equipment	38	40	33	35
Amortisation of intangible assets	32	38	25	29
Impairment of intangible assets	32	16	32	16
Rental expense on operating leases	7	9	7	8
Other	71	69	63	62
	180	172	160	150

Occupancy expenses
Depreciation: furniture, fittings and leasehold improvements	29	27	24	21
Rentals on operating leases	68	70	62	66
Rentals on operating leases payable to controlled entities	—	—	13	13
Other	44	41	38	39
	141	138	137	139

Administration and other
Advertising and public relations	48	46	44	41
Consultants	21	30	14	22
Fees and commissions	26	28	25	23
Fees and commissions payable to controlled entities	—	—	16	8
Postage	21	18	20	18
Printing and stationery	37	36	31	30
Subscription and levies	9	8	9	8
Telephone	10	9	8	9
Other *	97	109	88	98
	269	284	255	257

Total operating expenses	1,341	1,279	1,230	1,165

* Includes expenditure of $6,165 to the Australian Labor Party, $13,600 to the Liberal Party and $4,360 to the National Party, mainly resulting from functions attended during the year.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 6: Income Tax Expense

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

a) Income tax expense

Current tax expense
Current year	489	431	387	352
Adjustments for prior years	3	—	—	—

Deferred tax expense
Origination and reversal of temporary differences	(47)	(18)	(32)	(23)

Total income tax expense in income statements	445	413	355	329

Attributable to:
Continuing operations	445	413	355	329
Discontinuing operations	—	—	—	—
	445	413	355	329

b) Reconciliation of income tax expense to prima facie tax payable

Profit before tax - continuing operations	1,522	1,396	1,539	1,261
Profit before tax - discontinued operations	(13)	(10)	(2)	—
Profit before tax	1,509	1,386	1,537	1,261

Prima facie income tax calculated at 30% of profit before tax (2005: 30%)	453	416	461	378
Increase in income tax expense due to:
Tax losses not recognised	4	3	—	—
Goodwill impairment	—	1	—	—
General provisions for doubtful debts	—	3	—	(1)
Share based payments expense	4	4	3	4
St.George Insurance Pte Limited attributive income	—	—	8	5
Preference share dividends classified as interest expense	11	—	3	—
Non-deductible interest expense	—	—	12	12
Underprovision for income tax in prior year	3	—	—	—
Current and deferred tax transactions of wholly-owned subsidiaries in the tax consolidated group	—	—	33	31
Other	2	1	1	1

Decrease in income tax expense due to:
Deduction allowable on shares issued to employees	(2)	(2)	(2)	(2)
Difference between accounting profit and assessable profit :
- on sale of shares	(3)	(6)	(4)	(6)
- on sale of businesses	—	(4)	—	—
- on sale of buildings	(25)	1	(3)	1
Rebatable dividends	(2)	(2)	(124)	(63)
Recovery in accordance with tax funding agreements	—	—	(33)	(31)
Other	—	(2)	—	—

Total income tax expense	445	413	355	329

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

As advised in the Bank’s 30 September 2005 financial statements, the Australian Taxation Office (ATO) has denied the Bank interest deductions on its subordinated debentures issued to St.George Funding Company LLC as part of the depositary capital securities transaction undertaken in 1997.  The ATO has issued amended income tax assessments totalling $137 million after tax.  The Bank has commenced proceedings in the Federal Court to contest the ATO’s view.  Resolution of this matter is likely to take some years.  The Bank remains confident that its position in relation to the application of the taxation law is correct.  Accordingly, no amounts have been charged to the income statements in respect of the amended assessments.  The Bank’s auditors, KPMG, concur with this treatment.

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

(c) Amounts recognised directly in equity

Net deferred tax - debited directly to equity - cash flow hedges	6	—	7	—
	6	—	7	—

(d) Tax losses

Unused tax losses for which no tax benefit has been recognised	59	54	23	27

Potential tax benefit at 30%	18	16	7	8

The potential asset of $18 million (2005: $16 million) attributable to tax losses carried forward has not been brought to account in the Group as the directors do not believe the realisation of the tax asset is probable.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 7: Significant Items

In accordance with Accounting Standard AASB 101, items of income and expense that are material by quantum or nature, are disclosed separately to assist in understanding the financial performance of the Group.

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M
Non-interest income
Non-interest income before significant items	953	972	1,183	927

Significant items
- profit on sale of land and buildings (i)	41	—	—	—
- profit on sale of fixed assets (v)	—	27	—	27
- write-off of deferred home loan broker commissions (vi)	—	(11)	—	(11)
	41	16	—	16
Total non-interest income	994	988	1,183	943

Operating expenses
Operating expenses before significant items	1,293	1,263	1,182	1,149
Significant items
- intangible assets impairment loss (ii),(vii)	32	16	32	16
- restructure costs (iv)	16	—	16	—
	48	16	48	16
Total operating expenses	1,341	1,279	1,230	1,165

Income tax
Income tax expense before significant items	470	413	370	329
Significant items
- income tax benefit on profit on sale of land and buildings (i)	(10)	—	—	—
- income tax benefit on intangible assets impairment loss (ii),(vii)	(10)	(5)	(10)	(5)
- income tax benefit on restructure costs (iv)	(5)	—	(5)	—
- income tax expense on profit on sale of fixed assets (v)	—	8	—	8
- income tax benefit on write-off of deferred home loan broker commissions (vi)	—	(3)	—	(3)
	(25)	—	(15)	—
Total tax expense	445	413	355	329

Discontinued operation
Exit costs associated with discontinued operation (iii)	9	—	2	—
Minority interest applicable to discontinued operation (iii)	(3)	—	—	—
	6	—	2	—
Summary of significant items
Total pre-tax (loss) from significant items	(7)	—	(48)	—
Add: total tax benefit attributable to significant items	25	—	15	—
Less: net (loss) of discontinued operation	(6)	—	(2)	—
Net income/(loss) from significant items	12	—	(35)	—

2006 Year

i)              In September 2006, the Group completed the sale and leaseback of its head office building in Kogarah.  As a result of the sale, the Group recognised a profit of $41 million (Bank: $nil) before tax ($51 million after associated tax benefit).

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

ii)             During the year, the Bank recognised a $32 million impairment ($22 million after tax) on intangible assets relating to capitalised computer software. This impairment comprises software that has been developed internally where the timing of realisation of associated benefits is uncertain or the value of future benefits are not expected to be fully realised.  The impairment also includes software systems that have become obsolete during the year.

iii)            As a result of intense competition in the New Zealand market, the Bank and its joint venture partner Foodstuffs agreed in August 2006 to discontinue their supermarket banking joint venture.  Costs associated with the discontinuation of this business total $9 million (Bank: $2 million) before and after tax.  A $3 million minority interest loss has been recognised in respect of these costs, reflecting Foodstuffs’ share of loss.  The total loss incurred in respect of the joint venture (including these costs) amounted to $13 million, of which an amount of $5 million was attributable to the minority interest.

iv)           A $16 million ($11 million after tax) restructure provision has been recognised during the year in respect of staff redundancies.  The redundancies are primarily attributable to downsizing information technology development teams in line with reduced business demand, consolidating interstate loan servicing sites and outsourcing certain administrative functions.

2005 Year

v)            The Bank sold its non-core unbranded ATM network to Customers Ltd.  The sale resulted in a profit on sale before tax of $27 million ($19 million after tax).

vi)           From 1 October 2004, the Bank ceased to defer home loan broker commissions on new introductory loan business and has recognised an adjustment of $11 million ($8 million after tax) which represents the unamortised balance of deferred commissions relating to this loan portfolio.

vii)          The Bank recognised a $6 million ($4 million after tax) write off of obsolete systems or systems in the process of being decommissioned and a $10 million ($7 million after tax) write off representing a refinement of St.George’s deferred expenditure policy to write off deferred expenditure whereby the unamortised balance of deferred expenditure is written off immediately when the carrying value reduces to $500,000.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 8: Discontinued operation

In August 2006 the Group announced it would cease its supermarket banking venture in New Zealand with its joint venture partner Foodstuffs. The Group sold its New Zealand loans and receivable portfolio held by St.George Bank New Zealand Limited in August 2006.  The Group entered into an agreement that following individual customer approval, resulted in the transfer of their New Zealand retail deposits to another Bank, with the remaining deposit portfolio not transferred repaid to customers by September 2006.

During the year ended 30 September 2006, the New Zealand banking operation had cash outflows from operating activities of $7 million (30 September 2005: $13 million), cash inflows from investing activities of $400 million (30 September 2005: outflow of $359 million) and cash outflows from financing activities of $446 million (30 September 2005: inflows of $150 million).

Effect of the disposal on individual assets and liabilities is as follows:

$M

Loans and receivables	403
Deposits	(461)
Carrying amount of net assets sold or transferred	(58)

Consideration paid on disposal	58
Gain/(loss) on sale of discontinued operation	—

Analysis of profit and loss of the discontinued operation, loss on sale of discontinued operations and related income tax expense is as follows:

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Interest income	33	31	—	—
Interest expense	31	27	—	—
Net interest income	2	4	—	—
Operating expenses	6	13	—	—
Doubtful debts	—	1	—	—
Exit costs (1)	9	—	2	—
Net loss before income tax	(13)	(10)	(2)	—
Income tax benefit	—	—	—	—
Net loss after income tax	(13)	(10)	(2)	—

Net loss of discontinued operation	(13)	(10)	(2)	—

(1)        Classified as a significant item.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 9: Dividends provided for or paid

				Date of	Franking	Percentage
Type	Cents per share	Consolidated	Bank	payment	rate	franked
		$M	$M		%	%
2006
Interim 2006 - ordinary shares	74.0	388	388	4-Jul-06	30	100
Final 2005 - ordinary shares	70.0	364	364	14-Dec-05	30	100
Subordinated adjustable income non-refundable tier 1 securities (1)		2	2	21-Nov-05	30	100
Subordinated adjustable income non-refundable tier 1 securities		4	4	20-Feb-06	30	100
Subordinated adjustable income non-refundable tier 1 securities		5	5	22-May-06	30	100
Subordinated adjustable income non-refundable tier 1 securities		5	5	21-Aug-06	30	100
Subordinated adjustable income non-refundable tier 1 securities (2)		2	2	20-Nov-06	30	100
Step-up preference shares (3)		1	1	21-Aug-06	30	100
Step-up preference shares (4)		1	1	20-Nov-06	30	100
		772	772

2005
Interim 2005 - ordinary shares	67.0	347	347	4-Jul-05	30	100
Final 2004 - ordinary shares	62.0	319	319	17-Dec-04	30	100
Depositary capital securities (6) (10) (11)		6	—	31-Dec-04	—	—
Depositary capital securities		14	—	30-Jun-05	—	—
Depositary capital securities (5)		7	—	31-Dec-05	—	—
Preferred resetting yield marketable equity securities (8) (11)		7	7	21-Feb-05	30	100
Preferred resetting yield marketable equity securities		10	10	22-Aug-05	30	100
Preferred resetting yield marketable equity securities (7)		2	2	20-Feb-06	30	100
Subordinated adjustable income non-refundable tier 1 securities (9)		3	3	22-Nov-04	30	100
Subordinated adjustable income non-refundable tier 1 securities		4	4	21-Feb-05	30	100
Subordinated adjustable income non-refundable tier 1 securities		4	4	20-May-05	30	100
Subordinated adjustable income non-refundable tier 1 securities		4	4	22-Aug-05	30	100
Subordinated adjustable income non-refundable tier 1 securities (1)		2	2	21-Nov-05	30	100
		729	702

(1)                                  A total dividend of $4 million was paid of which $2 million relates to the 2006 financial year and $2 million related to the 2005 financial year.

(2)                                  A total dividend of $4 million will be payable on 20 November 2006 of which $2 million relates to the 2006 financial year.

(3)                                  1,500,000 Step-up preference shares (SPS) were issued on 20 June 2006 at an issue price of $100 each, raising $148 million (net of associated costs).

(4)                                  A total dividend of $2 million will be payable on 20 November 2006 of which $1 million relates to the 2006 financial year.

(5)                                  A total distribution of $14 million was paid of which $7 million is classified as interest expense and relates to the 2006 financial year and $7 million is a dividend related to the 2005 financial year.

(6)                                  A total dividend of $14 million was paid of which $6 million related to the 2005 financial year and $8 million related to the 2004 financial year.

(7)                                  A total distribution of $8 million was paid of which $2 million is a dividend related to the 2005 financial year and $6 million is classified as interest expense related to the 2006 financial year.

(8)                                  A total dividend of $9 million was paid of which $7 million related to the 2005 financial year and $2 million related to the 2004 financial year.

(9)                                  A total dividend of $4 million was paid of which $3 million related to the 2005 financial year and $1 million related to the 2004 financial year.

(10)                            Distributions paid on depositary capital securities will be paid by St.George Funding Company LLC to the holders of the securities, out of profits to which no franking credits are attached.

(11)                            In accordance with AIFRS, PRYMES and DCS have been reclassified as liabilities and distributions are included in interest expense from 1 October 2005.  The PRYMES were converted into 10,309,170 ordinary shares in February 2006.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Dividend franking account

It is anticipated that the balance of the consolidated franking account will be $506 million (30 September 2005: $555 million) after adjusting for:

(i)                                     franking credits that will arise from the payment of income tax payable as at the end of the year;

(ii)                                  franking debits that will arise from the payment of dividends recognised as a liability;

(iii)                               franking credits that will arise from the receipt of dividends recognised as receivables at the reporting date; and

(iv)                              franking credits that the Group may be prevented from distributing in the subsequent year.

After also allowing for the 30 September 2006 final ordinary dividend, the consolidated franking account will be $332 million (30 September 2005: $401 million).

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 10: Earnings per share

	CONSOLIDATED
	2006	2005
Basic - ordinary (cents)
- from continuing operations	201.4	177.7
- from discontinued operation	(1.5)	(1.0)

Diluted - ordinary (cents)
- from continuing operations	199.9	176.2
- from discontinued operation	(1.5)	(0.9)

Weighted average number of ordinary shares (basic)

Issued shares as 1 October	520,407,464	513,788,050
Effect of share buy back	(7,102,575)	—
Effect of shares issued in December 2004	—	2,282,906
Effect of shares issued in December 2005	3,573,425	—
Effect of shares issued in July 2005	—	526,600
Effect of shares issued in July 2006	495,782	—
Effect of shares issued under Employee Share Plans	881,738	1,164,249
Effect of shares issued on conversion of PRYMES	6,270,235	—
Less: Treasury shares	(244,574)	—
Weighted average number of ordinary shares at 30 September	524,281,495	517,761,805

Profit attributable to ordinary shareholders (basic)
- continuing operations	1,076	983
Less: preference share distributions
SAINTS	18	17
SPS	2	—
PRYMES	—	19
DCS	—	27
Profit from continuing operations	1,056	920

Loss from discontinued operation after minority interest	(8)	(5)

Weighted average number of ordinary shares (diluted)

Weighted average number of ordinary shares at 30 September (basic)	524,281,495	517,761,805
Effect of PRYMES on issue	3,986,374	11,032,352
Effect of SAINTS on issue	11,870,846	12,871,078
Effect of share options on issue	710,663	750,776
Effect of SPS on issue	1,435,652	—
Weighted average number of ordinary shares (diluted)	542,285,030	542,416,011

Profit attributable to ordinary shareholders (diluted)
- continuing operations	1,056	920
Add: preference share distributions
Interest/dividends on PRYMES	8	19
Dividends on SAINTS	18	17
Dividends on SPS	2	—
Profit from continuing operations	1,084	956

Loss from discontinued operation after minority interest	(8)	(5)

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 11: Cash and liquid assets

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Notes, coins and cash at bankers	209	237	209	229
Money at call	32	26	32	26
Bills receivable and remittances in transit	15	18	14	18
Clearing house balance	9	21	6	21
Securities purchased under agreements to resell	816	882	816	881

	1,081	1,184	1,077	1,175

Note 12: Receivables due from other financial institutions

	Consolidated
	2006	2005
	$M	$M

Maturity analysis based on remaining term to maturity at 30 September

At call	765	776
Less than 3 months	330	45
Between 3 months and 12 months	35	25
Between 1 year and 5 years	52	265

	1,182	1,111

Note 13: Assets at fair value through the income statement

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Trading securities
Government and semi-government securities	1,629	1,280	1,629	1,280
Bills of exchange - bank accepted/endorsed	744	1,553	720	1,498
Negotiable certificates of deposit	1,816	1,769	1,816	1,734
Other marketable securities	2,003	1,405	1,887	1,058
Other marketable securities - controlled entities	—	—	539	323
Total trading securities	6,192	6,007	6,591	5,893

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 14: Available for sale investments

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Unlisted equity securities	29	—	1	—
Bills of exchange	10	—	—	—
Government securities	19	—	—	—
Negotiable certificates of deposits	54	—	—	—
Mortgage backed securities	608	—	—	—
Debt securities	537	—	—	—
Other securities	284	—	—	—
	1,541	—	1	—

Maturity analysis based on remaining term to maturity at 30 September

At call	276	—
Less than 3 months	89	—
Between 3 months and 12 months	131	—
Between 1 year and 5 years	597	—
Greater than 5 years	411
Non-maturing	37	—
	1,541	—

Note 15: Investment securities (comparative period only)

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Investments at cost
Government and semi-government securities	—	14	—	—
Mortgage backed securities	—	1,071	—	—
Other marketable securities	—	64	—	—
	—	1,149	—	—

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 16: Loans and other receivables

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Housing loans - amortised cost (1)	62,709	56,298	44,764	42,670
Commercial loans - amortised cost (2)	9,824	9,653	8,868	8,938
Personal loans - amortised cost	4,851	3,649	3,926	2,855
Lease and commercial hire purchase - amortised cost	2,519	2,368	212	508
Structured investments - amortised cost	114	146	114	146
Structured investments - fair value through Income Statement	499	—	—	—
Credit card receivables - amortised cost	1,268	1,093	1,268	1,093
Other - amortised cost	31	30	31	30
	81,815	73,237	59,183	56,240

Less: provisions for impairment (refer note 17)
Specific provision for doubtful debts	31	69	31	61
Collective provision for doubtful debts	268	—	251	—
General provision for doubtful debts	—	219	—	203

Net loans and other receivables	81,516	72,949	58,901	55,976

(1) Includes securitised loans.

(2) Includes loans in asset backed conduit vehicles.

Maturity analysis based on remaining term to maturity at 30 September

Less than 3 months	28,964	25,672
Between 3 months and 12 months	2,788	2,802
Between 1 year and 5 years	7,195	7,330
After 5 years	42,837	37,364
	81,784	73,168

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 17: Provisons for impairment

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

General provision
Balance at beginning of year	219	209	203	206
Net provision movement during the year	—	10	—	(3)
Write-back of general provision on transition to AIFRS (1)	(219)	—	(203)	—
Balance at end of year	—	219	—	203

Collective provision
Balance at beginning of year	—	—	—	—
Establishment of provision on transition to AIFRS (1)	245	—	234	—
Net provision movement during the year	23	—	17	—
Balance at end of year	268	—	251	—

Specific provision
Balance at beginning of year	69	73	61	67
Write-back of portfolio provisions on transition to AIFRS (1)	(35)	—	(35)	—
Net provision movement during the year	121	100	110	111
Recoveries	16	14	14	13
Bad debt write-offs	(140)	(118)	(119)	(130)
Balance at end of year	31	69	31	61

(1)          Adjusted against opening retained earnings at 1 October 2005.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 18: Impaired financial assets

Impaired financial assets are disclosed using the definitions and categories specified by APRA.  Impaired financial assets comprise lending assets.

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Impaired loans with specific provisions
Gross loans	74	70	71	70
less: specific provisions	34	26	33	26
	40	44	38	44

Impaired loans without specific provisions	11	7	11	7

Restructured loans without specific provisions	1	—	1	—

Total impaired assets	52	51	50	51

Interest income received on impaired loans	—	7	—	7

Interest income foregone on impaired loans	11	7	11	7

Past due balances(a)	181	182	169	158

(a)                                  Past due items - includes primarily the consumer lending portfolio where loans are in arrears for 90 or more consecutive days.  Interest on these loans continues to be recognised in the income statement.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 19: Concentration of credit risk

2006	Assets at fair value through income statement	Derivative assets	Available for sale investments	Loans and other receivables	Bank acceptances	Credit commitments and contingent liabilities	Total
	$M	$M	$M	$M	$M	$M	$M

Agriculture, forestry and fishing	—	2	—	843	338	6	1,189
Financial, investment and insurance	5,599	1,063	1,078	348	260	772	9,120
Government and public authorities	584	—	95	5	518	6	1,208
Lease finance	—	—	—	313	—	—	313
Personal	—	2	—	6,758	294	8	7,062
Manufacturing	—	2	—	485	597	—	1,084
Mining	—	—	—	31	10	—	41
Real estate - construction	9	15	—	1,394	607	130	2,155
Real estate - mortgage	—	—	—	62,391	—	977	63,368
Other commercial and industrial	—	9	368	9,247	9,284	191	19,099
Total	6,192	1,093	1,541	81,815	11,908	2,090	104,639

Other risk concentrations
Receivables due from other financial institutions							1,182

Total gross credit risk							105,821

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 19: Concentration of credit risk

2005	Assets at fair value through income statement	Unrealised revaluation gain on derivative instruments	Investment Securities	Loans and other receivables	Bank acceptances	Credit commitments and contingent liabilities	Total
	$M	$M	$M	$M	$M	$M	$M

Agriculture, forestry and fishing	—	—	—	748	232	2	982
Financial, investment and insurance	4,271	356	843	184	165	1,177	6,996
Government and public authorities	1,328	6	109	6	314	—	1,763
Lease finance	—	—	—	409	—	2	411
Personal	—	—	—	5,594	—	12	5,606
Manufacturing	—	1	—	468	352	—	821
Mining	—	—	—	22	6	—	28
Real estate - construction	—	—	—	1,632	403	99	2,134
Real estate - mortgage	—	—	—	56,071	—	991	57,062
Other commercial and industrial	408	5	197	8,103	5,626	129	14,468
Total	6,007	368	1,149	73,237	7,098	2,412	90,271

Other risk concentrations
Receivables due from other financial institutions							1,111

Total gross credit risk							91,382

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 20: Investments in controlled entities

	Bank
	2006	2005
	$M	$M

Investment at cost	2,492	1,834

The controlled entities of the Bank are:

		Percentage of Shares Held
	NOTE	2006	2005

Advance Asset Management Limited		100	100
Advance Commercial Finance Limited	(c)	100	100
Advance Insurance Agencies Pty Limited	(e)	—	100
Advance Leasing Limited		100	100
Ascalon Capital Managers Limited	(f)	50	100
Ascalon Operations and Services Pty Limited	(f)	50	100
Ascalon Funds Seed Pool Trust	(d)	—	—
ASGARD Capital Management Limited		100	100
ASGARD Wealth Solutions Limited	(b)	100	100
Assirt Software Pty Limited		100	100
Buchelin Pty Limited		100	100
Canberra Advance Property Limited		100	100
Crusade CP Management Pty Limited		100	100
Crusade Management Limited		100	100
CRUSADE CP NO 1 PTY LIMITED	(g)	—	—
Danaby Pty Limited		100	100
Dragon Investment Services Limited		100	100
Dysty Pty Limited		100	100
HITTON Pty Limited		100	100
Kerbridge Loyalty Software Pty Limited	(c)	100	100
Nationwide Management Pty Limited		100	100
PACT Accountants Investment Group Pty Limited		100	100
Scottish Pacific Business Finance Administration Limited	(a)	100	100
Scottish Pacific Business Finance Holdings Pty Limited		100	100
Scottish Pacific Business Finance Limited	(a)	100	100
Scottish Pacific Business Finance Pty Limited		100	100
Scottish Pacific Management Services Pty Limited		100	100

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

		Percentage of Shares Held
	NOTE	2006	2005
SECURITOR Financial Group Limited		100	100
St.George (Note Issuing Vehicle Only) Pty Ltd		100	100
St.George APL Pty Limited		100	100
St.George Bank Employee Share Trust	(i)	—	—
St.George Bank New Zealand Limited	(a)	100	100
St.George Business Finance Pty Limited		100	100
St.George Commercial Credit Corporation Limited		100	100
St.George Crusade Investment Pty Limited		100	100
St.George Custodial Pty Limited		100	100
St.George Dragon Investment Pty Limited		100	100
St.George Equity Finance Limited	(c)	100	100
St.George Finance Holdings Limited		100	100
St.George Finance Limited		100	100
St.George Financial Investments 1 Pty Limited		100	100
St.George Financial Investments New Zealand Limited		100	100
St.George Financial Services Limited		100	100
St.George Funding Company LLC	(a)	100	100
St.George Group Holdings Pty Limited		100	100
St.George HCAL Limited	(c)	100	100
St.George Home Finance Pty Limited	(c)	100	100
St.George Insurance Australia Pty Limited	(h)	100	—
St.George Insurance Pte Limited	(a)	100	100
St.George Life Limited		100	100
St.George Management Services Pty Limited		100	100
St.George Motor Finance Limited		75	75
St.George Motor Wholesale Pty Limited	(c)	75	75
St.George Procurement Management Pty Limited		100	100
St.George Security and Custody Pty Limited	(c)	100	100
St.George Staff Retirement Fund Pty Limited	(c)	100	100
St.George Wealth Management Pty Limited		100	100
St.George WEL Limited		100	100
St.George Wholesale Finance Pty Limited	(c)	100	100
Value Nominees Pty Limited		100	100
Votraint No. 1182 Pty Limited		100	100
VS&L Insurance Agency Pty Limited		100	100
VS&L Services Pty Limited		100	100

(a)

St.George Funding Company LLC is a Delaware limited liability company and carries on business in the USA. St.George Insurance Pte Ltd is incorporated in and carries on business in Singapore. Scottish Pacific Business Finance Limited, Scottish Pacific Business Finance Administration Limited and St.George Bank New Zealand Limited are incorporated in and carry on business in New Zealand. All other controlled entities are incorporated in Australia.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(b)	Formerly SEALCORP Holdings Limited.

(c)	In voluntary liquidation.

(d)	Control without ownership.

(e)	This company was deregistered during the year.

(f)	As at 15 March 2006, these companies ceased to be controlled by the Group.

(g)	In accordance with AIFRS, securitisation trusts and asset backed conduit vehicles are consolidated without ownership.

(h)	This entity was incorporated during the year to carry on the business of lenders mortgage insurance.

(i)	This trust was established during the year to purchase shares to satisfy grants under the Group’s equity based compensation schemes.

Note 21: Other investments (comparative period only)

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Equity investments – Unlisted	—	43	—	2
Other investments	—	2	—	—
	—	45	—	2

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 22: Property, plant and equipment

	Consolidated					Bank
	Land	Buildings	Furniture, fittings and equipment	Leasehold improvements	Total	Land	Buildings	Furniture, fittings and equipment	Leasehold improvements	Total
	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M

Balance at 1 October 2004
Deemed cost (gross carrying amount)	97	286	584	9	976	78	185	514	9	786
Accumulated depreciation	—	(46)	(451)	(7)	(504)	—	(20)	(399)	(7)	(426)
Net carrying amount	97	240	133	2	472	78	165	115	2	360

Year ended 30 September 2005
Balance at beginning of financial year	97	240	133	2	472	78	165	115	2	360
Acquisitions during the year	—	2	62	1	65	—	2	59	1	62
Disposals during the year	(5)	(6)	(7)	—	(18)	(5)	(6)	(7)	—	(18)
Depreciation expense for the year	—	(8)	(59)	—	(67)	—	(4)	(52)	—	(56)
Balance at end of financial year	92	228	129	3	452	73	157	115	3	348

Balance at 30 September 2005
Cost (gross carrying amount)	92	280	615	10	997	73	181	541	10	805
Accumulated depreciation	—	(52)	(486)	(7)	(545)	—	(24)	(426)	(7)	(457)
Net carrying amount	92	228	129	3	452	73	157	115	3	348

Year ended 30 September 2006
Balance at beginning of financial year	92	228	129	3	452	73	157	115	3	348
Acquisitions during the year	—	4	60	2	66	—	3	55	2	60
Disposals during the year	(23)	(87)	(7)	—	(117)	(6)	(24)	(5)	—	(35)
Depreciation expense for the year	—	(7)	(59)	(1)	(67)	—	(4)	(52)	(1)	(57)
Balance at end of financial year	69	138	123	4	334	67	132	113	4	316

Balance at 30 September 2006
Cost (gross carrying amount)	69	167	649	13	898	67	158	577	13	815
Accumulated depreciation	—	(29)	(526)	(9)	(564)	—	(26)	(464)	(9)	(499)
Net carrying amount	69	138	123	4	334	67	132	113	4	316

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 23: Intangible assets

	Consolidated			Bank
		Computer			Computer
	Goodwill	software	Total	Goodwill	software	Total
	$M	$M	$M	$M	$M	$M

Balance at 1 October 2004
Cost (gross carrying amount)	1,933	362	2,295	1,266	309	1,575
Accumulated amortisation and impairment	(768)	(259)	(1,027)	(504)	(227)	(731)
Net carrying amount	1,165	103	1,268	762	82	844

Year ended 30 September 2005
1 October 2004 (net of accumulated amortisation)	1,165	103	1,268	762	82	844
Acquisitions - internally developed	—	17	17	—	13	13
Other acquisitions	—	41	41	—	40	40
Impairment	(4)	(16)	(20)	—	(16)	(16)
Amortisation (1)	—	(38)	(38)	—	(29)	(29)
30 September 2005 (net of accumulated amortisation)	1,161	107	1,268	762	90	852

Balance at 30 September 2005
Cost (gross carrying amount)	1,927	364	2,291	1,266	307	1,573
Accumulated amortisation and impairment	(766)	(257)	(1,023)	(504)	(217)	(721)
Net carrying amount	1,161	107	1,268	762	90	852

Year ended 30 September 2006
1 October 2005 (net of accumulated amortisation)	1,161	107	1,268	762	90	852
Acquisitions through business combinations	26	—	26	26	—	26
Acquisitions - internally developed	—	22	22	—	18	18
Other acquisitions	—	39	39	—	34	34
Impairment	—	(32)	(32)	—	(32)	(32)
Amortisation (1)	—	(32)	(32)	—	(25)	(25)
30 September 2006 (net of accumulated amortisation)	1,187	104	1,291	788	85	873

Balance at 30 September 2006
Cost (gross carrying amount)	1,953	365	2,318	1,292	304	1,596
Accumulated amortisation and impairment	(766)	(261)	(1,027)	(504)	(219)	(723)
Net carrying amount	1,187	104	1,291	788	85	873

(1) The amortisation of computer software is included within operating expenses in the income statement.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Impairment of computer software

During the year the Bank recognised an impairment loss of $32 million ($22 million after tax) in relation to capitalised computer software.  This impairment loss related to computer software and systems which were assessed as obsolete or where the timing of realisation of benefits is uncertain and the value of these benefits is not expected to be fully realised.

Impairment tests for goodwill

Cash Generating Units

Cash generating units have been combined at the segment level for the purposes of impairment testing.  The carrying amount of goodwill has been allocated to operating segments as follows:

Goodwill allocations to segments	Consolidated		Bank
	Carrying amount	Carrying amount	Carrying amount	Carrying amount
	2006	2005	2006	2005
	$‘000	$‘000	$‘000	$‘000

BankSA	277,337	277,337	238,521	238,521
Retail Bank	460,142	460,142	392,884	392,884
Institutional and Business Banking	180,411	180,411	115,265	115,265
Wealth Management	268,933	242,894	40,908	14,869
Total	1,186,823	1,160,784	787,578	761,539

During the years ended 30 September 2005 and 30 September 2006, the Group determined that there was no impairment of goodwill.

The recoverable amounts for the CGUs have been determined based upon “value in use” calculations.  These calculations use cash flow projections based upon financial budgets approved by senior management covering a three year period and are based upon key assumptions in relation to net interest income and fee income.  Cash flows beyond the budgeted period have been extrapolated using a GDP growth rate of 3.75% which are reflective of management expectations of growth in lending volumes and funds under management where applicable.  The discount rates applied to projected cash flows are between 13% to 18%.

The Group has determined that the “value in use” calculations are most sensitive to changes in the assumptions identified above.  Sensitivity analysis of these assumptions has been completed to determine whether changes in estimates would materially affect the carrying value of goodwill allocated to each CGU.  This analysis has indicated that no material impairment issue is expected to arise from reasonably foreseeable changes in the key assumptions.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 24: Deferred tax assets/liabilities

The tax assets have been applied against deferred tax liabilities to the extent they are expected to be realised in the same period, within the same tax paying entity.

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M
Deferred tax assets
Loans and other receivables	18	—	3	—
Other provisions	56	47	51	44
Property, plant and equipment	9	15	9	5
Provisions for impairment	91	24	85	22
Sundry creditors and accruals	12	1	10	5
Other	7	6	5	17
Total deferred income tax assets	193	93	163	93

Deferred tax liabilities
Financial instruments	(28)	(5)	(35)	(4)
Loans and other receivables	168	177	141	156
Property, plant and equipment	31	43	28	27
Other	1	2	3	28
Total deferred income tax liabilities	172	217	137	207

Net deferred income tax assets/(liabilities)	21	(124)	26	(114)

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M
Deferred tax recognised directly in equity
Cash flow hedges	6	—	7	—
	6	—	7	—

Note 25: Other assets

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Sundry debtors and prepayments	643	635	643	586
Unrealised revaluation gain on derivative instruments	—	368	—	299
	643	1,003	643	885

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 26: Deposits and other borrowings

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Certificates of deposit	11,110	8,285	11,110	8,285
Term and other deposits	42,284	39,498	42,282	39,138
Secured borrowings	1,226	1,378	43	352
Unsecured borrowings	13	14	—	—
	54,633	49,175	53,435	47,775

Maturity based on remaining term to maturity at 30 September

At call	31,219	28,750
Less than 3 months	12,893	10,035
Between 3 months and 12 months	6,848	6,080
Between 1 year and 5 years	3,658	3,630
After 5 years	15	680
	54,633	49,175

Note 27: Payables due to other financial institutions

Maturity based on remaining term to maturity at 30 September

At call	266	91
Less than 3 months	19	—
Between 1 year and 5 years	116	—
	401	91

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 28: Liabilities at fair value through the income statement

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Depositary capital securities at fair value	390	—	—	—

There was no change in the fair value of the liability that is not attributable to changes in benchmark interest rates.  The Group would be contractually required to pay an amount of $7 million less than the carrying amount to holders at maturity of the instrument.

Subject to APRA approval, the Bank has an option to redeem the depositary capital securities on or after 30 June 2007.

Note 29: Provision for dividends

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Depositary capital securities (DCS) (a)	—	7	—	—
Preferred resetting yield marketable equity securities (PRYMES) (a)	—	2	—	2
Subordinated adjustable income non-refundable tier 1 securities (SAINTS)	2	3	2	3
Step-up preference shares (SPS)	1	—	1	—
	3	12	3	5

(a) In accordance with AIFRS, from 1 October 2005, the DCS and PRYMES have been reclassified as debt instruments.

Note 30: Other provisions

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Provision for annual leave	51	48	46	44
Provision for long service leave	55	53	52	49
Provision for restructuring costs (a)	16	5	16	5
Other	3	3	1	2
	125	109	115	100

(a) The Group has established a provision for restructuring relating to staff redundancy costs that are primarily attributable to downsizing information technology teams in line with reduced demand, consolidating interstate loan servicing sites and outsourcing certain administrative functions.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 31: Bonds and notes

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Commercial paper by currency of denomination
AUD euro commercial paper	189	204	189	204
CAD euro commercial paper	—	11	—	11
CHF euro commercial paper	85	—	85	—
EUR euro commercial paper	1,173	1,552	1,173	1,552
GBP euro commercial paper	999	797	999	797
HKD euro commercial paper	359	54	359	54
NZD euro commercial paper	22	12	22	12
SGD euro commercial paper	55	—	55	—
USD euro commercial paper	1,423	835	1,423	835
USD US commercial paper	1,179	1,050	1,179	1,050
	5,484	4,515	5,484	4,515

Medium Term Debt by currency of denomination

AUD medium term debt	7,094	5,255	124	196
CAD medium term debt	182	170	182	170
EUR medium term debt	10,550	7,262	6,485	5,305
GBP medium term debt	1,978	850	1,978	850
HKD medium term debt	598	499	598	499
SGD medium term debt	85	78	85	78
USD medium term debt	8,622	7,289	1,590	1,526
	29,109	21,403	11,042	8,624

Total Bonds and Notes	34,593	25,918	16,526	13,139

Maturity analysis based on remaining term to maturity at 30 September

Less than 3 months	5,244	4,462
Between 3 months and 12 months	4,278	1,709
Between 1 year and 5 years	10,734	12,167
After 5 years	14,337	7,580
	34,593	25,918

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 32: Loan capital

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

USD 200m fixed rate notes due 2005	—	271	—	271
USD 150m fixed rate notes due 2007	205	201	205	201
AUD 140m floating rate notes due 2007	141	141	141	141
AUD 160m fixed rate notes due 2007	161	161	161	161
AUD 100m fixed rate notes due 2008	102	101	102	101
AUD 150m floating rate notes due 2008	151	151	151	151
EUR 250m floating rate notes due 2010	425	396	425	396
AUD 225m fixed rate notes due 2011	225	—	225	—
AUD 75m floating rate notes due 2011	76	—	76	—
USD 400m fixed rate notes due 2015	546	534	546	534
	2,032	1,956	2,032	1,956

Maturity analysis based on remaining term to maturity at 30 September

Between 3 months and 12 months	507	271
Between 1 year and 5 years	979	755
After 5 years	546	930
	2,032	1,956

Loan capital is measured at amortised cost.

Note 33: Bills payable and other liabilities

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Bills payable	173	131	173	131
Sundry creditors and accruals	500	478	388	318
Unrealised revaluation loss on derivative instruments	—	1,604	—	719
Unearned income mortgage insurance premiums	—	26	—	—
	673	2,239	561	1,168

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 34: Share capital

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Fully paid ordinary shares (a)	3,878	3,454	3,878	3,454
Treasury shares	(10)	—	—	—
3,000,000 fully paid PRYMES (b) (2005: 3,000,000)	—	291	—	291
3,500,000 fully paid SAINTS (2005: 3,500,000)	345	345	345	345
1,500,000 Step-up preference shares (c)	148	—	148	—
Perpetual notes	—	—	34	31
General reserve	15	15	15	15
	4,376	4,105	4,420	4,136

	2006	2005	2006 No. of shares	2005 No. of shares
	$M	$M

Issued and uncalled capital
Borrowers’ shares unpaid	—	—	3,382	4,088
Depositors’ shares unpaid	—	—	236,981	256,180

(a)  Movements in ordinary share capital

	2006	2005	2006 No. of shares	2005 No. of shares
	$M	$M
Balance at beginning of financial year	3,454	3,313	520,407,464	513,788,050
Buyback (1)	(77)	—	(11,677,657)	—
PRYMES conversion (2)	307	—	10,309,170	—
Issue of shares on 17 December 2004 pursuant to
Dividend Reinvestment Plan (DRP) at $24.45 per share	—	70	—	2,893,267
Issue of shares on 4 July 2005 pursuant to DRP at $26.02 per share	—	65	—	2,496,221
Issue of shares on 14 December 2005 pursuant to DRP at $28.38	127	—	4,482,131	—
Issue of shares on 4 July 2006 pursuant to DRP at $28.93	59	—	2,033,263	—
Issue of shares on exercise of options	9	6	513,522	338,270
Issue of shares pursuant to Employee Reward Share Plan (3)	—	—	241,366	288,763
Issue of share pursuant to Executive Performance Share Plan (3)	—	—	269,314	602,893
Issue costs	(1)	—	—	—
Treasury shares	(10)	—	(331,213)	—
	3,868	3,454	526,247,360	520,407,464

(1)          In February 2006, the Bank completed its off-market buy-back of ordinary shares.  A total of 11,677,657 ordinary shares were bought back at a price of $25.69, a total cost of $300 million.  An amount of $6.54 per share of the consideration paid to buy back the shares was charged to share capital (total $76.7 million including associated buy-back costs).  The difference between the buy-back price of $25.69 and the capital component of $6.54 was deemed to be a fully franked dividend for tax purposes and charged to retained earnings ($223.6 million).

For capital gains tax purposes, the deemed disposal price applicable to shareholders (other than corporate tax entities) participating in the buy-back is $10.59 for each share sold into the buy-back.

(2)          In February 2006, the Bank’s 3,000,000 PRYMES were converted into 10,309,170 ordinary shares at a price of $29.07.

(3)          Equity value recognised in equity compensation reserve.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(b) Movements in PRYMES

	2006	2005	2006 No. of shares	2005 No. of shares
	$M	$M

Balance at beginning of financial year	291	291	3,000,000	3,000,000
AIFRS transition adjustment	16	—	—	—
Conversion into ordinary shares	(307)	—	(3,000,000)	—
Balance at end of financial year	—	291	—	3,000,000

(c) Step-up preference shares (SPS)

The Bank issued 1,500,000 SPS at $100 each on 20 June 2006 raising $148 million (net of issue costs).  The SPS qualify as Tier 1 capital for capital adequacy purposes.  The SPS are classified as equity in accordance with AASB 132: Financial Instruments Disclosure and Presentation.

Interest is paid quarterly at a floating rate of 70% of the sum of BBSW plus a margin of 1.10%.  The Bank may convert the SPS into ordinary shares, redeem, buy-back or cancel the SPS for their face value, or undertake a combination of these options on or after 20 August 2016 subject to APRA approval.

Note 35: Reserves

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Depositors’ and borrowers’ redemption reserve
Opening balance	2	2	2	2
Add net transfers from retained profits	—	—	—	—
Closing balance	2	2	2	2

Asset revaluation and realisation reserve
Opening balance	—	83	—	110
AIFRS transition adjustments (1)	—	(83)	—	(110)
Restated opening balance	—	—	—	—
Closing balance	—	—	—	—

Foreign currency translation reserve
Opening balance	4	2	—	—
Currency translation differences	(5)	2	—	—
Closing balance	(1)	4	—	—

Cash flow hedge reserve
Opening balance	—	—	—	—
AIFRS transition adjustments (2)	(19)	—	(17)	—
Restated opening balance	(19)	—	(17)	—
Gains on cash flow hedging (net of tax):
Recognised in equity	20	—	17	—
Transferred to income statement	(1)	—	(1)	—
Closing balance	—	—	(1)	—

(1)	Upon AIFRS transition, the deemed cost election was adopted, resulting in the transfer of the opening balance to retained earnings.

(2)	Initial recognition of the cash flow hedge reserve (net of tax) upon AIFRS transition on 1 October 2005.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Equity compensation reserve
Opening balance	17	—	16	—
AIFRS transition adjustments (3)	—	4	—	4
Restated opening balance	17	4	16	4
Expense for the year	12	13	11	12
Closing balance	29	17	27	16

Available for sale reserve
Opening balance	—	—	—	—
AIFRS transition adjustments (4)	5	—	—	—
Restated opening balance	5	—	—	—
Losses on available for sale investments (net of tax):
Recognised in equity	(1)	—	—	—
Closing balance	4	—	—	—

General reserve for credit losses (5)
Opening balance	—	—	—	—
AIFRS transition adjustments (6)	68	—	79	—
Restated opening balance	68	—	79	—
Current period movement appropriated from retained profits (7)	49	—	62	—
Closing balance	117	—	141	—

Total reserves	151	23	169	18

Shareholders’ equity attributable to members of the Bank	5,325	5,034	5,512	5,080
Shareholders’ equity attributable to minority interests	18	353	—	—
Total shareholders’ equity	5,343	5,387	5,512	5,080

(3)	Initial recognition of equity compensation reserve on 1 October 2004.

(4)	Initial recognition of the available for sale reserve (net of tax) on 1 October 2005.

(5)	The after tax equivalent of the “eligible” component of the collective provision and the balance of the general reserve for credit losses represent 0.5% of risk weighted assets.

(6)	Initial recognition of a general reserve for credit losses on 1 October 2005.

(7)	The current year movement includes a $42 million adjustment to satisfy APRA’s General Reserve for Credit Losses requirements.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 36: Retained profits

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Opening balance	906	619	926	619
AIFRS transition adjustments (note 52)	(131)	38	(127)	77
Operating profit attributable to members of Bank	1,068	978	1,182	932
Total available for appropriation	1,843	1,635	1,981	1,628

Transfer to general reserve for credit losses	(49)	—	(62)	—
Buy-back	(224)	—	(224)	—
Interim dividend - cash component	(329)	(282)	(329)	(282)
Interim dividend - dividend reinvestment plan	(59)	(65)	(59)	(65)
Final dividend - cash component	(237)	(249)	(237)	(249)
Final dividend - dividend reinvestment plan	(127)	(70)	(127)	(70)
Preference share dividends	(20)	(63)	(20)	(36)
Closing balance	798	906	923	926

Note 37: Equity attributable to minority interests

	Consolidated
	2006	2005
	$M	$M

Depositary capital securities (1)	—	334
Perpetual notes (2)	34	31
Share capital	2	2
Accumulated losses (3)	(18)	(14)
	18	353

Movements in minority interests

(1) Depositary capital securities

Opening balance	334	334
Reclassified to liabilities at fair value through the income statement on AIFRS transition	(334)	—
Closing balance	—	334

(2) Perpetual notes

Opening balance	31	29
Notes issued during the year	3	2
Closing balance	34	31

The perpetual notes have been issued to Foodstuffs as part of the Bank’s New Zealand supermarket venture.

(3) Accumulated losses

Opening balance	14	6
Minority share of loss for year	4	8
Closing balance	18	14

The accumulated losses relate primarily to the Bank’s New Zealand Supermarket banking operations.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 38: Remuneration of auditors

Details of the amounts paid to the auditor of the Bank, KPMG and its related practices, for audit and non-audit related services provided during the year are set out below.

	Consolidated		Bank
	2006	2005	2006	2005
	$ ‘000	$ ‘000	$ ‘000	$ ‘000

Audit services

Amounts paid, or due and payable to auditors of the Bank (KPMG) for:
Audit and review services of consolidated financial statements	1,410	1,391	1,091	914
Audit and review of managed funds activities	1,700	1,255	740	367
Audit services in accordance with regulatory requirements (a)	1,568	1,033	1,540	989
Other assurance services (b)	388	441	387	433
	5,066	4,120	3,758	2,703

Other services
Taxation compliance services in respect of managed funds	138	214	116	188
Taxation and compliance services in respect of consolidated entities	465	1,024	391	878
Other (c)	269	66	269	66
	872	1,304	776	1,132

Total remuneration	5,938	5,424	4,534	3,835

(a)	Includes prudential supervision reviews for APRA, Basel II application reviews, audits of securitisation trusts, audit of workers compensation and Australian Financial Services Licences.

(b)	Includes assurance services in respect of Australian Equivalents to International Financial Reporting Standards transition services.

(c)	Primarily relates to payment for technical advice.

The amounts paid for other services are in accordance with St.George’s audit independence policy as outlined in the Corporate Governance section of the Concise Annual Report.  The Board Audit Committee has considered the other services provided by KPMG and is satisfied that the nature of the services and the amount of fees paid are appropriate in terms of maintaining auditors’ independence.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 39: Remuneration of executives and directors

A1 – Key Management Personnel (KMP) and Other Senior Executives

This note covers the remuneration arrangements for Directors, Group Executives and other senior executives.

Directors include the Bank’s Managing Director and Non-Executive Directors of the Bank.

Group Executives are those executives with the greatest authority for managing and setting the strategic direction of the Group and include the five highest paid executives of the Group for the 30 September 2006 financial year.

Other senior executives are those executives who are participants of the Group’s Medium Term Incentive Plan (MTIP).

A2 – Executive Remuneration Strategy

The Board Nomination and Remuneration Committee (“the Committee”) recognises that the Group operates in a competitive environment where the key to achieving sustained improvements in the Group’s performance is through its people.

The key principles of the Group’s Executive Remuneration Strategy are:

•                  Alignment with the interests of and creation of value for Shareholders;

•                  The application of rigorous individual and corporate performance measures including financial and non financial measures;

•                  A focus on short, medium and long term performance outcomes; and

•                  The delivery of competitive performance based rewards designed to attract, motivate, reward and retain key executives.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

A3 – Executive Remuneration Structure

St.George operates a Total Reward Opportunity (TRO) structure for executives.  The TRO consists of two components:

•                  Base (fixed) remuneration; and

•                  At risk remuneration (including short, medium and long term incentives).

The Committee reviews and recommends to the Board the TRO for the Managing Director and Group Executives annually.  The Group Executives review and in turn recommend to the Managing Director the TRO for other senior executives annually.

The TRO for each executive is set having regard to independent advice from external consultants, Egan Associates, on competitive market practice for that position.  When reviewing the TRO, each component is reviewed with a view to ensuring that the right balance is achieved between fixed and at risk remuneration.

The executive’s TRO is targeted at the 75th percentile of comparable positions, and will only be achieved if the individual executive’s and the Group’s performance targets are met.

The Group has endorsed a move to a greater component of at risk remuneration for executives, where it is competitive within the market to do so.  The Committee has set targets for the proportion of at risk remuneration to be achieved as a proportion of TRO.  These indicative targets and prevailing market data for the position may vary depending upon the level and the nature of the executive’s position.

Base (fixed) remuneration

Base remuneration provides fixed remuneration on a total cost-to-company basis, which includes any fringe benefits tax charges relating to employee benefits and also employer superannuation contributions.  The amount of base remuneration is established with reference to independent market research, considering the scope and nature of the role and the executive’s individual performance and experience.

There are no guaranteed increases to base remuneration in any of the service agreements of the Managing Director, Group Executives or other senior executives.

The base remuneration of the Managing Director and Group Executives for the 30 September 2006 and 30 September 2005 years is disclosed in Sections A5 and A7 of this note.  Base remuneration is generally reviewed annually and applies for the period 1 October to 30 September each year.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

At risk remuneration

At risk remuneration comprises Short, Medium and Long Term incentives.

Short Term Incentive (STI):

Short term incentives may be delivered in two forms:

•                  Annual (STIA) - An annual cash incentive opportunity that is subject to the achievement of targets (Key Performance Indicators (KPIs)) set at the beginning of the financial year.  The STIA can be paid in cash, or salary sacrificed and received as shares or as a superannuation contribution (at the individual’s election).

•                  Deferred (STID) – A deferred incentive opportunity that is also an outcome of the KPI achievements, and is subject to tenure based restrictions.  The STID may be satisfied (depending on the level of the participant) by the granting of awards under the Performance Plan or paid as cash, or salary sacrificed and received as shares or as a superannuation contribution (at the individual’s election).

Medium Term Incentive (MTI):

MTIs are delivered by the granting of an award under the Performance Plan.  The award represents a right to an ordinary share in the Bank that is restricted and at risk subject to the achievement of applicable performance conditions and tenure.

Long Term Incentive (LTI):

LTIs are delivered by the granting of options under the Option Plan and awards under the Performance Plan.  The options or awards represent a right to ordinary shares in the Bank, subject to the achievement of applicable tenure and performance conditions.  In the case of options, the exercise price must be paid by the holder to exercise the option.  The exercise price represents the market value of the Bank’s ordinary shares at the grant date.  The market value represents the volume weighted average price (VWAP) traded during the five trading days prior to and including the grant date, calculated in accordance with the Performance and Option Plan rules.

Managing Director’s Remuneration

The service agreement of the Managing Director, Mrs G P Kelly was amended on 17 November 2004 from a five-year fixed term agreement to an agreement that will continue indefinitely until terminated in accordance with its notice periods specified in point 10 below.  The Managing Director commenced employment on 14 January 2002.

Each year, the Committee reviews and recommends to the Board the TRO and KPIs in the form of a Balanced Scorecard to apply to the Managing Director for the coming year and determines the STI to be awarded based on performance achievements over the past financial year.

The remuneration of the Bank’s Managing Director comprises base remuneration and at risk remuneration.  At risk remuneration includes both short and long term incentives.

The at risk remuneration of the Managing Director forms a substantial part of the TRO for that position and is contingent on the achievement of Group and individual goals set by the Board, including Financial, Customer, People, Risk and Compliance and Strategy outcomes.  The Managing Director does not participate in the Committee’s deliberations on her own remuneration.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

The principal features of the remuneration arrangements for the Bank’s Managing Director for the year ended 30 September 2006 are as follows:

(1)	base annual remuneration of $1,770,000 and an STI opportunity of up to 120% of base annual remuneration that is subject to the achievement of KPIs (as determined by the Board of Directors);

(2)

where the STI outcome exceeds 100% of the base annual remuneration in the Bank’s 30 September 2006, 30 September 2007 or 30 September 2008 financial years, the Bank will satisfy this component through the granting of awards under the Performance Plan. Shares to satisfy this grant are purchased on market, held in trust and restricted for a period of three years from the grant date (shareholders having approved at the 2005 Annual General Meeting the use of up to 100,000 ordinary shares over the three year period for this purpose). The Managing Director will be entitled to receive dividend distribution payments following the Board’s determination on awards granted. The number of awards to be granted will be determined using the volume weighted average price (VWAP) traded during the five trading days prior to and including the commencement of the remuneration year, i.e. 1 October 2005 for the 2005/06 financial year. The grant date will be 1 October each year, being the commencement of the performance period, though the Managing Director must remain an employee of the Bank for the duration of the three year period in order for a beneficial interest in the shares to be transferred to the Managing Director. The awards will be forfeited if the Managing Director leaves her employment with the Bank before the end of the three year period and the dividend payments will cease. In circumstances where the Board exercises its discretion to waive this condition, for example redundancy, retirement or death, the shares held on trust will be transferred to her at the end of the relevant three year period or earlier at the Board’s discretion;

(3)

payment of termination benefits – there is no specific entitlement to receive a payment if the Bank is acquired, except for a bona fide takeover where the options and awards become exercisable (refer point (4)), or where there is a material diminution in the Managing Director’s role or responsibilities (refer point (8)). STI shares held in trust may be transferred to the Managing Director at the Board’s discretion (refer point (2));

(4)

1,000,000 options were granted on 12 December 2001, subject to performance conditions and vest over 4.5 years from the grant date. The first tranche of 250,000 options vested and were exercised on 23 November 2004. The second tranche of 250,000 options vested and were exercised on 7 November 2005. The third tranche of 500,000 options vested and were exercisable from 12 June 2006. On 1 October 2004, 500,000 options and 57,600 awards were granted, subject to performance conditions as outlined in section A8. The first tranche of 125,000 options and 14,400 awards vested and were exercisable from 30 September 2006. The second tranche of 125,000 options and 14,400 awards will be assessed on 30 September 2007 and the final tranche of 250,000 options and 28,800 awards will be assessed on 30 September 2008. These options and awards are exercisable at the discretion of the Board if a bona fide takeover bid for the Bank becomes unconditional;

(5)

should the Managing Director terminate the service agreement (unless she does so because there has been a material diminution in her role and responsibilities), she will only receive statutory entitlements;

(6)	should the Bank terminate the service agreement because of a breach by the Managing Director, only statutory entitlements will be payable;

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(7)	should the Bank terminate the service agreement for reasons other than a breach by the Managing Director, an amount equal to the base annual remuneration then applying is payable by the Bank;

(8)

should the Managing Director terminate the contract because there has been a material diminution in her role and responsibilities, an amount equal to twice her base annual remuneration then applying will be payable by the Bank as well as statutory entitlements;

(9)

in situations 7 and 8, the Bank must also pay the Managing Director an amount as approved by the Board to reflect both the Managing Director’s performance and that of the Bank against the KPIs established by the Board for paying her STI. In addition, should situation (7) or (8) occur, then within 12 months of that occurrence, the Managing Director will also be entitled to exercise some or all of those awards and options referred to in point (4) above, subject to satisfaction of relevant performance conditions relating to Earnings Per Share (EPS) and/or Total Shareholder Return (TSR) as applicable;

(10)	the notice periods for termination without cause of the agreement relating to the Managing Director’s employment are:

(a)          by the Board – twelve months; and

(b)         by the Managing Director – six months.

Group Executives’ At Risk Remuneration

The remuneration of the Group Executives comprises base remuneration and at risk remuneration.  At risk remuneration includes both short and long term incentives.  The Long Term Incentive (LTI) is delivered under the Executive Performance Share Plan (Performance Plan) and Executive Option Plan (Option Plan).

STIA and STID

Each year, the Managing Director sets the KPIs in the form of a Balanced Scorecard for the Group Executives that the Committee recommends for approval by the Board.  The KPIs generally include measures relating to the Group, the Division and the individual, and include Financial, Customer, People, Risk and Compliance and Strategy outcomes.  The KPIs have been chosen because they directly align the individual’s rewards to the key performance drivers of the Group that are set at the beginning of the financial year.  In all cases, these KPIs are transparent, challenging and relevant to the Group’s strategy and performance.

At the end of the financial year, the Committee assesses the actual performance of the Group, the Division and the individual against the KPIs set at the beginning of the financial year.  Based on the outcome, the Committee then recommends the STIA and STID to be paid to the Group Executives for approval by the Board.  This method of assessment was chosen as it provides the Committee with an objective assessment of the Group Executives’ performance.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Once the Board has approved the STIA and STID amounts, the STIA is paid to the participant as cash or salary sacrificed into superannuation or shares (at the individual’s election).  The STID is satisfied through the granting of an award under the Performance Plan.  Shares to satisfy this grant are purchased on market, held in trust and restricted from sale for a period of three years from the grant date.  The Group Executive will be entitled to receive dividend distribution payments following the Board’s determination.  The grant date for the STID is 1 October each year, being the commencement of the STID performance period, though the Group Executive must remain an employee of the Bank for the duration of the three year period in order for the beneficial interest in the shares to be transferred to the Group Executive.  The STID will be forfeited if the Group Executive leaves the Bank before the end of the three year vesting period and the dividend distribution payment will cease.  In circumstances where the Board exercises its discretion to waive this condition, for example redundancy, retirement or death, the shares held on trust will be transferred at the end of the relevant three year period or earlier at the Board’s discretion.

LTI

LTIs are provided by participation in the Performance and Option Plans, both approved by Shareholders on 3 February 1998.  LTI allocations are subject to tenure and performance hurdles established by the Committee and approved by the Board from time to time.

The existing performance conditions are based on the achievement of EPS and TSR outcomes over the measurement period, and provide for substantial growth in St.George’s EPS as well as an appropriate market focused TSR hurdle.

An overview of the performance conditions for each grant of awards and options impacting remuneration in the 2006 and 2005 years are outlined in Section A8.

Other Senior Executives – At Risk Remuneration

Other senior executives’ remuneration comprises base and at risk remuneration.  At risk remuneration includes both Short and Medium Term Incentives (MTI).  The MTI is delivered under the Performance Plan.

Each year, participants have KPIs established in the form of a Balanced Scorecard.  The KPIs include measures relating to St.George and the individual and include Financial, Customer, People, Risk and Compliance and Strategy outcomes.

The performance against the Balanced Scorecard is used to determine both the quantum of the STIA and STID to be paid and the number of awards that will be granted to the executive under the MTI.  The grant date for purposes of establishing the five day Volume Weighted Average Price (VWAP) of St.George shares awarded under the MTI is 1 October each year, being the commencement of the performance period that the MTI is being assessed against.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Individual performance outcomes against Balanced Scorecard KPIs are assessed at the end of the financial year and payment recommendations submitted to the Managing Director for approval.  Once the Managing Director has approved individual STIA and STID outcomes, the STIA is paid to the participant as cash or salary sacrificed into superannuation or shares at the individual’s election.  The STID will only be paid if the executive remains employed one year from the end of the performance period.

The MTI component of the incentive plan is subject to the same performance measures outlined in the LTI, being EPS and TSR.  The exercise conditions provide for substantial growth in St.George’s EPS as well as market based comparative TSR performance.

A4 – Service Agreements – Group Executives

The Bank has entered into service agreements with each Group Executive that provide for the payment of benefits where the service agreement is terminated by the Bank or the Group Executive.  The service agreements are not fixed term and generally provide for the following:

1)                                      where the Bank terminates the service agreement other than for misconduct, then a payment of between 12 and 15 months base remuneration is payable by the Bank depending upon the conditions of each individual service agreement as well as statutory entitlements;

2)                                      where the Group Executive terminates the service agreement because of a material diminution in his/her role or responsibility, then in addition to point (1) a further amount will be payable by the Bank as detailed below:

a)                                     seven weeks base remuneration in respect of the first year of the Group Executive’s service or part thereof; and

b)                                    four weeks base remuneration for each additional year’s service between two-10 years; and

c)                                     three weeks base remuneration for each additional year’s service between 11-16 years; and

d)                                     two weeks base remuneration for each additional year’s service between 17-25 years; and

e)                                      an additional one week’s base remuneration for each year of service where the executive is age 45 years or more;

provided any such payment does not exceed the maximum of 104 weeks of base remuneration;

3)                                      where the Group Executive is terminated immediately and without notice for misconduct, statutory entitlements only are payable.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Group Executives who exit the Bank during a given performance year (1 October to 30 September) will generally not receive an STIA or STID payment for that year except in the circumstances of redundancy, retirement or death.  In those circumstances a pro-rata payment may be made based upon the length of service during the performance year and their performance.

LTI grants are generally forfeited where the Group Executive resigns or is dismissed.  In circumstances of redundancy, retirement or death, the Group Executive or their estate, may be entitled to exercise some or all of the awards and options that have been granted, subject to satisfaction of relevant performance conditions relating to EPS and/or TSR as applicable.

The name, position held, employment commencement date and resignation date (where applicable) of the Bank’s Group Executives are as follows:

Name	Position	Employment Commencement Date
Current
G Bartlett	Group Executive – Institutional and Business Banking	8 March 1982
R Chapman	Managing Director BankSA	1 July 2002
P Clare	Group Executive – Strategy	25 February 2002
P Fegan	Group Executive – Wealth Management and Retail Financial Services	22 July 2002
D Gall	Group Executive – Retail Business	17 April 1989
J Loebenstein	Group Executive – Information Technology	20 February 1995
S McKerihan	Chief Financial Officer	4 November 1985
B Wright	Group Executive – Human Resources	3 July 2000
Former
A Thorburn	Group Executive – Personal Customers (resigned 1 December 2004)	24 June 2002

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

A5 – Remuneration of Group Executives

Details of the nature and amount of each major element of remuneration for St.George’s Group Executives are as follows:

	Short Term Benefits			Long Term Benefits	Post Employment Benefits	Share Based Payments
	Base	Short Term
	Remuneration	Incentive	Non Monetary	Long Service	Superannuation	Options	Shares
$ ‘000	(A)	(B)	Benefits (C)	Leave (D)	Contributions (E)	(F)	(G) (H)	TOTAL

2006
G Bartlett (E) (I)	706	650	10	49	12	102	253	1,782
R Chapman	503	450	—	15	12	81	139	1,200
P Clare (I)	631	450	—	13	12	134	117	1,357
P Fegan(I)	733	743	—	14	12	106	333	1,941
D Gall (I)	626	450	2	35	12	93	123	1,341
J Loebenstein	626	400	—	19	12	55	179	1,291
S McKerihan (E) (I)	830	550	—	46	12	89	288	1,815
B Wright	571	375	—	13	12	107	82	1,160
	5,226	4,068	12	204	96	767	1,514	11,887

2005
G Bartlett (E) (I)	597	600	9	28	12	106	137	1,489
R Chapman	468	400	—	16	12	78	63	1,037
P Clare (I)	501	400	—	11	12	114	58	1,096
P Fegan (E) (I)	637	650	—	13	12	97	186	1,595
D Gall	321	305	3	53	7	23	59	771
J Loebenstein (I)	536	360	—	18	12	45	125	1,096
S McKerihan (I)	726	475	—	35	12	70	194	1,512
B Wright	524	325	—	12	12	86	45	1,004
	4,310	3,515	12	186	91	619	867	9,600

A Thorburn (resigned 1 December 2004)	131	—	—	—	2	—	—	133

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

A)	Base remuneration comprises cash salary, available salary package options grossed-up by related fringe benefits tax where applicable and annual leave expense.

B)	The Short Term Cash Incentive relates to the Group Executives’ performance in the nominated financial year.

C)

Includes the benefit relating to an interest free loan provided to Mr G Bartlett and Mr D Gall. Excludes insurance premiums paid in respect of officers’ liability insurance contracts. The premium paid has not been allocated to individual officers covered by the insurance policy as, based on all available information, the Directors consider that no reasonable basis for such allocation exists.

D)	Represents the long service leave expense recognised during the financial year.

E)

Includes applicable Superannuation Guarantee Charge. For Group Executives with defined benefit fund entitlements, includes the allocation of the expense for the year determined in accordance with AASB 119: Employee Benefits. Mr G Bartlett and Mr S McKerihan are members of the defined benefit section of the Bank’s defined contribution plan. Their contributions are presently funding their entitlements under this Plan.

F)

The fair value of options is calculated at the grant date using the Binomial method. The number of options used to determine the share based remuneration value is adjusted for estimated forfeiture and then further adjusted for actual forfeiture over the vesting period. The resultant expense is allocated evenly to each reporting period over the period from the grant date to the prescribed exercise date. The following factors were used in determining the fair value of options on the grant date:

				Price of
	Date first	Fair value	Exercise	shares on	Estimated	Risk-free	Dividend
Grant Date	Exercisable	per option	price	grant date	volatility	interest rate	yield	Expected life
		$	$	$	%	%	%	(years)

01-Oct-03	30-Sep-06	2.10	20.40	20.32	17.20	4.92	4.28	3.5
01-Oct-03	30-Sep-07	2.12	20.40	20.32	17.20	4.98	4.28	4.5
01-Oct-04	30-Sep-06	1.92	21.70	22.01	15.00	5.25	5.70	2.5
01-Oct-04	30-Sep-07	2.07	21.70	22.01	15.00	5.25	5.70	3.5
01-Oct-04	30-Sep-08	2.21	21.70	22.01	15.00	5.25	5.70	4.5
01-Mar-05	30-Sep-06	2.14	24.56	24.67	15.00	5.50	5.30	2.0
01-Mar-05	30-Sep-07	2.44	24.56	24.67	15.00	5.50	5.30	3.0
01-Mar-05	30-Sep-08	2.61	24.56	24.67	15.00	5.50	5.30	4.0
01-Oct-05	30-Sep-07	2.34	28.01	27.89	14.50	5.28	5.03	2.5
01-Oct-05	30-Sep-08	2.63	28.01	27.89	14.50	5.30	5.03	3.5
01-Oct-05	30-Sep-09	2.87	28.01	27.89	14.50	5.32	5.03	4.5

In accordance with the election available under AASB 2: Share Based Payments, only options granted after 1 November 2002 that vest after 1 January 2005 have been included in remuneration.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

G)	The fair value of awards is determined as follows:

	(1)	Awards granted on 1 October 2003

	•	Awards with non-market related performance condition components have their fair value determined using the share price on the grant date.

	•	Awards with market related performance condition components have their fair value determined using the binomial method at the grant date.

	(2)	Awards granted after 1 October 2003

•

These awards require either an EPS or TSR performance hurdle to be satisfied. The fair value is determined using the share price at the grant date. The fair value is discounted for the present value of dividends not received during the vesting period.

The number of shares used to determine share based remuneration is adjusted for estimated forfeiture at the grant date and then further adjusted over the vesting period for actual forfeiture. The resultant expense is allocated evenly to each reporting period over the period from the grant date to the prescribed exercise date.

In accordance with the election available under AASB 2: Share Based Payments, only awards granted after 1 November 2002 that vested after 1 January 2005 have been included in remuneration.

H)

Includes the fair value of shares allotted under the Employee Reward Share Plan (Reward Plan) during the year. The Reward Plan provides eligible employees with up to $1,000 of ordinary shares per annum at no cost.

I)	Five highest paid officers of the Bank.

In the year ended 30 September 2006, Group Executives became entitled to receive between 100% and 113% of their STIA opportunity and between 100% and 113% of their STID opportunity for that year (30 September 2005: entitlement was between 100% and 115% of the STIA opportunity for those Group Executives who had not departed the Bank).

A6 – Non-Executive Directors’ Remuneration Policy

The Bank’s Constitution provides that the Directors shall be paid an aggregate remuneration as is determined by Shareholders at the Annual General Meeting.  The fees are determined having regard to advice from external consultants, Egan Associates, on competitive market practice.  The amount so determined is divided between the Directors at their discretion.  The last determination made was at the Annual General Meeting held on 16 December 2005, where shareholders approved an aggregate amount to not exceed $2,500,000 per annum, such sum being inclusive of all statutory superannuation guarantee contributions that the Bank makes on behalf of Directors.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

The remuneration of Non-Executive Directors is a total package, which comprises fees, superannuation, prescribed benefits and cost of shares acquired under the Non-Executive Directors’ Share Purchase Plan.

Until December 2003, the Bank’s Constitution made provision for the maximum retirement allowance that the Board may approve for a Director by reference to the maximum amount permitted to be paid under the Corporations Act 2001.  However, at the Annual General Meeting held on 19 December 2003, shareholders approved an amendment to the Constitution such that no retirement benefits will be payable to any Non-Executive Directors appointed after 30 September 2003 and the entitlements of each Non-Executive Director in office at 30 September 2003 will not increase from that amount accrued to the Non-Executive Director on 30 September 2003.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

A7 – Remuneration of Executive and Non-Executive Directors

Details of the nature and amount of each major element of remuneration for St.George’s Directors are as follows:

	Short Term Benefits (D)		Long Term Benefits	Post Employment Benefits	Share Based Payments
	Base Fee /	Short Term
	Remuneration	Incentive	Long Service	Superannuation	Options	Shares		Retirement
$ ‘000	(A) (B)	(C)	Leave (E)	Contributions (F)	(G)	(H)	TOTAL	Provision (I)
2006

Executive Director
G P Kelly (MD and CEO)	1,729	1,770	37	12	286	497	4,331	—

Non-Executive Directors
J M Thame (Chairman)	503	—	—	12	—	—	515	348
J S Curtis	224	—	—	12	—	—	236	340
T J Davis	195	—	—	12	—	—	207	—
R A F England	216	—	—	12	—	—	228	—
P D R Isherwood	229	—	—	12	—	—	241	342
L B Nicholls	213	—	—	12	—	—	225	145
G J Reaney	223	—	—	12	—	—	235	367
L F Bleasel (retired)	46	—	—	3	—	—	49	—
	1,849	—	—	87	—	—	1,936	1,542

2005

Executive Director
G P Kelly (MD and CEO)	1,527	1,725	31	12	286	386	3,967	—

Non-Executive Directors
J M Thame (Chairman)	443	—	—	14	—	—	457	348
J S Curtis	200	—	—	14	—	—	214	340
T J Davis	135	—	—	12	—	—	147	—
R A F England	193	—	—	14	—	—	207	—
P D R Isherwood	207	—	—	14	—	—	221	342
L B Nicholls	195	—	—	14	—	—	209	145
G J Reaney	214	—	—	14	—	—	228	367
L F Bleasel	198	—	—	14	—	—	212	346
F J Conroy (retired)	102	—	—	3	—	—	105	—
	1,887	—	—	113	—	—	2,000	1,888

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

MD and CEO: Managing Director and Chief Executive Officer

(A)                              Base fees for Non-Executive Directors are inclusive of the cost of shares acquired under the Non-Executive Directors’ Share Purchase Plan.  During the year, 13,299 shares were acquired and allocated to 4 Directors under this plan.  Brokerage of $778 was paid by the Bank in acquiring these shares.

(B)                                Base remuneration for Mrs G P Kelly comprises cash salary, available salary package options grossed-up by related fringe benefits tax, where applicable, and annual leave expense.

(C)                                The short term incentive relates to Mrs G P Kelly’s performance in the 30 September 2006 year.  Mrs Kelly’s STI opportunity for the 30 September 2006 year was 120% of her base remuneration.  Based on the Group’s and Mrs Kelly’s performance during the year, Mrs Kelly became entitled to receive 100% of her STI opportunity.  As approved by shareholders at the Bank’s 2005 Annual General Meeting, any STI payable to Mrs Kelly which exceeds 100% of her base remuneration will be granted to Mrs Kelly as an award with shares to satisfy this grant held in trust for a period of three years from the effective grant date of 1 October 2005.  Subject to remaining employed by the Bank, the shares will be transferred to Mrs Kelly three years from the grant date.

(D)                               Remuneration in respect of short term benefits excludes insurance premiums paid by the Group in respect of Directors’ and officers’ liability insurance contracts.  These contracts cover both current and former Directors and officers.  Under the terms of the insurance policy, the Group is prohibited from disclosing the total premium paid.  The premium has not been allocated to individuals covered by the insurance policy as, based on all available information, the Directors consider that no reasonable basis for such allocation exists.

(E)                                 Represents the long service leave expense recognised during the financial year.

(F)                                 Includes superannuation guarantee charge applicable to Directors under 70 years of age.

(G)                                In the case of the Managing Director, the fair value of options is calculated at the grant date using the Binomial method.  The number of options used to determine share based remuneration is adjusted for estimated forfeiture and then further adjusted for actual forfeiture over the vesting period.  The resultant expense is allocated evenly to each reporting period over the period from the grant date to the prescribed exercise date.  The following factors were used in determining the fair value of options on the grant date:

				Price of
	Date first	Fair value per		shares on	Estimated	Risk free
Grant date	exercisable	option	Exercise price	grant date	volatility	interest rate	Dividend yield	Expected life
		$	$	$	%	%	%	(years)
01-Oct-04	30-Sep-06	1.92	21.70	22.01	15.0	5.25	5.70	2.5
01-Oct-04	30-Sep-07	2.07	21.70	22.01	15.0	5.25	5.70	3.5
01-Oct-04	30-Sep-08	2.21	21.70	22.01	15.0	5.25	5.70	4.5

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(H)                               In the case of the Managing Director, the fair value of awards, comprising rights over unissued shares granted under the Performance Plan, has been determined using the share price of the Bank’s ordinary shares on the grant date.  The number of shares used to determine share based remuneration is adjusted for estimated forfeiture at the grant date and then further adjusted over the vesting period for actual forfeiture.  To determine the amount disclosed as remuneration in each year, the fair value is allocated evenly to each reporting period over the period from the grant date to the prescribed exercise date.

(I)                                    At the Bank’s Annual General Meeting on 19 December 2003, shareholders approved a resolution that Non-Executive Directors appointed after 30 September 2003 would not be entitled to retirement benefits.  Payment of retirement benefits that have already been accrued will not exceed the entitlement at 30 September 2003.

The value of options included in remuneration as a percentage of total remuneration for Mrs G P Kelly in the 2006 year is 6.6% (2005: 7.2%).  The proportion of total remuneration at risk for Mrs G P Kelly in the 2006 year was 58.9% (2005: 60.4%).

A8 – Performance Conditions for Options and Awards - audited

1.            Managing Director – Options and Awards granted on 1 October 2004

500,000 options were granted to the Managing Director on 1 October 2004, which vest in three tranches, comprising two tranches of 125,000 options and one tranche of 250,000 options.  57,600 awards were granted to the Managing Director on 1 October 2004, which vest in two tranches of 14,400 awards and one tranche of 28,800 awards.

Subject to tenure, each tranche will fully vest if:

•                  The Group achieves greater than or equal to 10% compound growth in EPS over the financial years from the grant date until the first prescribed exercise date or, if not achieved at that date, inclusive of each subsequent financial year until the final prescribed exercise date of the relevant tranche; or

•                  TSR for the Group meets or exceeds the 75th percentile of the S&P ASX50 Accumulation Index over the period from the grant date until the first prescribed exercise date or, if not achieved at that date, on the last trading day of any subsequent month until the final prescribed exercise date of the relevant tranche.

If neither of the above outcomes are achieved and:

•                  TSR for the Group meets or exceeds the S&P ASX50 Accumulation Index either at the first prescribed exercise date or on the last trading day of any subsequent month until the final prescribed exercise date of the relevant tranche, then half of that tranche will vest; or

•                  10% growth in EPS is achieved in the financial year prior to the prescribed exercise date then that tranche will fully vest.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

2.        Group Executives – Options and Awards granted on 1 October 2003

EPS Entitlement

Subject to tenure, half of the relevant tranche’s options and awards will vest if the following EPS conditions are satisfied:

Half of Tranche 1

EPS for the year ended 30 September 2005 must exceed:

a)              the EPS for the year ended 30 September 2004 by more than 10 percent; or

b)             that figure which EPS would have reached had EPS for the year ended 30 September 2003 grown at an annual rate of 10 percent compounded annually.

If the half of tranche 1 does not vest it is carried forward and retested with tranche 2.

Half of Tranche 2

EPS for the year ended 30 September 2006 must exceed:

a)              the EPS for the year ended 30 September 2005 by more than 10 percent; or

b)             that figure which EPS would have reached had EPS for the year ended 30 September 2003 grown at an annual rate of 10 percent compounded annually.

If the tranche 1 and tranche 2 halves have not vested they are carried forward and retested with tranche 3.

Half of Tranche 3

EPS for the year ended 30 September 2007 must exceed:

a)              the EPS for the year ended 30 September 2006 by more than 10 percent; or

b)             that figure which EPS would have reached had EPS for the year ended 30 September 2003 grown at an annual rate of 10 percent compounded annually.

Final Test

If the tranche 1, 2 and 3 halves remain unvested they will vest where:

EPS for the year ended 30 September 2008 either:

a)              exceeds EPS for the year ended 30 September 2007 by more than 10 percent; or

b)             at least equals the figure EPS would have reached had EPS for the year ended 30 September 2003 grown at an annual rate of 10 percent compounded annually.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

TSR Entitlement

Subject to tenure, the remaining 50% of the Tranche 1, 2 and 3 options and awards will vest if the Group’s TSR is equal to or exceeds the S&P/ASX50 Accumulation Index over the period from the grant date until the first prescribed exercise date if not achieved at that date, on any subsequent month until the final prescribed exercise date of 30 September 2008, as measured on that date.

3.                  Group Executives – Options and Awards granted on 1 October 2004

Subject to tenure, each tranche will fully vest if:

•                  The Group achieves greater than or equal to 10% compound growth in EPS over the financial years from the grant date until the first prescribed exercise date or, if not achieved at that date, inclusive of each subsequent financial year until the final prescribed exercise date of the relevant tranche; or

•                  TSR for the Group meets or exceeds the 75th percentile of the S&P ASX50 Accumulation Index over the period from the grant date until the first prescribed exercise date or, if not achieved at that date, on the last trading day of any subsequent month until the final prescribed exercise date of the relevant tranche.

If neither of the above outcomes are achieved and:

•                  TSR for the Group meets or exceeds the S&P ASX50 Accumulation Index either at the first prescribed exercise date or on the last trading day of any subsequent month until the final prescribed exercise date of the relevant tranche, then half of that tranche will vest; or

•                  10% growth in EPS is achieved in the financial year prior to the prescribed exercise date then that tranche will fully vest.

4.                  Group Executives – Shares granted under the Employee Reward Share Plan on 18 November 2005

The performance hurdles for the 2005 year subject to Board discretion were:

1)	EPS (before goodwill and significant items) equals or exceeds the EPS of the previous year by 10% or more, then 50% of the shares will vest; and

2)	Customer Service

a)              Obtaining an overall Group Customer Satisfaction rating of at least 78%, then 25% of the shares will vest; and

b)             Divisions achieving their service targets, then the remaining 25% of the shares vest.

5.                  Group Executives – Options and Awards granted on 1 October 2005

Subject to tenure, each tranche of options and awards will vest if, as measured from the grant date:

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

•                  The Group achieves greater than or equal to 10% compound growth in EPS either at the prescribed measurement date or on subsequent measurement annually over the vesting period; or

•                  TSR for the Group is greater than or equal to the 75th percentile of the S&P ASX50 Accumulation Index at the prescribed measurement date or on subsequent measurement monthly during the vesting period.

If neither of the above outcomes are achieved, half of the tranche will vest if, as measured from the grant date:

•                  TSR for the Group is greater than the S&P ASX50 Accumulation Index at the prescribed measurement date or on subsequent measurement monthly during the vesting period.

As per the rules of the Share and Option Plans, the Board retains overall discretion to waive all or part of the exercise conditions of awards and options.  For example, the Board could exercise its discretion where certain events occur, such as redundancy, retirement, death, where a bona fide takeover offer becomes unconditional or where it forms the view that the exercise conditions do not properly reflect the financial performance of the Group over the performance period.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 40: Share and option plans

(a) Employee Reward Share Plan (Reward Plan)

The Reward Plan provides eligible employees with up to $1,000 worth of fully paid ordinary Bank shares per annum for nil consideration.

Share issued under the Reward Plan cannot be sold until three years after allotment or at the time the participant ceases employment with the Group.

The number of shares allocated to each participant is calculated by taking $1,000 divided by the average weighted share price.  The average weighted share price is based on the share price and trading volumes on the five trading days prior to the allotment date, rounded down to the nearest whole share.

Generally, full-time, part-time, fixed term and casual staff with 12 months or more service with the Group are eligible to participate in the Reward Plan from 1 October of each relevant year, provided they are still employed by the Group on relevant allotment date.

Allotments under the Reward Plan are subject to the achievement of predetermined performance targets as set by the Board and communicated to staff prior to the commencement of each financial year.

The performance targets for shares granted to participants on 1 October 2005 relating to performance in the 30 September 2006 year were as follows:

Subject to Board discretion,

(1)	EPS on previous GAAP basis (before goodwill amortisation and significant items) equals or exceeds the EPS of the previous year by 10% or more, then 50% of the shares will vest; and

(2)	Customer service:

a.    Obtaining an overall Group Customer Satisfaction rating of at least 78%, then 25% of the shares will vest; and

b.   Divisions achieving their service targets, then the remaining 25% of the shares vest.

Shares granted under the Reward Plan are recognised as an expense in the Group’s income statement over the 12 month vesting period commencing on 1 October each year.  The expense for the 30 September 2006 financial year was $6 million (30 September 2005: $7 million).  During the year 241,366 (30 September 2005: 288,763) shares were issued in relation to the Reward Plan.  A total of 7,099 (30 September 2005: 7,043) staff participated in this offer, with each participant receiving 34 (30 September 2005: 41) fully paid ordinary shares based on the offer amount of $1,000 for nil consideration.  The shares had a market value of $29.37 per share at the allotment date.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(b) Employee Share Purchase Plan (Purchase Plan)

All permanent employees with continuous service of at least one year as at any relevant share acquisition date, are eligible to participate in the Purchase Plan.  Participants are given the opportunity during the year to nominate an amount of their pre-tax remuneration to purchase fully paid ordinary shares in the Bank.  Participants may nominate up to 20% of their Total Employment Cost and 100% of their Short Term Incentive Opportunity (less any compulsory superannuation) towards the purchase of shares.  Shares are acquired at prevailing market prices.  Brokerage is subsidised by the Bank.  Participants may elect to acquire shares under the Purchase Plan as unrestricted, restricted for 4 years or restricted for 10 years.  Where the shares are restricted, they may not be sold or transferred until the period of restriction is lifted or at the time the participant ceases employment with the Group.  Shares purchased under this Plan are expensed in the Group’s income statement.

Details of ordinary shares allocated under the Purchase Plan are as follows:

Date of allocation	Number of ordinary shares allocated	Number of employees participating	Average purchase price of shares acquired
			$
2006 year

25 November 2005	140,831	234	29.25
26 May 2006	18,708	83	29.67

Total	159,539	317

2005 year

26 November 2004	47,986	95	24.35
17 December 2004	101,487	128	24.42
7 January 2005	132	1	24.42
7 June 2005	20,761	82	25.92

Total	170,366	306

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(c) Executive Performance Share Plan (Performance Plan)

In accordance with the rules of the Performance Plan and as approved by shareholders, share allocations may occur by either allotment or by purchase on market.  The Board will determine the most appropriate basis of allocation.  The Managing Director, Group Executives and other Senior Executives are eligible to be invited to participate in the Performance Plan.  Awards granted to the Managing Director, the Group Executive and other Senior Executives are satisfied under this plan.

The fair value of awards granted under the Performance Plan is recognised as an expense in the Group’s income statement over the vesting period of the awards.  The fair value is discounted for estimated forfeitures.  The fair value is determined on the following bases:

(1)               Shares issued or shares purchased on market on satisfaction of non-market related performance hurdles – prevailing market price at grant date for grants before 1 October 2005.  For grants after this date, the fair value has been discounted for the present value of dividends paid by the Bank during the vesting period when they are not received by the participant.

(2)               Shares purchased or shares issued on satisfaction of market related performance hurdles – the fair value has been determined using the binomial method at the grant date.

Awards granted to participants are issued or transferred at the end of the relevant vesting period subject to satisfying applicable performance hurdles (refer Note 39).  As at 30 September 2006, there were 79 (September 2005: 76) participants in the Performance Plan.  Awards are granted for no consideration at prevailing market prices.

Awards granted prior to 7 November 2002 that have not vested on or before 1 January 2005, have not been expensed in accordance with the transitional provisions of AASB 1.  The expense recognised during the year in respect of the Performance Plan was $5 million (30 September 2005: $5 million).

For awards granted on 1 October 2003, 1 October 2004 and 1 October 2005, shares will be issued to participants upon satisfaction of applicable performance hurdles (refer note 39).

For awards granted on 1 October 2005, shares have been purchased on market and are held in trust until applicable performance hurdles have been satisfied.

The following is a summary of grants under the Performance Plan:

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Movements during the year

Date awards granted	Vesting date	Awards outstanding 1 Oct 2005	Number of awards granted	Number of awards forfeited	Number of shares allotted	Awards outstanding 30 Sep 2006	Senior executives in plan	Fair value per award granted during the year ($)

2-Jun-02	22-Jul-05	20,000	—	—	20,000	—	—
1-Oct-02	15-Nov-05	19,781	—	—	19,781	—	—
1-Oct-02	15-Nov-05	19,781	—	—	19,781	—	—
1-Oct-03	30-Sep-05	17,034	—	—	14,831	2,203	2
1-Oct-03	30-Sep-06	17,034	—	—	—	17,034
1-Oct-03	30-Sep-07	17,034	—	—	—	17,034	7
1-Oct-03	30-Sep-04	1,037	—	—	1,037	—	—
1-Oct-03	30-Sep-05	84,624	—	—	84,624	—	—
23-Dec-03	31-Dec-05	10,000	—	—	10,000	—	—
1-Oct-03	30-Sep-05	99,653	—	—	99,260	393	1
1-Oct-03	30-Sep-06	98,992	—	7,742	—	91,250	62
1-Oct-04	30-Sep-06	14,400	—	—	—	14,400
1-Oct-04	30-Sep-07	14,400	—	—	—	14,400	1
1-Oct-04	30-Sep-08	28,800	—	—	—	28,800
1-Oct-04	30-Sep-06	23,658	—	—	—	23,658
1-Oct-04	30-Sep-07	23,658	—	—	—	23,658	7
1-Oct-04	30-Sep-08	23,658	—	—	—	23,658
1-Mar-05	30-Sep-06	718	—	—	—	718
1-Mar-05	30-Sep-07	718	—	—	—	718	1
1-Mar-05	30-Sep-08	718	—	—	—	718
1-Oct-04	30-Sep-06	—	89,620	5,193	—	84,427	59
1-Oct-04	30-Sep-07	—	89,620	9,656	—	79,964	54
15-Aug-05	30-Sep-06	—	110	—	—	110
15-Aug-05	30-Sep-07	—	110	—	—	110	1
1-Oct-05	30-Sep-07	—	14,498	—	—	14,498		25.19
1-Oct-05	30-Sep-08	—	14,498	—	—	14,498	8	23.93
1-Oct-05	30-Sep-09	—	14,498	—	—	14,498		22.75
17-May-06	17-May-07	—	2,424	—	—	2,424		28.55
17-May-06	17-May-08	—	2,424	—	—	2,424	1	26.89
17-May-06	17-May-09	—	2,424	—	—	2,424		25.06

Total		535,698	230,226	22,591	269,314	474,019

Performance hurdles in respect of awards granted during the year are subject to tenure and vest for $nil consideration subject to the satisfaction of performance conditions contained in Note 39.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(d) Executive Option Plan (Option Plan)

The Managing Director and Group Executives are eligible to participate in the Option Plan.  Exercise is conditional upon the Bank achieving a prescribed performance hurdle.  The options do not grant rights to the option holders to participate in a share issue of any other body corporate.  Non-Executive Directors are not eligible to participate in the plan.  Options granted to the Managing Director and the Group Executive are satisfied under this plan.

Details of the Option Plan are as follows:

Movements during the year
Number of options

Date options		Exercise	Options outstanding				Options outstanding	Senior executives in	Fair value per option granted during the
granted	Exercise period (1)	price ($) (2)	1 Oct 2005	Granted	Forfeited	Exercised	30 Sep 2006	plan (3)	year ($) (4)

12-Dec-01	12-Jun-05 to 12-Dec-06	16.91	250,000	—	—	250,000	—	—
12-Dec-01	12-Jun-06 to 12-Dec-06	16.91	500,000	—	—	—	500,000	1
1-Oct-02	15-Nov-04 to 1-Oct-07	18.16	60,159	—	—	16,095	44,064	2
1-Oct-02	15-Nov-05 to 1-Oct-07	18.16	118,386	—	—	94,351	24,035	1
1-Oct-02	15-Nov-05 to 1-Oct-07	18.16	118,386	—	—	78,256	40,130	2
1-Oct-03	30-Sep-05 to 1-Oct-09	20.40	178,862	—	—	74,820	104,042	5
1-Oct-03	30-Sep-06 to 1-Oct-09	20.40	178,862	—	—	—	178,862
1-Oct-03	30-Sep-07 to 1-Oct-09	20.40	178,862	—	—	—	178,862	7
1-Oct-04	30-Sep-06 to 1-Oct-10	21.70	125,000	—	—	—	125,000
1-Oct-04	30-Sep-07 to 1-Oct-10	21.70	125,000	—	—	—	125,000	1
1-Oct-04	30-Sep-08 to 1-Oct-10	21.70	250,000	—	—	—	250,000
1-Oct-04	30-Sep-06 to 1-Oct-10	21.70	141,336	—	—	—	141,336
1-Oct-04	30-Sep-07 to 1-Oct-10	21.70	141,336	—	—	—	141,336	7
1-Oct-04	30-Sep-08 to 1-Oct-10	21.70	141,336	—	—	—	141,336
1-Mar-05	30-Sep-06 to 1-Oct-10	24.56	15,786	—	—	—	15,786
1-Mar-05	30-Sep-07 to 1-Oct-10	24.56	15,786	—	—	—	15,786	1
1-Mar-05	30-Sep-08 to 1-Oct-10	24.56	15,786	—	—	—	15,786
1-Oct-05	30-Sep-07 to 1-Oct-11	28.01	—	138,762	—	—	138,762		2.34
1-Oct-05	30-Sep-08 to 1-Oct-11	28.01	—	119,104	—	—	119,104	8	2.63
1-Oct-05	30-Sep-09 to 1-Oct-11	28.01	—	108,276	—	—	108,276		2.87

TOTAL			2,554,883	366,142	—	513,522	2,407,503

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(1)	The options may be exercisable at an earlier date as prescribed by the Option Plan rules.

(2)

A premium may be added to the exercise price of the options, granted 12 December 2001, which represents the time value of money component of the value of the options (calculated as the difference between the actual dividend and bond yields for the year from the Grant Date of the options to the earliest exercise date). The exercise price represents the market value of the Bank’s ordinary shares at the Grant Date of the options. This market value represents the weighted average trading price during the five trading days prior to and including the Grant Date, calculated in accordance with the Option Plan rules.

(3)	Participating executives are required to hold a minimum of 5,000 ordinary shares in the Bank in order to participate in the Option Plan.

(4)

The fair value of options granted during the year has been determined using the Binomial method. The fair value is recognised as an expense in the Group’s income statement over the vesting period. An expense of $1 million (30 September 2005: $1 million) was recognised during the year.

During the financial year, 513,522 ordinary shares were issued following the exercise of 513,522 options.  The amount paid on exercise of these options is disclosed in the above table.  No amounts remain unpaid on any of these shares.  The market value of shares issued during the year as a result of the exercise of these options as at 30 September 2006 was $16 million (30 September 2005: $9 million).

The market value of shares that could be issued from the exercise of outstanding options at 30 September 2006 is $73 million (30 September 2005: $71 million).

The exercise of options is subject to the achievement of performance hurdles contained in note 39.

(e) Non-Executive Directors’ share purchase plan (Directors’ Plan)

All Non-Executive Directors are eligible to participate in the Directors’ Plan.  Each financial year, Non-Executive Directors are provided with the opportunity to contribute a part or all of their pre-tax remuneration from the Group to acquire fully paid ordinary shares in the Bank.  Shares are acquired at prevailing market prices and brokerage fees are payable by the Bank.  Shares purchased under the Directors’ Plan are expensed in the Group’s income statements.

During the year, 4 (30 September 2005: 4) Non-Executive Directors were allocated 13,299 shares (30 September 2005: 9,706) which were acquired on market at an average purchase price of $29.27 per share (30 September 2005: $24.83).

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 41: Average balances and related interest

The following table shows the major categories of interest earning assets and interest bearing liabilities and the respective interest rates earned or paid by the Group for the years indicated.  Averages are month-end averages, which are not materially different from daily averages and have not been adjusted to exclude the impact of the discontinued operation.

	2006			2005
	Average balance	Interest	Average rate	Average balance	Interest	Average rate
	$M	$M	%	$M	$M	%
Interest earning assets
Cash and liquid assets	885	38	4.29	879	37	4.21
Receivables due from other financial institutions	1,255	61	4.86	951	40	4.21
Assets at fair value through the income statement	6,814	380	5.58	7,993	427	5.34
Loans and other receivables	86,529	6,335	7.32	68,879	5,001	7.26
Total interest earning assets	95,483	6,814	7.14	78,702	5,505	6.99

Non interest earning assets
Bills receivables	14			11
Property, plant and equipment	434			459
Other assets	3,846			9,247
Provision for doubtful debts	(280)			(296)
Total non interest earning assets	4,014			9,421

Total assets	99,497			88,123

Interest bearing liabilities
Retail funding	40,187	1,779	4.43	36,354	1,513	4.16
Other deposits	14,670	882	6.01	9,109	544	5.97
Payables due to other financial institutions	449	19	4.23	741	31	4.18
Domestic borrowings	10,857	671	6.18	7,838	462	5.89
Offshore borrowings (1)	25,989	1,448	5.57	20,934	1,154	5.51
Total interest bearing liabilities	92,152	4,799	5.21	74,976	3,704	4.94

Non interest bearing liabilities
Bills payable	199			172
Other non interest bearing liabilities	2,262			7,847
Total non interest bearing liabilities	2,461			8,019

Total liabilities	94,613			82,995

Shareholders’ equity (2)	4,884			5,128

Total liabilities and shareholders’ equity	99,497			88,123

Interest spread (3)			1.93			2.05
Interest margin (4)			2.11			2.29

(1)	Includes foreign exchange swap costs.

(2)	Basic weighted average number of ordinary shares outstanding for the year were 524.3 million.

(3)	Interest spread represents the difference between the average interest rate earned on assets and the average interest rate paid on funds.

(4)	Interest margin represents net interest income as a percentage of average interest earning assets.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Volume and rate analysis

The table below allocates changes in interest income and interest expense between changes in volume and changes in rate for the years ended 30 September 2006 and 30 September 2005.  Volume and rate variances have been calculated on the movement in average balances and the change in the interest rates on average interest earning assets and average interest bearing liabilities.

	2006 over 2005			2005 over 2004
	Volume	Rate	Total	Volume	Rate	Total
	$M	$M	$M	$M	$M	$M

Interest earning assets
Cash and liquid assets	—	1	1	6	(2)	4
Receivables due from other financial institutions	15	6	21	27	1	28
Investment securities/assets at fair value	(66)	19	(47)	102	6	108
Loans and other receivables	1,292	42	1,334	1,190	59	1,249
Change in interest income	1,241	68	1,309	1,325	64	1,389

Interest bearing liabilities
Retail funding	170	96	266	80	142	222
Other deposits	334	4	338	(30)	23	(7)
Payables due to other financial institutions	(12)	—	(12)	5	3	8
Domestic borrowings	187	22	209	298	(4)	294
Offshore borrowings	282	12	294	647	36	683
Change in interest expense	961	134	1,095	1,000	200	1,200

Change in net interest income	280	(66)	214	325	(136)	189

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 42: Segmental Results

(a) Business Segments

Business segments are based on the Group’s organisational structure.  The Group comprises four business divisions, namely:

•                  Retail Bank (RB) – responsible for residential and consumer lending, provision of personal financial services including transaction services, call and term deposits, small business banking and financial planners.  This division manages retail branches, call centres, agency networks and electronic channels such as EFTPOS terminals, ATMs and Internet Banking.

•                  Institutional and Business Banking (IBB) - responsible for liquidity management, securitisation, wholesale funding, capital markets, treasury market activities including foreign exchange, money market and derivatives, corporate and business relationship banking, international and trade finance banking services, leasing, hire purchase, automotive finance, commercial property lending and cash flow financing including factoring and invoice discounting.

•                  BankSA (BSA) – responsible for providing retail banking and business banking services to customers in South Australia and Northern Territory.  These services have extended into country New South Wales and Victoria as part of the Group’s initiative to expand rural banking.  Customers are serviced through branches, electronic agencies, ATMs, call centres, EFTPOS terminals and Internet banking.

•                  Wealth Management (WM) – responsible for providing wealth management and administration, asset management, dealer group services, margin lending, financial advice, private banking services and general and life insurance.

Segmental results are not comparable to prior periods as comparative figures do not reflect the impact of AIFRS financial instrument accounting standards that have been adopted from 1 October 2005.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

		Institutional &
		Business		Wealth
For the year ended 30 September 2006	Retail Bank	Banking	BankSA	Management	Other	Consolidated
	$M	$M	$M	$M	$M	$M

Segment revenue

Net interest income	1,063	569	303	78	—	2,013
Non-interest income	436	135	82	286	14	953
Significant item	—	—	—	—	41	41
Total segment revenue	1,499	704	385	364	55	3,007

Segment expenses

Bad and doubtful debts	105	29	9	1	—	144

Operating expenses
- Other provisions	27	27	6	14	—	74
- Depreciation	49	7	9	2	—	67
- Deferred expenditure amortisation	24	3	4	1	—	32
- Other expenses	593	217	144	166	—	1,120
Total operating expenses	693	254	163	183	—	1,293

Significant item	—	—	—	—	48	48

Total segment expenses	798	283	172	184	48	1,485

Profit before income tax expense from continuing operations	701	421	213	180	7	1,522

Income tax expense						445

Profit after income tax from continuing operations						1,077

Loss of discontinued operation after tax						13
Minority interest - continuing operations						1
Minority interest - discontinued operation						(5)

Profit after income tax and minority interests						1,068

		Institutional &
		Business		Wealth
As at 30 September 2006	Retail Bank	Banking	BankSA	Management	Other	Consolidated
	$M	$M	$M	$M	$M	$M

Investment in Associates	—	—	—	—	28	28
Other Assets	54,237	33,267	12,029	4,834	2,607	106,974
Total Assets	54,237	33,267	12,029	4,834	2,635	107,002

Total Liabilities	26,002	65,600	7,771	1,025	1,261	101,659

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

		Institutional &
		Business		Wealth
For the year ended 30 September 2005	Retail Bank	Banking	BankSA	Management	Other	Consolidated
	$M	$M	$M	$M	$M	$M

Segment revenue

Net interest income	1,057	409	267	64	—	1,797
Non-interest income	366	258	90	258	—	972
Significant item	—	—	—	—	16	16
Total segment revenue	1,423	667	357	322	16	2,785

Segment expenses

Bad and doubtful debts	67	29	9	4	—	109
Operating expenses
- Other provisions	24	25	8	13	—	70
- Depreciation	50	7	9	1	—	67
- Deferred expenditure amortisation	30	3	4	1	—	38
- Other expenses	591	202	138	157	—	1,088
Total operating expenses	695	237	159	172	—	1,263

Significant item	—	—	—	—	16	16
Goodwill impairment	—	—	—	—	4	4

Total segment expenses	762	266	168	176	20	1,392

Share of profit of investment in associates	—	3	—	—	—	3

Profit/(loss) before income tax expense from continuing operations	661	404	189	146	(4)	1,396

Income tax expense						413

Profit after income tax from continuing operations						983

Loss of discontinued operation after tax						10
Minority interest - continuing operations						—
Minority interest - discontinued operation						(5)

Profit after income tax and minority interests						978

		Institutional &
		Business		Wealth
As at 30 September 2005	Retail Bank	Banking	BankSA	Management	Other	Consolidated
	$M	$M	$M	$M	$M	$M

Total Assets	48,778	26,530	10,441	3,806	2,804	92,359

Total Liabilities	24,802	53,307	6,785	1,027	1,051	86,972

(b)  Geographical segments

The Group predominantly operates in Australia.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 43: Deed of cross guarantee

Pursuant to ASIC Class Order 98/1418 (as amended) dated 13 August 1998, the wholly-owned subsidiaries listed below are relieved from the Corporations Act 2001 requirements for preparation, audit and lodgement of financial reports, and directors’ reports.

It is a condition of the Class Order that the Bank and each of the subsidiaries enter into a Deed of Cross Guarantee.  The effect of the Deed is that the Bank guarantees to each creditor payment in full of any debt in the event of winding up of any of the subsidiaries under certain provisions of the Corporations Act 2001.  If a winding up occurs under other provisions of the Act, the Bank will only be liable in the event that after six months any creditor has not been paid in full.  The subsidiaries have also given similar guarantees in the event that the Bank is wound up.

The subsidiaries subject to the Deed are:

•                  St.George Financial Services Limited

•                  Advance Leasing Limited

•                  Canberra Advance Property Limited

•                  Crusade Management Limited

A consolidated income statement and consolidated balance sheet, comprising the Bank and controlled entities, which are a party to the Deed, after eliminating all transactions between parties to the Deed of Cross Guarantee, at 30 September is set out below:

Summarised income statement and retained profits

	Consolidated
	2006	2005
	$M	$M

Profit before tax	1,540	1,271
Income tax expense	(370)	(353)
Profit after tax	1,170	918

Retained profits at beginning of year	844	551
Adjustment to retained profits on transition to AIFRS net of tax	(128)	77
Transfer to reserve	(62)	—
Reduction in retained profits on share buy-back	(224)	—
Dividends recognised during the year	(772)	(702)
Retained profits at end of year	828	844

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Balance sheet

	Consolidated
	2006	2005
	$M	$M
ASSETS
Cash and liquid assets	1,077	1,175
Receivables due from other financial institutions	510	505
Assets at fair value through the Income Statement	6,617	5,918
Derivative assets	916	—
Available for sale investments	1	—
Loans and other receivables	58,901	55,976
Bank acceptances of customers	11,908	7,098
Investment in controlled entities	1,619	961
Amounts receivable from controlled entities	3,925	2,767
Investments in associated companies	24	—
Other investments	—	2
Property, plant and equipment	316	348
Intangible assets	1,039	1,018
Deferred tax assets	174	93
Other assets	744	967

TOTAL ASSETS	87,771	76,828

LIABILITIES
Deposits and other borrowings	53,435	47,775
Payables due to other financial institutions	401	91
Derivative liabilities	737	—
Bank acceptances	7,287	7,098
Provision for dividends	3	5
Amounts payable to controlled entities	980	146
Current tax liabilities	140	145
Deferred tax liabilities	137	207
Other provisions	115	100
Bonds and notes	16,526	13,139
Loan capital	2,032	1,956
Bills payable and other liabilities	561	1,168

TOTAL LIABILITIES	82,354	71,830

NET ASSETS	5,417	4,998

SHAREHOLDERS’ EQUITY
Share capital	4,420	4,136
Reserves	169	18
Retained profits	828	844

TOTAL SHAREHOLDERS’ EQUITY	5,417	4,998

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 44: Commitments

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

(1) Capital Expenditure

Less than one year	16	8	16	8

(2) Non-cumulative operating leases expiring

Less than one year	86	69	82	63
Between one and five years	207	122	195	112
More than five years	159	54	153	48
	452	245	430	223

The Group leases a number of commercial buildings and computer hardware under operating leases.  The lease terms typically run for a period of 5 years for buildings and 3 years for computer hardware.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 45: Contingent liabilities, assets and commitments

The Group has a variety of contingent liabilities arising from transactions including endorsed bills of exchange, letters of credit, guarantees and commitments to provide credit.  The notional amounts of contingent liabilities represent the maximum credit risk.  The credit equivalent represents the maximum or total potential loss if the counterparty were to default, determined in accordance with APRA’s risk weighted capital adequacy guidelines.

Contingent liabilities and commitments exist in respect of:

	Consolidated				Bank
	Face Value		Credit Equivalent Amount		Face Value		Credit Equivalent Amount
	2006	2005	2006	2005	2006	2005	2006	2005
	$M	$M	$M	$M	$M	$M	$M	$M
Contingent liabilities
Bills endorsements	350	413	350	413	350	413	350	413
Guarantees	538	415	538	415	538	415	538	415
Documentary letters of credit	173	180	138	138	164	180	128	138
Documentary letters of credit - controlled entities	—	—	—	—	23	15	23	14
Performance related items	15	24	8	12	15	24	8	12
Commitments
Undrawn credit facilities	19,301	17,111	1,056	1,434	19,018	16,910	1,056	1,434
Undrawn credit facilities - controlled entities	—	—	—	—	219	258	—	—

Total credit risk related instruments	20,377	18,143	2,090	2,412	20,327	18,215	2,103	2,426

Contingent liabilities exist in respect of claims and potential claims against entities in the Group.  Where necessary, appropriate provisions have been made in the financial statements.  Information regarding the Bank’s dispute with the Australian Taxation Office over deductions claimed on the Group’s depositary capital securities is contained in note 6.

The credit risk related contingent liabilities of $20,377 million (30 September 2005: $18,143 million) also represent contingent assets of the Group.  These commitments to provide credit may in the normal course convert to loans and other receivables.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

The Bank is subject to a credit risk exposure in the event that another financial institution fails to settle for its payments clearing activities, in accordance with the regulations and procedures of the following clearing systems of the Australian Payments Clearing Association Limited: The Australian Paper Clearing System (“Clearing Stream 1”), the Bulk Electronic Clearing System (“Clearing Stream 2”), The Consumer Electronic Clearing System (“Clearing Stream 3”) and the High Value Clearing System (“Clearing Stream 4”, only if operating in “bypass mode”).  This credit risk exposure is unquantifiable in advance, but is well understood, and is extinguished upon settlement at 9am each business day.

Service contracts have been entered into with the Managing Director and Group Executives.  The maximum contingent liability for termination benefits under these employment contracts that has not been provided for in the financial statements is $14 million (30 September 2005: $12 million).

Note 46: Liability for defined benefit fund obligation

The Group makes contributions to multiple superannuation funds in accordance with “Superannuation Choice of Fund”, including the employer sponsored fund which has two defined benefit sections with 240 members in total.  No new members are accepted into these defined benefit sections.  All employees who are members of these defined benefit sections are entitled to benefits on retirement, disability or death.  The defined benefit sections guarantee lump sum benefits based on years of service and final average salary.  The defined contribution section of the fund receives fixed contributions from the Bank and certain controlled entities, and the Group’s legal or constructive obligation is limited to these contributions.

The following sets out details in respect of the defined benefit section only.

	Consolidated		Bank
	2006	2005	2006	2005
	$M	$M	$M	$M

Present value of defined benefit obligation	56	56	56	56
Fair value of plan assets	51	51	51	51
Deficit in the plan	5	5	5	5

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 47: Financial risk management

The Group in its daily operations is exposed to a range of risks including credit risk, liquidity risk and market risk.  These risks are managed through specialised committees responsible for policy setting and monitoring and analysing risk.

Credit risk

Credit risk is the potential for loss arising from a debtor or counterparty failing to meet their financial contractual obligations.  This risk is inherent in the Group’s lending activities, as well as transactions involving derivatives and foreign exchange. Credit risk is managed principally through embedded controls upon individual lending divisions and business managers who are responsible for the lending.  Lending is carried out within the parameters of lending policies (covering approvals, documentation and management), which have been developed having regard to statistical data and historical risk experience.

To maintain the quality of the lending portfolio, prudential standards and lending policies have been established throughout the Group.  Credit processes are typically structured so that loan origination, approval, document preparation, settlement and account monitoring and control are segregated to different individuals or areas.  Credit must be evaluated against established credit policies and within authorities and be structured, particularly in terms of security, to be prudent for the risk incurred.

The Group Credit division assesses credit beyond the lending authorities of business divisions and/or outside normal Group Credit policies or guidelines.  This division assesses specific provision requirements where loan default has occurred and also controls the Loans Management Unit which manages large impaired assets with the aim of achieving the optimum result from such assets.

Through its credit inspection function, Group Credit tests internal controls and adherence to credit policies and procedures which are standard throughout the Group and contained in credit manuals administered by Group Credit.

The Group applies standard credit risk assessment criteria to all extensions of credit, from credit scoring systems for basic retail products to complete credit assessment for commercial and trade related transactions.

Standard risk grading methodologies for commercial lending are set at the transaction level and will drive pricing.

The portfolio maintenance function within Group Credit monitors and refines proprietary risk grading systems to ensure on-going predictability.

Various prudential limits are in place to assist with the diversification of the portfolio. These include limits on counterparties, individual securities or developments, industries and geographies. Prudential limits are approved by the Bank’s Board Risk Management Committee.

Group Credit regularly reports to the Management Credit Committee and the Board Risk Management Committee on the status of large impaired assets, arrears and trend analysis, compliance reports, portfolio analysis and all approvals above $25 million.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Liquidity risk

Liquidity risk refers to the inability to meet financial commitments when they fall due.  Liquidity risk arises from mismatches in the cash flows from financial transactions.

Liquidity is managed to policies and strategies determined by the Bank’s Asset and Liability Committee (ALCO).

These include:

•                  maintaining a core of high quality and readily liquefiable securities;

•                  sourcing the majority of funds from the retail sector and committed medium term wholesale facilities;

•                  maintaining a diversified used funding capacity in wholesale and retail markets; and

•                  monitoring liquidity flows while quickly identifying any anomalies.

Market risk

(a) Funding risk

Funding risk is the risk of over-reliance on a particular funding source.  The risks associated with such a concentration include volatility in funding costs or availability.

To minimise funding risk, the Group raises wholesale funds from well diversified sources encompassing both international and domestic capital markets.

(b) Interest rate risk

Interest rate risk arises from a variety of sources including mismatches between the repricing periods of assets and liabilities.  Movements in interest rates can affect earnings and the value of the Group.  Interest rate risk management policy aims to minimise fluctuations in earnings over time from volatility in movements in interest rates while maximising shareholder value.

(i) Interest rate risk in non-trading activities

Interest rate risk is monitored by the Bank’s Balance Sheet Risk Management unit to ensure that aggregate exposure to interest rate risk is contained within policy guidelines and defined limits set by the Bank’s Asset and Liability Committee (ALCO).  The Balance Sheet Risk Management unit reports to ALCO at least monthly.

The “gap position” between assets and liabilities repricing is managed with derivative products, particularly swaps and options, and on balance sheet strategies.

Interest rate risk also arises from the impact of interest rate changes on pricing relationships between retail and wholesale assets and liabilities.  The risk is monitored through simulation modelling which estimates the impact on net interest earnings due to changes in interest rates and/or the size and mix of the Balance Sheet.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

The simulation model integrates risk parameters, product design and pricing policies and balance sheet and yield curve forecasts.  The model’s key assumptions are regularly reviewed to take account of both historical relationships and the current competitive and interest rate environment.

Risk to earnings is measured by calculating the fluctuation in net interest earnings based on a 1% parallel increase in the bank bill swap curve.  The risk is managed to ensure the net interest earnings fluctuation in the next 12 months is limited to a maximum of 10% of operating profit after tax.  This measure captures spread and market risk exposures.

(ii) Market risk from trading activities

Market risk is the potential for losses arising from the adverse movements in the level of market factors such as foreign exchange rates, interest rates or exchange rate volatilities.  Trading activities give rise to market risk.  This risk is controlled by an overall risk management framework that incorporates a number of market risk measurements including value at risk (VaR).  VaR is a statistical estimate of the potential loss that could be incurred if the Bank’s trading positions were maintained for a defined period of time.  A confidence level of 99% is used at St.George; this implies that for every 100 days, the loss will not exceed the VaR limit of 99 of those days.  VaR is not an estimate of the maximum loss the trading activities could incur from an extreme market event.

VaR measurements are supplemented by a series of stress tests that are used to capture the possibility of extreme events or market shocks.  Additionally, the market risk framework includes enforcing stoploss limits on all portfolios, basis point sensitivity limits, specific options limits and control of large or unusual trading activity.

The Group uses Monte Carlo simulation to calculate VaR.  This model takes into account all relevant market variables.  It is approved by APRA for regulatory purposes and is operated within the overall framework outlined in the APRA Prudential Standards.

The following table provides a summary of VaR by total risk taken and by trading unit for the years ended 30 September 2006 and 30 September 2005.

	2006		2005
For the year ended 30 September	High	Average	High	Average

Foreign exchange VaR	744	294	775	273
Domestic VaR	1,582	596	1,105	385
Total room risk	1,546	660	1,088	479

Note: The table above incorporates all options risk.  VaR is calculated at a 99% confidence interval for a 1 day holding period.

Actual and hypothetical profit and loss outcomes are monitored against VaR on a daily basis as part of the model validation process.  Hypothetical profit and loss involves holding a portfolio constant, thereby excluding any intraday trading activity.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 48: Interest rate risk

The Group’s objectives and policies in relation to the management of interest rate risk arising from financial instruments are set out in note 47.

Interest rate risk arises from a variety of sources including mismatches between the repricing period of assets and liabilities.  As a result of these mismatches, movements in interest rates can affect earnings or the value of the Group.

The “gap position” between when assets, liabilities and derivative instruments are contractually due to reprice represents one measure of the Group’s interest rate risk position.  The table below provides the repricing profiles of the Group’s assets and liabilities and the resulting gap position at 30 September, based upon allocation of assets and liabilities to time periods by reference to the earlier of the next contractual interest rate repricing date and the maturity date.  The Group does not use the repricing information in the way presented in this table to manage interest rate risk, as the contractual repricing gap position does not reflect the Group’s anticipated repricing gap position.

The amounts shown in the table represent the carrying amount of the Group’s assets and liabilities.  The interest rate shown is the effective interest rate or weighted average effective interest rate in respect of each class of asset and liability.  For floating rate instruments, it is the current market rate and for fixed rate instruments it is the historical rate.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

As at 30 September 2006	Within 1 month	1 to 3 months	3 to 12 months	1 to 5 years	Over 5 years	Non- interest bearing	Total	Weighted average effective interest rate
	$M	$M	$M	$M	$M	$M	$M	%

ASSETS
Cash and liquid assets	1,081	—	—	—	—	—	1,081	4.79
Receivables due from other financial institutions	1,106	6	70	—	—	—	1,182	5.47
Assets at fair value through the income statement	3,327	1,694	1,015	60	—	96	6,192	6.04
Derivative assets	—	—	—	—	—	1,093	1,093	—
Available for sale investments	136	1,228	—	—	—	177	1,541	5.52
Loans and other receivables	59,937	767	3,297	17,582	232	(299)	81,516	7.67
Bank acceptances of customers	10,156	1,583	169	—	—	—	11,908	7.34
Other assets	—	—	—	—	—	2,489	2,489	—
TOTAL ASSETS	75,743	5,278	4,551	17,642	232	3,556	107,002	7.20

LIABILITIES
Deposits and other borrowings	37,550	8,623	6,819	1,627	14	—	54,633	4.90
Payables due to other financial institutions	400	1	—	—	—	—	401	5.98
Liabilities at fair value through the income statement	—	390	—	—	—	—	390	7.68
Derivative liabilities	—	—	—	—	—	1,190	1,190	—
Bank acceptances	5,998	1,153	136	—	—	—	7,287	6.14
Bonds and notes	14,711	18,706	707	469	—	—	34,593	6.39
Loan capital	76	717	366	327	546	—	2,032	6.58
Other liabilities	—	—	—	—	—	1,133	1,133	—
TOTAL LIABILITIES	58,735	29,590	8,028	2,423	560	2,323	101,659	5.44

TOTAL SHAREHOLDERS’ EQUITY						5,343	5,343
Off-balance sheet items affecting interest rate sensitivity	(4,852)	8,120	940	(4,704)	496	—
Net mismatch	12,156	(16,192)	(2,537)	10,515	168	(4,110)
Cumulative mismatch	12,156	(4,036)	(6,573)	3,942	4,110	—

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

As at 30 September 2006	Within 1 month	1 to 3 months	3 to 12 months	1 to 5 years	Over 5 years	Non- interest bearing	Total	Weighted average effective interest rate
	$M	$M	$M	$M	$M	$M	$M	%

ASSETS
Cash and liquid assets	1,184	—	—	—	—	—	1,184	4.27
Receivables due from other financial institutions	774	45	25	—	265	2	1,111	5.49
Assets at fair value through the income statement	2,799	2,324	619	78	69	118	6,007	5.62
Investment securities	18	1,131	—	—	—	—	1,149	5.75
Loans and other receivables	55,391	755	3,192	13,713	186	(288)	72,949	7.35
Bank acceptances of customers	—	—	—	—	—	7,098	7,098	—
Other assets	—	—	—	—	—	2,861	2,861	—
TOTAL ASSETS	60,166	4,255	3,836	13,791	520	9,791	92,359	6.36

LIABILITIES
Deposits and other borrowings	33,855	7,341	6,058	1,900	19	2	49,175	4.56
Payables due to other financial institutions	91	—	—	—	—	—	91	5.08
Bank acceptances	—	—	—	—	—	7,098	7,098	—
Bonds and notes	4,131	20,106	1,210	471	—	—	25,918	4.78
Loan capital	271	688	—	463	534	—	1,956	6.16
Other liabilities	—	—	—	—	—	2,734	2,734	—
TOTAL LIABILITIES	38,348	28,135	7,268	2,834	553	9,834	86,972	4.15

TOTAL SHAREHOLDERS’ EQUITY						5,387	5,387
Off-balance sheet items affecting interest rate sensitivity	(9,613)	11,274	(595)	(1,581)	515	—	—
Net mismatch	12,205	(12,606)	(4,027)	9,376	482	(5,430)
Cumulative mismatch	12,205	(401)	(4,428)	4,948	5,430	—

The interest rate risk table for the Group at 30 September 2005 is prepared in accordance with the requirements of the previous GAAP standard AASB 1033: Presentation and Disclosure of Financial Instruments and accordingly does not include the classification and measurement requirements of AASB 139: Financial Instruments: Recognition and Measurement.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 49: Derivatives

Definition

A derivative is a financial instrument that provides the holder with the ability to participate in some or all of the price changes of an underlying financial asset, reference rate or index.  Derivatives are carried at fair value and shown in the balance sheet as assets and liabilities.  Derivative assets and liabilities on different transactions are only set-off if the transactions are with the same counterparty, a legal right of set-off exists and the cash flows are intended to be settled on a net basis.

Common derivatives used by the Group are swaps, options, futures, forwards and foreign exchange contracts. The major characteristics of these are summarised below.

Swaps

An interest rate swap is an agreement between two parties to exchange interest obligations periodically based on an underlying notional principal. A cross currency swap involves a principal exchange of amounts in one currency for another currency and a re-exchange of the same principal amounts at maturity. Interest payments and receipts on the principal amounts are exchanged periodically throughout the term.

Options

An option is a contract that grants the holder the right but not the obligation to buy or sell the underlying asset at a specific price on a specified date. A call option grants the holder the right but not the obligation to buy at a specified price whereas a put option grants the holder the right but not the obligation to sell at a specified price. The purchaser or holder of the option pays a premium up front to acquire the rights in the option. The risk to the holder is limited to the premium whilst the risk to the seller of the option is unlimited.

Futures

A futures contract is a binding obligation to buy or sell a specific quantity of a specific type of goods at an agreed price.  Every contract has a buyer and a seller. Most contracts dealt on exchanges are closed out prior to delivery date.

Forwards

A forward rate agreement (FRA) is an agreement to fix an interest rate on an agreed notional amount, term and date. The parties then settle the difference between the agreed interest rate and the market rate on the FRA settlement date.

Objectives for Holding Derivative Instruments

The consolidated entity makes use of the derivatives market both for trading purposes and to manage balance sheet risk.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Trading

Derivatives held for trading include those used in proprietary trading activities and servicing selected client needs, and those instruments that are used for risk management purposes but which for various reasons do not meet the criteria for the application of hedge accounting.  Gains and losses from changes in the fair value of “trading derivatives” are reported in “trading income” and those relating to “non-qualifying” hedging derivatives are reported in “non trading derivatives”.  Strict controls and trading limits are used to monitor the price risk resulting from interest rate and exchange rate fluctuations on net open positions. The credit risk associated with the instruments is limited to the current fair value, which represents a small portion of the notional amount.

Hedging

Derivatives provide protection to income streams in a volatile financial environment.  Derivatives enable holders of actual or anticipated assets and liabilities (those with a value that may vary with changes in foreign exchange, interest or other market rates) to modify and eliminate the risk of varying values by transferring it to another entity that is willing to assume the risk.

The Group’s objective when entering the derivative market for asset and liability management purposes is to protect future income streams in light of uncertain economic variables.  The core operations of the Group are subject to the risk of interest rate fluctuations to the degree that the interest earning assets exceed the interest bearing liabilities or vice versa, in any given maturity or repricing period.

The accounting treatment of hedging derivatives varies according to whether they are fair value or cash flow hedges.

Fair value hedges principally consist of cross currency interest rate swaps used to protect against changes in the fair value of foreign denominated debt issues.  Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the income statement, together with any changes in the fair value of the hedged item that are attributable to the hedged risk.

Cash flow hedges principally consist of interest rate swaps used to protect against the variability in future interest cash flows on non-trading asset and liability which bear interest at variable rates or which are expected to be refunded or invested in the future.

The amounts and timing of future cash flows, representing both principal and interest flows, are projected for each portfolio of financial asset and liability on the basis of their contractual terms and other relevant factors, including estimates of prepayments and defaults.  The aggregate principal balances and interest cash flows across all portfolios over time form the basis for identifying gains and losses on the effective portions of derivatives designated as cash flow hedges of forecast transactions.

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recognised in equity.  The gain or loss relating to the ineffective portion is recognised immediately in the income statement.  This represents the amount by which the changes in the fair value of the expected cash flow of the derivative differ from the fair value of the changes (or expected changes) in the cash flow of the hedged item.

Amounts from the cash flow hedge reserve are transferred to the income statement when the cash flows on the hedged item are recognised in the income statement.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is amortised to the income statement over the remaining term of the original hedge.  Where the hedged item is derecognised, the cumulative gain or loss is recognised immediately in the income statement.

Strategies for Achieving Objectives of Holding Derivative Instruments

The primary objective in asset and liability management is to provide the maximum level of income while maintaining prudent levels of interest rate, liquidity and funding risk.  In order to achieve these objectives a variety of interest rate forwards, swaps and options as well as cross currency derivatives are employed.

For all activities, the Group monitors future interest rate risk by simulating future net interest income resulting from applying a variety of different rate scenarios to its projected balance sheet.  The Group also seeks to manage net interest income by hedging interest rate exposure arising from anticipated future transactions.

This process is controlled and managed through ALCO, which addresses risk exposures and hedging requirements on a monthly basis (or more frequently if required).  Where an on-balance sheet solution cannot be employed to position the Balance Sheet effectively, the derivatives market is used.

The risks associated with derivatives are identical to the risks that are encountered by the Group for normal retail and commercial banking business (credit risk, market risk and liquidity risk). These risks are managed consistently in line with the Group’s overall risk management policies.

The following table provides an overview of the Group’s exchange rate and interest rate derivatives as at 30 September.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

	Consolidated 2006				Consolidated 2005
	Notional	Fair value			Notional	Fair value
$M	amount	Assets	Liabilities	Net	amount	Assets	Liabilities	Net

Derivatives held for trading
Futures	15,058	2	(1)	1	12,567	3	(2)	1
Forward rate agreements	57,300	10	(2)	8	32,440	2	(1)	1
Interest rate swaps	68,055	247	(257)	(10)	60,754	145	(128)	17
Interest rate options	661	1	(1)	—	370	1	—	1
Foreign exchange	18,131	175	(121)	54	13,990	62	(117)	(55)
Cross currency swaps	3,509	59	(43)	16	2,208	25	(93)	(68)
Foreign exchange options	3,573	13	(11)	2	2,708	14	(9)	5
	166,287	507	(436)	71	125,037	252	(350)	(98)

Derivatives held for cash flow hedging
Interest rate swaps	15,657	62	(40)	22	9,907	7	(24)	(17)
	15,657	62	(40)	22	9,907	7	(24)	(17)

Derivatives held for fair value hedging
Interest rate swaps	1,397	8	(20)	(12)	1,430	11	(3)	8
Cross currency swaps	27,463	516	(694)	(178)	21,481	197	(1,290)	(1,093)
	28,860	524	(714)	(190)	22,911	208	(1,293)	(1,085)

Total derivatives	210,804	1,093	(1,190)	(97)	157,855	467	(1,667)	(1,200)

The notional amounts for derivatives do not represent assets or liabilities on the balance sheet, but represent the basis for calculating net amounts from underlying reference rates.  The Group’s exposure to counterparty risk is, therefore, limited to the positive value attached to the derivative arising from favourable movements in the underlying reference rates.

The credit risk associated with futures contracts is negligible as contracts are collateralised by cash with any changes in market value of contracts being settled on a daily basis with the clearing house.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

As the Group’s primary reason for holding derivatives is for balance sheet hedging purposes, the majority of derivatives have been transacted with financial institutions of investment grade quality.  The Group’s credit policy and procedures ensures that exposures to counterparty risks are constantly monitored, thereby limiting credit risk concentration to any individual counterparty through risk limits approved by the Board.

Note 50: Fair values of financial instruments

The following disclosures provides an analysis of the fair value of financial instruments not measured at fair value in the balance sheet.  The fair values provided are stated at a specific date and may be significantly different to amounts paid or received on maturity of the financial instruments.  As a result, the fair value shown does not reflect the value of these financial instruments to the Group on a going concern basis.

Fair value represents the amount for which an asset could be exchanged or a liability settled in an arms-length transaction between willing parties.  The value of the Group’s relationship with customers together with non-financial instruments is not included in the disclosure below.

Quoted market prices are used as the measure of fair value.  Where quoted market prices are not available, fair values are based on valuation techniques based upon observable market data.  The fair value of short-term financial instruments is estimated to equal their carrying value as these instruments reprice or mature in 180 days or less with no significant change in credit risk.

The estimates of fair value are subjective and involve the exercise of judgement.  Changes in assumptions used could have a material impact on the amounts disclosed.  As a result, it is difficult to make reasonable comparisons of the Group to other financial institutions due to the wide range of valuation techniques and numerous estimates that must be made.

	Carrying value		Fair value
$M	2006	2005	2006	2005

Financial assets
Cash and liquid assets	1,081	1,184	1,081	1,184
Receivables from other financial institutions	1,182	1,111	1,182	1,111
Investment securities	—	1,149	—	1,149
Loans and other receivables	81,516	72,949	81,506	73,033
Bank acceptances of customers	11,908	7,098	11,908	7,098

Financial liabilities
Deposits and other borrowings	54,633	49,175	54,627	49,179
Payables due to other financial institutions	401	91	401	91
Bank acceptances	7,287	7,098	7,287	7,098
Bonds and notes	34,593	25,918	34,566	25,921
Loan capital	2,032	1,956	2,023	1,968

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Cash and liquid assets, receivables from other financial institutions and bank acceptances of customers

The carrying value of cash and liquid assets, due from other financial institutions and bank acceptances of customers approximate their fair value as they are short term in nature or are receivable on demand.

Investment securities [comparative period only]

Fair value is based on quoted market prices, broker or dealer price quotations.  Where such prices are not available, fair value is estimated using quoted market prices for securities with similar characteristics.

Loans and other receivables

The carrying value of loans and other receivables is net of specific and collective provisions for doubtful debts and unearned income.  For variable rate loans (excluding impaired loans), the carrying amount is a reasonable estimate of fair value.  The fair value of fixed rate loans was calculated by discounting the expected future cash flows using current market rates.

For impaired assets the fair value is calculated by discounting expected future cash flows over the time period they are expected to be recovered.

Deposits and other borrowings

The fair value of at call and variable rate deposits is the carrying value at 30 September.  For other deposits, discounted cash flow models based upon current market rates for debt with similar characteristics and maturities were used to calculate fair values.

Payables due to other financial institutions

The carrying value of balances due to other financial institutions is considered to approximate their fair value.

Bonds and notes and loan capital

The fair value of bonds and notes and loan capital was calculated based on quoted market prices at 30 September.  Where quoted prices were not available, a discounted cash flow model using a yield curve appropriate for the remaining maturity of the instrument was used.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 51: Related Parties

Key Management Personnel

The following were key management personnel of the St.George Bank Group at any time during the financial year and unless otherwise indicated were key management personnel for the entire period.

Executive Director

G P Kelly (Chief Executive Officer and Managing Director)

Non-Executive Directors

J M Thame (Chairman)

L F Bleasel (retired 16 December 2005)

J S Curtis

T J Davis

R A F England

P D R Isherwood

L B Nicholls

G J Reaney

Executives

G Bartlett	Group Executive - Institutional and Business Banking

R Chapman	Managing Director BankSA

P Clare	Group Executive - Strategy

P Fegan	Group Executive – Wealth Management and Retail Financial Services

D Gall	Group Executive - Retail Business

J Loebenstein	Group Executive - Information Technology

S McKerihan	Chief Financial Officer

B Wright	Group Executive - Human Resources

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Equity Instrument Disclosures Relating to Key Management Personnel

(i)           Options and Awards provided as remuneration and shares issued on exercise of such options and awards

Details of options and awards provided as remuneration and shares issued on the exercise of such options and awards, together with their terms and conditions, can be found in the remuneration report which is contained in the Directors’ Report in the Group’s Concise Annual Report.

(ii)          Option holdings of key management personnel and their related parties

All options refer to options over ordinary shares of St.George Bank Limited, which are exercisable on a one-for-one basis under the Executive Option Plan.

The following tables set out the movement during the financial year in the number of options over ordinary shares in the Bank held directly, indirectly or beneficially, by each key management person, including their related parties.

For the year ended 30 September 2006

Name	Number of options held at 1 Oct 2005	Options granted as compensation in the current financial year	Options exercised during the current financial year	Other changes	Number of options held at 30 Sept 2006	Number of options vested in the current financial year	Number of options vested and exercisable at 30 Sept 2006

Executive Director
G P Kelly	1,250,000	—	(250,000)	—	1,000,000	625,000	625,000

Executives
G Bartlett	197,112	38,428	(66,016)	—	169,524	84,016	37,274
R Chapman	185,643	32,024	(40,058)	—	177,609	81,910	74,473
P Clare	255,621	59,778	—	—	315,399	109,242	148,696
P Fegan	186,356	44,834	(60,148)	—	171,042	82,148	37,052
D Gall	47,358	68,318	—	—	115,676	15,786	15,786
J Loebenstein	91,892	25,620	(25,052)	—	92,460	43,220	24,336
S McKerihan	161,457	44,834	(32,190)	—	174,101	69,914	63,181
B Wright	179,444	52,306	(40,058)	—	191,692	86,520	58,026

For the year ended 30 September 2005

Name	Number of options held at 1 Oct 2004	Options granted as compensation in the current financial year	Options exercised during the current financial year	Other changes (a)	Number of options held at 30 Sept 2005	Number of options vested in the current financial year	Number of options vested and exercisable at 30 Sept 2005

Executive Director
G P Kelly	1,000,000	500,000	(250,000)	—	1,250,000	250,000	250,000

Executives
G Bartlett	156,846	54,000	(13,734)	—	197,112	33,008	19,274
R Chapman	135,639	50,004	—	—	185,643	32,621	32,621
P Clare	164,619	91,002	—	—	255,621	39,454	39,454
P Fegan	135,378	66,000	(15,022)	—	186,356	30,074	15,052
D Gall	—	47,358	—	—	47,358	—	—
J Loebenstein	65,334	36,000	(9,442)	—	91,892	15,610	6,168
S McKerihan	104,457	57,000	—	—	161,457	25,457	25,457
B Wright	129,471	70,002	(20,029)	—	179,444	31,593	11,564

Former
A Thorburn (a)	198,060	—	(30,043)	(168,017)	—	—	—

(a) Mr A Thorburn departed the Bank during the 2005 financial year and forfeited his options.

No options held by key management personnel are vested but not exercisable at 30 September 2005 or 2006.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(iii)        Awards held by key management personnel and their related parties

All awards refer to rights over ordinary shares of St.George Bank Limited, which are exercisable on a one-for one basis under the Performance Plan or Reward Plan.

The following tables set out the movement during the financial year in the number of rights over ordinary shares of the Bank, held directly, indirectly or beneficially, by each key management person, including their related parties.

For the year ended 30 September 2006

Name	Number of awards held at 1 Oct 2005	Awards granted as compensation in the current financial year	Awards exercised during the current financial year	Other changes	Number of awards held at 30 Sept 2006	Number of awards vested in the current financial year	Number of awards vested and exercisable at 30 Sept 2006

Executive Director
G P Kelly	57,600	—	—	—	57,600	14,400	14,400

Executives
G Bartlett	28,264	7,534	(10,098)	—	25,700	14,938	5,760
R Chapman	11,570	6,286	(2,839)	—	15,017	5,360	3,122
P Clare	11,554	2,182	(4,150)	—	9,586	5,648	2,234
P Fegan	56,786	8,782	(32,378)	—	33,190	18,292	7,589
D Gall	8,765	3,250	(4,359)	—	7,656	3,038	1,861
J Loebenstein	24,944	5,038	(7,290)	—	22,692	12,118	6,430
S McKerihan	39,548	8,782	(14,534)	—	33,796	19,642	7,539
B Wright	8,972	1,912	(3,342)	—	7,542	4,494	1,704

For the year ended 30 September 2005

Name	Number of awards held at 1 Oct 2004	Awards granted as compensation in the current financial year	Awards exercised during the current financial year	Other changes (a) (b)	Number of awards held at 30 Sept 2005	Number of awards vested in the current financial year	Number of awards vested and exercisable at 30 Sept 2005

Executive Director
G P Kelly	25,000	57,600	(25,000)	—	57,600	25,000	—

Executives
G Bartlett	37,646	14,561	(23,943)	—	28,264	24,863	920
R Chapman	11,211	5,801	(5,442)	—	11,570	1,744	601
P Clare	18,637	4,535	(11,618)	—	11,554	4,893	736
P Fegan	65,851	17,783	(26,848)	—	56,786	26,213	21,675
D Gall	—	2,154	—	6,611	8,765	8,907	3,182
J Loebenstein	33,499	9,719	(18,274)	—	24,944	19,878	1,602
S McKerihan	52,891	15,365	(28,708)	—	39,548	31,139	2,431
B Wright	22,994	3,497	(17,519)	—	8,972	18,071	552

Former
A Thorburn	16,756	41	(8,345)	(8,452)	—	—	—

(a) On March 1 2005, Mr D Gall was appointed to the position of Group Executive. At this date, Mr Gall held 6,611 awards.

(b) Mr A Thorburn departed the Bank during the 2005 financial year and forfeited his awards.

No awards held by key management personnel are vested but not exercisable at 30 September 2005 or 2006.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

(iv)            Equity Holdings of key management personnel and their related parties

The following tables set out the movement during the financial year in the number of ordinary shares, PRYMES and SAINTS of St.George Bank Limited held directly, indirectly or beneficially, by each key management person, including their personally-related entities.

		Movements during the year
	Held at 1 Oct 2005	Purchases	Exercise of Options	Exercise of Rights	Sales	Other Changes (1)	Held at 30 Sep 2006
Shares
Directors
J M Thame	150,000	—	—	—	—	216	150,216
G P Kelly	275,000	—	250,000	—	—	—	525,000
J S Curtis (2)	19,807	2,734	—	—	—	—	22,541
T J Davis	4,988	6,635	—	—	—	—	11,623
R A F England	2,551	50	—	—	—	—	2,601
P D R Isherwood	26,596	1,352	—	—	—	—	27,948
L B Nicholls	4,669	1,150	—	—	—	—	5,819
G J Reaney	44,440	3,076	—	—	—	—	47,516
	528,051	14,997	250,000	—	—	216	793,264
Former Director
L F Bleasel	48,720	—	—	—	—	(48,720)	—

Executives
G Bartlett	519,651	—	66,016	10,098	—	—	595,765
R Chapman	9,797	—	40,058	2,839	(3,071)	—	49,623
P Clare	16,667	—	—	4,150	—	—	20,817
P Fegan (3)	109,122	24,080	60,148	32,378	—	—	225,728
D Gall	31,729	—	—	4,359	—	—	36,088
J Loebenstein	300,229	—	25,052	7,290	—	—	332,571
S McKerihan	403,387	—	32,190	14,534	—	—	450,111
B Wright	78,027	—	40,058	3,342	—	—	121,427
	1,468,609	24,080	263,522	78,990	(3,071)	—	1,832,130

PRYMES
Directors
J M Thame (4)	63	—	—	—	—	(63)	—

Former Director
L F Bleasel (1)	427	—	—	—	—	(427)	—

SAINTS
Directors
G P Kelly	208	—	—	—	—	—	208
J S Curtis	318	—	—	—	—	—	318
P D R Isherwood	263	—	—	—	—	—	263
	789	—	—	—	—	—	789

(1) During the year, Mr L F Bleasel retired as a director of the Bank.

(2) Mr J S Curtis also holds an interest in 15,000 instalment warrants in fully paid ordinary shares of the Bank.

(3) A put option has been entered into with an entity outside the Group in respect of 40,000 shares held at 30 September 2006.

(4) Mr J M Thame’s PRYMES were converted into 216 ordinary shares on 21 Feburary 2006.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

		Movements during the year
	Held at 1 Oct 2004	Purchases	Exercise of Options	Exercise of Rights	Sales	Other Changes (1) (2)	Held at 30 Sep 2005
SHARES
Directors
J M Thame	150,000	—	—	—	—	—	150,000
G P Kelly	25,000	—	250,000	25,000	(25,000)	—	275,000
L F Bleasel	46,471	2,249	—	—	—	—	48,720
J S Curtis (3)	18,166	1,641	—	—	—	—	19,807
T J Davis	—	4,988	—	—	—	—	4,988
R A F England	500	2,051	—	—	—	—	2,551
P D R Isherwood	25,287	1,309	—	—	—	—	26,596
L B Nicholls	3,617	1,052	—	—	—	—	4,669
G J Reaney	42,388	2,052	—	—	—	—	44,440
	311,429	15,342	250,000	25,000	(25,000)	—	576,771

Former Director
F J Conroy	14,578	418	—	—	—	(14,996)	—

Executives
G Bartlett	481,974	—	13,734	23,943	—	—	519,651
R Chapman	6,555	—	—	5,442	(2,200)	—	9,797
P Clare	5,049	—	—	11,618	—	—	16,667
P Fegan (4)	41,266	25,986	15,022	26,848	—	—	109,122
D Gall	—	—	—	—	—	31,729	31,729
J Loebenstein	272,513	—	9,442	18,274	—	—	300,229
S McKerihan	374,679	—	—	28,708	—	—	403,387
B Wright	40,479	—	20,029	17,519	—	—	78,027
	1,222,515	25,986	58,227	132,352	(2,200)	31,729	1,468,609

Former Executive
A Thorburn	8,889	—	30,043	8,345	—	(47,277)	—

PRYMES
Directors
J M Thame	63	—	—	—	—	—	63
L F Bleasel	427	—	—	—	—	—	427
	490	—	—	—	—	—	490

Former Director
F J Conroy	63	—	—	—	—	(63)	—

SAINTS
Directors
G P Kelly	208	—	—	—	—	—	208
J S Curtis	318	—	—	—	—	—	318
P D R Isherwood	263	—	—	—	—	—	263
	789	—	—	—	—	—	789

Former Director
F J Conroy	109	—	—	—	—	(109)	—

(1) During the year, Mr F J Conroy retired as Chairman and Mr A Thorburn resigned from his position as Group Executive - Personal Customers. Accordingly, Mr F J Conroy and Mr A Thorburn are no longer a Director and Executive respectively. On resignation, Mr A Thorburn forfeited 168,017 options and 8,452 rights.

(2) On 1 March 2005, Mr D Gall was appointed to the position of Group Executive - Retail Business. At that date, Mr Gall held 31,729 shares.

(3) Mr J S Curtis also holds an interest in 15,000 instalment warrants in fully paid ordinary shares of the Bank.

(4) A put option has been entered into with an entity outside the Group in respect of 40,000 shares held at 30 September 2005.

Key management personnel and their related parties received dividends on these equity instruments on conditions that are no more favourable than other equity holders.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Loans to Key Management Personnel

Details regarding the aggregate of loans made, guaranteed or secured to key management personnel and their related parties, and the number of individuals are as follows:

		Opening balance	Closing balance	Interest Charged	Interest Not Charged	Number in Group at 30 Sept
		$’000	$’000	$’000	$’000

Total for key management personnel	2006	13,946	17,122	1,132	12	9
	2005	13,390	13,946	951	12	10

Total for other related parties	2006	—	805	14	—	—
	2005	—	—	—	—	—

Total for key management personnel and their related parties	2006	13,946	17,927	1,146	12	9
	2005	13,390	13,946	951	12	10

Details of loans to key management personnel and their related parties, where the individual’s loan(s) balances exceeded $100,000 at any time during the year are as follows:

For the year ended 30 September 2006

Name	Balance at 1 Oct 2005	Balance at 30 Sept 2006	Highest Balance During the Year	Interest Charged	Interest Not Charged
	$’000	$’000	$’000	$’000	$’000
Director
L B Nicholls	205	343	343	27	—

Executives
G Bartlett	4,012	4,517	4,666	268	10
R Chapman	—	326	326	5	—
P Clare	1,069	743	1,069	49	—
P Fegan	3,033	5,179	5,509	348	—
D Gall	799	823	1,023	38	6
J Loebenstein	2,374	3,647	4,124	236	—
S McKerihan	2,007	1,791	2,320	139	—

For the year ended 30 September 2005

Name	Balance at 1 Oct 2004	Balance at 30 Sept 2005	Highest Balance During the Year	Interest Charged	Interest Not Charged
	$’000	$’000	$’000	$’000	$’000
Director
L B Nicholls	315	205	353	27	—

Executives
G Bartlett	3,894	4,012	4,061	247	9
P Clare	1,219	1,069	1,221	71	—
P Fegan	2,122	3,033	3,066	231	—
D Gall (appointed 1 March 2005)	—	799	835	28	—
J Loebenstein	2,343	2,374	2,627	180	—
S McKerihan	2,734	2,007	3,005	144	—
B Wright	109	65	109	6	—

Former Executive
A Thorburn (resigned)	631	—	644	6	—

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

No loans to specified executives or specified directors have been guaranteed or secured against the assets of any entities in the Group.  No amounts have been written down or provided for as the loans are considered fully performing.  With the exception of an interest free loan to Mr G Bartlett of $140,785 that was advanced in 1989, and the interest free loan to Mr D Gall of $44,074 which was repaid during 2006, all loans provided by the Bank to key management personnel are made in the ordinary course of business on an arms length basis and are entered into under normal terms and conditions consistent with those offered by the Bank to its customers.  For loans that have loan interest offset facilities, the interest charged that is disclosed above is calculated after the offset.

Other transactions with key management personnel and their related parties

All other transactions with key management personnel (including their related parties) were conducted on an arm’s length basis in the ordinary course of business and on normal terms and conditions for customers, employees or suppliers.  These transactions were trivial or domestic in nature and consisted principally of normal personal banking and deposit transactions or the provision of financial, utility or postal services.

The Bank has agreements with certain Non-Executive Directors providing for benefits to be paid on their retirement or death.  The maximum benefit payable is disclosed in Note 39.

The Bank has agreements with key management personnel providing for termination payments in certain circumstances.  Details of these service contracts are disclosed in Note 39.

Controlled entities

The Bank’s aggregate investment in amounts receivable from and amounts due to controlled entities are disclosed in the Balance Sheet of the Bank.

Details of amounts paid or received from controlled entities in the form of dividends or interest are set out in Notes 2 and 3.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Note 52: Explanation of Transition to AIFRS

As stated in Note 1, these are the Bank’s and Group’s first consolidated annual financial statements to be prepared in accordance with AIFRS.

The policies set out in the significant accounting policies section of this report have been applied in preparing the financial statements for the year ended 30 September 2006.  With the exception of financial instruments, the comparative figures in respect of the 30 September 2005 year and opening AIFRS balance sheet at 1 October 2004 have been prepared in accordance with AIFRS.

The Group has taken the exemption available under AASB 1 First-time Adoption of Australian Equivalents to International Financial Reporting Standards (AIFRS) to only apply AASB 132 Financial Instruments: Disclosure and Presentation and AASB 139 Financial Instruments: Recognition and Measurement from 1 October 2005.  Accordingly, AIFRS adjustments relating to these standards have only been included in the 1 October 2005 balance sheet reconciliation.

In preparing its opening AIFRS balance sheet and comparative period results, amounts reported previously in financial statements prepared in accordance with the previous basis of accounting (previous GAAP) have been adjusted.  An explanation of how the transition from previous GAAP to AIFRS has affected the Bank’s and Group’s financial position and financial performance is set out in the following tables and the notes that accompany the tables.

In explaining the impact of adopting AIFRS, adjustments have been categorised into reclassifications of existing assets, liabilities and equity, consolidation of new entities into the Group and changes in the recognition and measurement of items in the income statement and balance sheet.

(i) Reclassifications

In accordance with AIFRS classification requirements, assets and liabilities reported under previous GAAP have been reclassified.

Key items reclassified for periods prior to 1 October 2005 include:

•                  Deferred computer software expenditure has been reclassified from other assets to intangible assets (refer note (ix)).

•                  Deferred tax assets and liabilities have been separately identified within the balance sheet (refer note (vii)).

Key items reclassified from 1 October 2005 include:

•                  Derivative assets and liabilities recognised under previous GAAP have been reclassified from other assets and other liabilities to derivative assets and derivative liabilities respectively (refer note (xii)).

•                  Trading assets and part of other investments have been reclassified to assets at fair value through the income statement (refer note (xiv)).

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

•      Investment securities and part of other investments have been reclassified to available for sale investments (refer note (xiv)).

•      Deferred origination costs previously recognised within other assets have been reclassified to loans and other receivables (refer note (xi)).

•      Reclassification of Depositary Capital Securities included within minority interests under previous GAAP to liabilities at fair value through the income statement (refer note (x)).

•      Reclassification of Preferred Resetting Yield Marketable Equity Securities included within shareholders’ equity under previous GAAP to bonds and notes (refer note (x)).

•      Reclassification of income earned on bank acceptances from other income to interest income (refer note (xvi)).

(ii) Consolidation

AIFRS has resulted in the consolidation of both St.George’s securitised assets and certain asset-backed conduit vehicles.  The consolidation of these vehicles from 1 October 2004 results in a “gross-up” of the balance sheet and income statement, however there is no significant impact on profit or shareholders’ equity.

(iii) Recognition and measurement

AIFRS has required a change from previous GAAP recognition and measurement practices for both income statement and balance sheet items.

Key items for periods prior to 1 October 2005 include:

•      Goodwill is no longer amortised, instead being subject to an annual assessment for impairment.

•      The fair value of equity instruments granted to employees after 7 November 2002 which are unvested at 1 January 2005 is recognised as an expense over the vesting period.

•      Leveraged lease income is recognised over the lease term on an effective pre-tax yield basis.

•      Land and buildings are recognised at deemed cost, with the previous asset revaluation reserve transferred to retained earnings and the recognition of a deferred tax liability.

•      The defined benefit plan deficit is recognised as a liability.

•      Certain items previously included within deferred expenditure are no longer eligible for recognition within intangible assets and have been written off.

•      Income tax deferred assets and liabilities are recognised based upon a “balance sheet approach”.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Key items from 1 October 2005 include:

•      Share issue and redemption costs relating to the PRYMES are included in the measurement value of the liability.

•      Certain fees previously recognised as income are deferred and recognised on an effective yield basis.

•      All derivatives are recognised at fair value, with hedge accounting applied in circumstances where strict criteria are satisfied.

•      Loan provisioning methodologies have changed, resulting in the write back of general provisions under previous GAAP and the recognition of AIFRS collective provisions.

•      Certain financial instruments have been recognised as available for sale investments at fair value with changes in fair value recognised in an equity reserve.

•      Depositary Capital Securities and related derivatives are fair valued through the income statement.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Income statement reconciliation

The following table reconciles comparative income statement figures from previous GAAP to AIFRS.

CONSOLIDATED

	Year ended 30 September 2005
		AIFRS Transition adjustments (1)					Reclassification of
	AGAAP Group	Consolidation		Recognition and measurement		Total AIFRS transition	discontinued operation	AIFRS Group
	$M	$M		$M		$M	$M	$M

Interest income	4,686	819		—		819	(31)	5,474
Interest expense	2,979	725		—		725	(27)	3,677
Net interest income	1,707	94	(iii)	—		94	(4)	1,797
Other income	1,084	(96	)(iii)	—		(96)	—	988
Total operating income	2,791	(2)		—		(2)	(4)	2,785

Bad and doubtful debts expense	110	—		—		—	(1)	109
Operating expenses	1,279	(2	)(iii)	15	(ii),(v)	13	(13)	1,279
Share of profit of equity accounted associates	3	—		—		—	—	3
Goodwill amortisation and write-off	105	—		(101	)(i)	(101)	—	4
Profit before income tax	1,300	—		86		86	10	1,396
Income tax expense	414	—		(1	)(v)	(1)	—	413
Profit after income tax	886	—		87		87	10	983

Loss from discontinued operation	—	—		—		—	(10)	(10)
Profit after tax and discontinued operation	886	—		87		87	—	973

Attributable to:
Minority interests	(5)	—		—		—	—	(5)
Equity holders	891	—		87		87	—	978

BANK

	Year ended 30 September 2005
		AIFRS Transition adjustments (1)
	AGAAP Bank	Consolidation	Recognition and measurement		Total AIFRS transition	AIFRS Bank
	$M	$M	$M		$M	$M

Interest income	4,586	—	—		—	4,586
Interest expense	2,995	—	—		—	2,995
Net interest income	1,591	—	—		—	1,591
Other income	943	—	—		—	943
Total operating income	2,534	—	—		—	2,534

Bad and doubtful debts expense	108	—	—		—	108
Operating expenses	1,150	—	15	(ii),(v)	15	1,165
Goodwill amortisation and write-off	62	—	(62)	(i)	(62)	—
Profit before income tax	1,214	—	47		47	1,261
Income tax expense	330	—	(1)	(v)	(1)	329
Profit after income tax	884	—	48		48	932

(1)   Further explanation of AIFRS transition adjustments is set out on pages 134 to 142.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Balance sheet reconciliation

CONSOLIDATED

	1 October 2004
		AIFRS Transition adjustments (1)
	AGAAP Group	Reclassification		Consolidation	Recognition and measurement		Total AIFRS transition	AIFRS Group
	$M	$M		$M	$M		$M	$M

ASSETS

Cash and liquid assets	1,180	—		—	—		—	1,180
Receivables due from other financial institutions	371	—		631	—		631	1,002
Assets at fair value through the income statement	5,200	—		—	—		—	5,200
Investment securities	415	—		1,022	—		1,022	1,437
Loans and other receivables	54,782	—		10,552	(13	)(iv)	10,539	65,321
Bank acceptances of customers	5,132	—		—	—		—	5,132
Investments in associated companies	2	—		—	—		—	2
Other investments	76	—		(22)	—		(22)	54
Property, plant and equipment	472	—		—	—		—	472
Intangible assets	1,165	103	(ix)	—	(3	)(ix)	100	1,265
Deferred tax assets	—	86	(vii)	—	2	(vi)	88	88
Other assets	1,165	(189	)(vii),(ix)	(50)	—		(239)	926
Total assets	69,960	—		12,133	(14)		12,119	82,079

LIABILITIES

Deposits and other borrowings	46,083	—		1,049	—		1,049	47,132
Payables due to other financial institutions	758	—		—	—		—	758
Bank acceptances	5,132	—		—	—		—	5,132
Provision for dividends	12	—		—	—		—	12
Income tax liability	365	(365	)(vii)	—	—		(365)	—
Current tax liability	—	154	(vii)	—	—		154	154
Deferred tax liability	—	211	(vii)	—	22	(iv),(v) (vii),(ix)	233	233
Other provisions	106	—		—	—		—	106
Bonds and notes	9,769	—		10,347	—		10,347	20,116
Loan capital	1,619	—		—	—		—	1,619
Bills payable and other liabilities	1,087	—		737	5	(vi)	742	1,829
Total liabilities	64,931	—		12,133	27		12,160	77,091

Net assets	5,029	—		—	(41)		(41)	4,988

SHAREHOLDERS’ EQUITY

Share capital	3,964	—		—	—		—	3,964
Reserves	87	—		—	(79	)(ii),(v)	(79)	8
Retained profits	619	—		—	38	(ii),(iv),(v) (vi),(vii),(ix)	38	657
Shareholders’ equity attributable to members of the Bank	4,670	—		—	(41)		(41)	4,629

Minority interests in controlled entities	359	—		—	—		—	359
Total shareholders’ equity	5,029	—		—	(41)		(41)	4,988

(1) Further explanation of AIFRS transition impacts is set out on pages 134 to 142.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Balance sheet reconciliation

BANK

	1 October 2004
		AIFRS Transition adjustments (1)
	AGAAP	Reclassification		Consolidation	Recognition and measurement		Total AIFRS transition	AIFRS
	$M	$M		$M	$M		$M	$M
ASSETS

Cash and liquid assets	1,171	—		—	—		—	1,171
Receivables due from other financial institutions	253	—		—	—		—	253
Assets at fair value through the income statement	4,768	—		—	—		—	4,768
Investment securities	385	—		—	—		—	385
Loans and other receivables	52,388	—		—	(13	)(iv)	(13)	52,375
Bank acceptances of customers	5,132	—		—	—		—	5,132
Amounts receivable from controlled entities	2,314	—		—	—		—	2,314
Investment in controlled entities	1,797	—		22	—		22	1,819
Other investments	26	—		(22)	—		(22)	4
Property, plant and equipment	360	—		—	—		—	360
Intangible assets	762	82	(ix)	—	—		82	844
Deferred tax assets	—	85	(vii)	—	2	(vi)	87	87
Other assets	980	(167	)(vii),(ix)	—	—		(167)	813
Total assets	70,336	—		—	(11)		(11)	70,325

LIABILITIES

Deposits and other borrowings	45,762	—		—	—		—	45,762
Payables due to other financial institutions	758	—		—	—		—	758
Bank acceptances	5,132	—		—	—		—	5,132
Amounts payable to controlled entities	1,168	—		—	—		—	1,168
Provision for dividends	4	—		—	—		—	4

Income tax liability	355	(355	)(vii)	—	—		(355)	—
Current tax liability	—	147	(vii)	—	—		147	147
Deferred tax liability	—	208	(vii)	—	13	(iv),(v),(vii)	221	221
Other provisions	97	—		—	—		—	97
Bonds and notes	9,769	—		—	—		—	9,769
Loan capital	1,619	—		—	—		—	1,619
Bills payable and other liabilities	948	—		—	5	(vi)	5	953
Total liabilities	65,612	—		—	18		18	65,630

Net assets	4,724	—		—	(29)		(29)	4,695

SHAREHOLDERS’ EQUITY

Share capital	3,993	—		—	—		—	3,993

Reserves	112	—		—	(106	)(ii),(v)	(106)	6
Retained profits	619	—		—	77	(ii),(iv),(v) (vi),(vii)	77	696
Total shareholders’ equity	4,724	—		—	(29)		(29)	4,695

(1) Further explanation of AIFRS transition impacts is set out on pages 134 to 142.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Balance sheet reconciliation

CONSOLIDATED

	30 September 2005
		AIFRS Transition adjustments (1)
	AGAAP Group	Reclassification		Consolidation	Recognition and measurement		Total AIFRS transition	AIFRS Group
	$M	$M		$M	$M		$M	$M
ASSETS

Cash and liquid assets	1,184	—		—	—		—	1,184
Receivables due from other financial institutions	529	—		582	—		582	1,111
Assets at fair value through the income statement	6,295	—		(288)	—		(288)	6,007
Investment securities	18	—		1,131	—		1,131	1,149
Loans and other receivables	59,687	—		13,275	(13	)(iv)	13,262	72,949
Bank acceptances of customers	7,098	—		—	—		—	7,098
Investments in associated companies	—	—		—	—		—	—
Other investments	67	—		(22)	—		(22)	45
Property, plant and equipment	459	—		—	(7	)(v)	(7)	452
Intangible assets	1,060	110	(ix)	—	98	(i),(ix)	208	1,268
Deferred tax assets	—	91	(vii)	—	2	(vi)	93	93
Other assets	1,192	(201	)(vii),(ix)	12	—		(189)	1,003
Total assets	77,589	—		14,690	80		14,770	92,359

LIABILITIES

Deposits and other borrowings	48,149	—		1,026	—		1,026	49,175
Payables due to other financial institutions	91	—		—	—		—	91
Bank acceptances	7,098	—		—	—		—	7,098
Provision for dividends	12	—		—	—		—	12
Income tax liability	353	(353	)(vii)	—	—		(353)	—
Current tax liability	—	157	(vii)	—	—		157	157
Deferred tax liability	—	196	(vii)	—	21	(iv),(v (vii,(ix)	217	217
Other provisions	109	—		—	—		—	109
Bonds and notes	13,139	—		12,779	—		12,779	25,918
Loan capital	1,956	—		—	—		—	1,956
Bills payable and other liabilities	1,349	—		885	5	(vi)	890	2,239
Total liabilities	72,256	—		14,690	26		14,716	86,972

Net assets	5,333	—		—	54		54	5,387

SHAREHOLDERS’ EQUITY

Share capital	4,105	—		—	—		—	4,105
Reserves	94	—		—	(71	)(ii),(v)	(71)	23
Retained profits	781	—		—	125	(i),(ii),(iv,(v) (vi),(vii,(ix)	125	906
Shareholders’ equity attributable to members of the Bank	4,980	—		—	54		54	5,034
Minority interests in controlled entities	353	—		—	—		—	353

Total shareholders’ equity	5,333	—		—	54		54	5,387

(1) Further explanation of AIFRS transition impacts is set out on pages 134 to 142.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Balance sheet reconciliation

BANK

	30 September 2005
		AIFRS Transition adjustments (1)
	AGAAP	Reclassification		Consolidation	Recognition and measurement		Total AIFRS transition	AIFRS
	$M	$M		$M	$M		$M	$M
ASSETS

Cash and liquid assets	1,175	—		—	—		—	1,175
Receivables due from other financial institutions	505	—		—	—		—	505
Assets at fair value through the income statement	5,893	—		—	—		—	5,893
Investment securities	—	—		—	—		—	—
Loans and other receivables	55,989	—		—	(13	)(iv)	(13)	55,976
Bank acceptances of customers	7,098	—		—	—		—	7,098
Amounts receivable from controlled entities	2,837	—		—	—		—	2,837
Investment in controlled entities	1,812	—		22	—		22	1,834
Investments in associated companies	—	—		—	—		—	—
Other investments	24	—		(22)	—		(22)	2
Property, plant and equipment	348	—		—	—		—	348
Intangible assets	700	90	(ix)	—	62	(i)	152	852
Deferred tax assets	—	91	(vii)	—	2	(vi)	93	93
Other assets	1,066	(181	)(vii),(ix)	—	—		(181)	885
Total assets	77,447	—		—	51		51	77,498

LIABILITIES

Deposits and other borrowings	47,775	—		—	—		—	47,775
Payables due to other financial institutions	91	—		—	—		—	91
Bank acceptances	7,098	—		—	—		—	7,098
Amounts payable to controlled entities	734	—		—	—		—	734
Provision for dividends	5	—		—	—		—	5
Income tax liability	340	(340	)(vii)		—		(340)	—
Current tax liability	—	145	(vii)		—		145	145
Deferred tax liability	—	195	(vii)		12	(iv),(v),(vii)	207	207
Other provisions	100	—		—	—		—	100
Bonds and notes	13,139	—		—	—		—	13,139
Loan capital	1,956	—		—	—		—	1,956
Bills payable and other liabilities	1,163	—		—	5	(vi)	5	1,168
Total liabilities	72,401	—		—	17		17	72,418

Net assets	5,046	—		—	34		34	5,080

SHAREHOLDERS’ EQUITY

Share capital	4,136	—		—	—		—	4,136
Reserves	109	—		—	(91	)(ii),(v)	(91)	18
Retained profits	801	—		—	125	(i),(ii),(iv), (v),(vi),(vii)	125	926
Total shareholders’ equity	5,046	—		—	34		34	5,080

(1) Further explanation of AIFRS transition impacts is set out on pages 134 to 142.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Balance sheet reconciliation

CONSOLIDATED

	1 October 2005
			AIFRS Transition adjustments (2)
	AGAAP Group	Total AIFRS adjustments (1)	Reclassification		Recognition and measurement		Total AIFRS transition	AIFRS Group
	$M	$M	$M		$M		$M	$M
ASSETS
Cash and liquid assets	1,184	—	—		—		—	1,184
Receivables due from other financial institutions	529	582	—		—		582	1,111
Assets at fair value through the income statement	6,295	(288)	(1,313	)(xiv),(xvi)	(2	)(xiv)	(1,603)	4,692
Derivative assets	—	—	368	(xii)	99	(xii)	467	467
Available for sale investments	—	—	1,170	(xiv)	7	(xiv)	1,177	1,177
Investment securities	18	1,131	(1,149	)(xiv)	—		(18)	—
Loans and other receivables	59,687	13,262	73	(xi)	(113	)(xi),(xiii)	13,222	72,909
Bank acceptances of customers	7,098	—	1,337	(xvi)	(29	)(xvi)	1,308	8,406
Investments in associated companies	—	—	—		—		—	—
Other investments	67	(22)	(45	)(xiv)			(67)	—
Property, plant and equipment	459	(7)	—		—		(7)	452
Intangible assets	1,060	208	—		—		208	1,268
Deferred tax assets	91	2	—		155	(x),(xi),(xii), (xiii),(xvi)	157	248
Other assets	1,101	(98)	(441	)(xi),(xii)	(3	)(x),(xii)	(542)	559
Total assets	77,589	14,770	—		114		14,884	92,473

LIABILITIES

Deposits and other borrowings	48,149	1,026	—		—		1,026	49,175
Payables due to other financial institutions	91	—	—		—		—	91
Liabilities at fair value through the income statement	—	—	382	(x)	17	(x)	399	399
Derivative liabilities	—	—	1,558	(xii)	109	(xii)	1,667	1,667
Bank acceptances	7,098	—	—		(28	)(xvi)	(28)	7,070
Provision for dividends	12	—	—		—		—	12
Income tax liability	353	(353)	—		—		(353)	—
Current tax liability	—	157	—		—		157	157
Deferred tax liabilities	—	217	—		47	(xi),(xii), (xiv),(xvi)	264	264
Other provisions	109	—	—		—		—	109
Bonds and notes	13,139	12,779	293	(x)	12	(x),(xii)	13,084	26,223

Loan capital	1,956	—	—		—		—	1,956
Bills payable and other liabilities	1,349	890	(1,608	)(x),(xii)	34	(xii)	(684)	665
Total liabilities	72,256	14,716	625		191		15,532	87,788

Net assets	5,333	54	(625)		(77)		(648)	4,685

SHAREHOLDERS’ EQUITY

Share capital	4,105	—	(291	)(x)	—		(291)	3,814
Reserves	94	(71)	—		54	(xii),(xiii),(xiv)	(17)	77
Retained profits	781	125	—		(131	)(x),(xi),(xii), (xiii),(xiv)	(6)	775
Shareholders’ equity attributable to members of the Bank	4,980	54	(291)		(77)		(314)	4,666
Minority interests in controlled entities	353	—	(334	)(x)	—		(334)	19
Total shareholders’ equity	5,333	54	(625)		(77)		(648)	4,685

(1)              Represents the AIFRS impact as at 30 September 2005 of the application of all AIFRS standards from 1 October 2004, except AASB 132 and 139.

(2)              Represents AIFRS transition impacts for AASB 132 and 139 which have been adjusted as at 1 October 2005 (these are explained on pages 137 to 142).

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Balance sheet reconciliation

BANK

	1 October 2005
			AIFRS Transition adjustments (2)
	AGAAP	Total AIFRS adjustments (1)	Reclassification		Recognition and measurement		Total AIFRS transition	AIFRS
	$M	$M	$M		$M		$M	$M
ASSETS
Cash and liquid assets	1,175	—	—		—		—	1,175
Receivables due from other financial institutions	505	—	—		—		—	505
Assets at fair value through the income statement	5,893	—	(1,335	)(xiv),(xvi)	(2	)(xiv)	(1,337)	4,556
Derivative assets	—	—	299	(xii)	237	(x),(xii)	536	536
Available for sale investments	—	—	—		—		—	—
Investment securities	—	—	—		—		—	—
Loans and other receivables	55,989	(13)	73	(xi)	(68	)(xi),(xiii)	(8)	55,981
Bank acceptances of customers	7,098	—	1,337	(xvi)	(29	)(xvi)	1,308	8,406
Amounts receivable from controlled entities	2,837	—	—		—		—	2,837
Investments in controlled entities	1,812	22	—		—		22	1,834
Investments in associated companies	—	—	—		—		—	—
Other investments	24	(22)	(2	)(xiv)	—		(24)	—

Property, plant and equipment	348		—		—		—	348
Intangible assets	700	152	—		—		152	852
Deferred tax assets	91	2	—		187	(x),(xi),(xii), (xiii),(xvi)	189	280
Other assets	975	(90)	(372	)(xi),(xii)	(1	)(xii)	(463)	512
Total assets	77,447	51	—		324		375	77,822

LIABILITIES

Deposits and other borrowings	47,775	—	—		—		—	47,775
Payables due to other financial institutions	91	—	—		—		—	91
Liabilities at fair value through the income statement	—	—	—		—		—	—
Derivative liabilities	—	—	719	(xii)	103	(xii)	822	822
Bank acceptances	7,098	—	—		(28	)(xvi)	(28)	7,070
Amounts payable to controlled entities	734	—	—		189	(x)	189	923
Provision for dividends	5	—	(2	)(x)	—		(2)	3
Income tax liability	340	(340)	—		—		(340)	—
Current tax liability	—	145	—		—		145	145
Deferred tax liabilities	—	207	—		77	(x),(xi),(xii) (xvi)	284	284
Other provisions	100	—	—		—		—	100
Bonds and notes	13,139	—	293	(x)	13	(x),(xii)	306	13,445
Loan capital	1,956	—	—		—		—	1,956
Bills payable and other liabilities	1,163	5	(719	)(xii)	35	(xii)	(679)	484
Total liabilities	72,401	17	291		389		697	73,098

Net assets	5,046	34	(291)		(65)		(322)	4,724

SHAREHOLDERS’ EQUITY

Share capital	4,136	—	(291	)(x)	—		(291)	3,845
Reserves	109	(91)	—		62	(xii,(xiii)	(29)	80
Retained profits	801	125	—		(127	)(x),(xi),(xii), (xiii),(xiv),(xvi)	(2)	799
Total shareholders’ equity	5,046	34	(291)		(65)		(322)	4,724

(1)              Represents the AIFRS impact as at 30 September 2005 of the application of all AIFRS standards from 1 October 2004, except AASB 132 and 139.

(2)              Represents AIFRS transition impacts for AASB 132 and 139 which have been adjusted as at 1 October 2005 (these are explained on pages 137 to 142).

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Reconciliation of Shareholders’ Equity

The following table summarises the AIFRS transition impact on the components of shareholders’ equity at each balance date shown.

CONSOLIDATED

		As at	Year ended	As at
		1 Oct	30 Sept	1 Oct
	Note	2004	2005	2005	Total
		$M	$M	$M	$M

RETAINED EARNINGS
AIFRS transition adjustments:
Goodwill	(i)	—	101	—	101
Share based payments	(ii)	(4)	(13)	—	(17)
Leveraged leases	(iv)	(9)	—	—	(9)
Property, plant and equipment	(v)	54	(1)	—	53
Employee benefits	(vi)	(3)	—	—	(3)
Income tax	(vii)	2	—	—	2
Intangibles	(ix)	(2)	—	—	(2)
Hybrid financial instruments	(x)	—	—	(28)	(28)
Transaction fees and costs	(xi)	—	—	(86)	(86)
Hedging	(xii)	—	—	(20)	(20)
Loan provisioning	(xiii)	—	—	73	73
Loan provisioning	(xiii)	—	—	(68)	(68)
Financial instruments	(xiv)	—	—	(2)	(2)
		38	87	(131)	(6)

SHARE CAPITAL
AIFRS transition adjustments:
Hybrid financial instruments	(x)	—	—	(291)	(291)
		—	—	(291)	(291)

OTHER RESERVES
AIFRS transition adjustments:
Share based payments	(ii)	4	13	—	17
Property, plant and equipment	(v)	(83)	(5)	—	(88)
Hedging	(xii)	—	—	(19)	(19)
Financial instruments	(xiv)	—	—	5	5
General reserve for credit losses	(xiii)	—	—	68	68
		(79)	8	54	(17)

Total AIFRS adjustments to equity attributable to members of the Bank		(41)	95	(368)	(314)

MINORITY INTERESTS
AIFRS transition adjustments:
Hybrid financial instruments	(x)	—	—	(334)	(334)
		—	—	(334)	(334)

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Reconciliation of Shareholders’ Equity

BANK

		As at	Year ended	As at
		1 Oct	30 Sept	1 Oct
	Note	2004	2005	2005	Total
		$M	$M	$M	$M

RETAINED EARNINGS
AIFRS transition adjustments:
Goodwill	(i)	—	62	—	62
Share based payments	(ii)	(4)	(12)	—	(16)
Leveraged leases	(iv)	(9)	—	—	(9)
Property, plant and equipment	(v)	81	(2)	—	79
Employee benefits	(vi)	(3)	—	—	(3)
Income tax	(vii)	12	—	—	12
Hybrid financial instruments	(x)	—	—	(34)	(34)
Transaction fees and costs	(xi)	—	—	(50)	(50)
Hedging	(xii)	—	—	(26)	(26)
Loan provisioning	(xiii)	—	—	63	63
Loan provisioning	(xiii)	—	—	(79)	(79)
Financial instruments	(xiv)	—	—	(1)	(1)
		77	48	(127)	(2)

SHARE CAPITAL
AIFRS transition adjustments:
Hybrid financial instruments	(x)	—	—	(291)	(291)
		—	—	(291)	(291)

OTHER RESERVES
AIFRS transition adjustments:
Share based payments	(ii)	4	12	—	16
Property, plant and equipment	(v)	(110)	3	—	(107)
Hedging	(xii)	—	—	(17)	(17)
General reserve for credit losses	(xiii)	—	—	79	79
		(106)	15	62	(29)

Total AIFRS adjustments to equity attributable to members of the Bank		(29)	63	(356)	(322)

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Reconciliation of Statements of Cash Flows

The adoption of AIFRS has impacted the statements of cash flows. The main differences to previous GAAP arise due to the consolidation of special purpose entities (refer Note (iii)) and the reclassification of certain cash flows from investing and financing activities to operating activities.

The impact of AIFRS is reflected below:

	Previous AGAAP	Adjustments	AIFRS
	$M	$M	$M
Consolidated
For the year ended 30 September 2005

Cash flows (used in)/provided by operating activities	(99)	704	605
Cash flows (used in) investing activities	(4,622)	4,522	(100)
Cash flows provided by/(used in) financing activities	5,203	(5,275)	(72)

Cash movement	482	(49)	433

Cash at beginning of year	674	631	1,305

Cash at end of year	1,156	582	1,738

Bank
For the year ended 30 September 2005

Cash flows (used in)/provided by operating activities	(121)	1,416	1,295
Cash flows (used in) investing activities	(4,007)	3,448	(559)
Cash flows provided by/(used in) financing activities	4,699	(4,864)	(165)

Cash movement	571	—	571

Cash at the beginning of the year	547	—	547

Cash at the end of the year	1,118	—	1,118

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

AIFRS impacts from 1 October 2004

(i) Goodwill

In accordance with the election available under AASB 1, the Group has not restated any business combinations that occurred prior to
1 October 2004.

Goodwill is recognised under AIFRS at cost less accumulated amortisation as at 1 October 2004 and is subject to an annual assessment for impairment.  If there is any goodwill impairment, it will be recognised immediately in the income statement.  There is no goodwill impairment in existence as at 1 October 2004, 30 September 2005 or 30 September 2006.

Goodwill will no longer be subject to periodic amortisation and the goodwill amortisation charge recognised under previous GAAP has been reversed.  This has resulted in an increase in profit after tax of $101 million for the year ended 30 September 2005 (Bank: $62 million).  In addition, the carrying amount of goodwill has been increased by $101 million as at 30 September 2005 (Bank: $62 million).

(ii) Share based compensation

The Group did not recognise an expense in relation to its employee share and options schemes under previous GAAP.  Following transition to AIFRS, the fair value of equity instruments granted to employees has been calculated and recognised as an expense through amortisation over the relevant vesting period, adjusted for the expected and actual level of vesting for non-market related vesting conditions.

In accordance with the election available under AASB 1, the Group has only applied AASB 2 “Share-based Payment” to equity instruments granted after 7 November 2002 which were unvested at 1 January 2005.

Upon transition to AIFRS, a reduction of $4 million (Bank: $4 million) to retained earnings at 1 October 2004 was recognised, representing the expensing of employee equity grants over the vesting period to this date.  In addition, an expense of $13 million (Bank: $12 million) was recognised to restate the result for the year ended 30 September 2005.  In conjunction with the recognition of an expense for employee equity grants, a corresponding increase is recognised within an equity compensation reserve.

(iii) Consolidation

AIFRS introduces new requirements for the recognition of financial assets, including those transferred to a special purpose vehicle as part of securitisation transactions.   Existing securitisations, both of St.George’s assets and assets held in asset-backed conduit vehicles, had not been consolidated within the St.George Group under previous GAAP.  However, under AIFRS the Group is considered to control these special purpose vehicles and therefore is required to consolidate these entities.

The new AIFRS consolidation requirements have resulted in a gross-up of assets and liabilities within the balance sheet as at 1 October 2004 of $11.1 billion (30 September 2005: $13.6 billion) in relation to the securitisation of St.George’s assets and $1.0 billion (30 September 2005: $1.1 billion) in relation to asset-backed conduit vehicles.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

AIFRS impacts from 1 October 2004

The consolidation of these vehicles has no net profit impact, however, it does result in a reclassification of items within the income statement.  For the year ended 30 September 2005, net interest income increased by $94 million, non-interest income decreased by $96 million and operating expenses decreased by $2 million.

In addition, certain asset-backed conduit vehicle assets recognised upon consolidation are classified as available for sale investments, with movements in their fair value recognised in an available for sale reserve within equity from 1 October 2005.

The consolidation of the Ascalon Funds Seed Pool Trust has resulted in a reclassification of $22 million (Bank: $22 million) from Other Investments to Investment Securities (Bank: Investment in Controlled Entities).

(iv) Leveraged leases

Income from leveraged leases was recognised under previous GAAP progressively over the lease term on an effective yield after tax basis, with related upfront fee income recognised upon receipt.

Under AIFRS, all income on leveraged leases is recognised progressively over the lease term on an effective pre-tax yield basis.

A transitional adjustment was recognised at 1 October 2004 to increase unearned income by $13 million (Bank: $13 million) and decrease deferred tax liabilities by $4 million (Bank: $4 million), resulting in a $9 million (Bank: $9 million) reduction to retained earnings.

There has been no significant impact on net profit during 2005 as a result of the revised AIFRS income recognition methodology.

(v) Property, plant and equipment

The Group recognised land and buildings under previous GAAP at revalued amounts, with revaluation increments and decrements recorded in an asset revaluation and realisation reserve.

In accordance with the election available under AASB 1, the Group has used the revalued amount for land and buildings under previous GAAP as at 1 October 2004 as “deemed cost” under AIFRS.  The balance of the asset revaluation and realisation reserve of $83 million (Bank: $110 million) at 1 October 2004 has been transferred to opening retained earnings and together with the recognition of a deferred tax liability of $29 million (Bank: $29 million), has resulted in an increase in retained earnings of $54 million (Bank: $81 million).  In addition, the movement in the asset revaluation reserve under previous GAAP of $7 million (Bank: $nil) (prior to decrements recognised in the asset revaluation reserve of $2 million (Bank: $3 million)) for the year ended 30 September 2005 has been reversed.  At 30 September 2005, this resulted in a decrease in land and buildings of $7 million (Bank: $nil), a decrease in the asset revaluation and realisation reserve of $5 million (Bank: increase of $3 million) and a decrease in retained earnings of $2 million (Bank: $2 million) due to the recognition of an impairment loss on land and buildings, as discussed below.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

AIFRS impacts from 1 October 2004

The previous GAAP results for the year ended 30 September 2005 has been reduced by $1 million (Bank: $2 million) after tax under AIFRS, reflecting the combined impact of the recognition of land and buildings impairment that was not reflected in the previous GAAP Statements of Financial Performance but was recognised in an asset revaluation reserve of $2 million (Bank: $3 million) and the reversal of a deferred tax liability of $1 million (Bank: $1 million) on buildings sold during 2005.

(vi) Employee benefits

The Group did not recognise an asset or liability in its balance sheet for the net position of the defined benefit section of the defined contribution superannuation plan sponsored by the Group.

On adoption of AIFRS, a deficit of $5 million (Bank: $5 million) within the Group’s defined benefit section of the defined contribution superannuation plan was recognised as a liability, together with a $2 million (Bank: $2 million) increase in deferred tax assets and a decrease in retained earnings at 1 October 2004 of $3 million (Bank: $3 million).

The revised AASB 119 (issued in December 2004) permits a number of options for recognising actuarial gains and losses on an ongoing basis.  The Group has adopted the revised AASB 119 and has elected to apply the option to recognise actuarial gains and losses directly in retained earnings.

(vii) Income tax

Upon transition to AIFRS, the Group has changed from the liability method to a “balance sheet approach” to tax effect accounting that requires deferred tax balances to be recognised where there is a difference between the carrying value of an asset/liability and its tax base.  In addition, under AIFRS the tax effect follows the underlying transaction and hence can be recognised in equity or as an income tax expense.

The tax adjustments to deferred tax assets and liabilities that arise on transition to AIFRS as at 1 October 2004, comprise an increase of $2 million (Bank: $2 million) in deferred tax assets associated with the defined benefit superannuation deficit, a decrease in deferred tax liabilities of $1 million (Bank: $nil) associated with the write-off of intangible assets relating to capitalised software, an increase of $29 million (Bank: $29 million) in deferred tax liabilities representing the tax effect of the balance of the asset revaluation reserve transferred to retained earnings and a decrease of $4 million (Bank: $4 million) in deferred tax liabilities relating to the change in revenue recognition for leveraged leases.

In addition, a net transitional adjustment decrease to deferred tax liabilities of $2 million (Bank: $12 million) and a $2 million (Bank: $12 million) increase to retained earnings at 1 October 2004 arises from the change in method of accounting for income taxes from an income statement approach to a balance sheet approach for items not previously required to be recognised.  This represents the tax effect of tax and accounting carrying value base differences on buildings of $8 million (Bank: $41 million).

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

AIFRS impacts from 1 October 2004

Deferred tax assets have been separately recognised on the face of the balance sheet, resulting in a decrease in other assets of $86 million at 1 October 2004 (Bank: $85 million) and $91 million at 30 September 2005 (Bank: $91 million).  Current and deferred tax liabilities, previously recognised within income tax liability, have been separately recognised on the face of the balance sheet.

(viii) Life insurance accounting

On transition to AIFRS, the asset representing the Excess of Net Market Value over Net Assets (EMVONA) of a life insurance entity’s controlled entities can no longer be recognised.  As the Group’s life insurance entity did not recognise any EMVONA, this requirement has had no impact.

(ix) Intangible assets

On transition to AIFRS, certain items previously included within deferred expenditure are no longer eligible for recognition within intangible assets and have been written off.  As at 1 October 2004, this resulted in a reduction in intangible assets of $3 million (Bank: $nil), a reduction in deferred tax liabilities of $1 million (Bank: $nil) and a decrease to retained earnings of $2 million (Bank: $nil).

In addition, the Group’s deferred expenditure has been reclassified to intangible assets, resulting in a decrease in other assets and a corresponding increase in intangible assets of $103 million (Bank: $82 million) at 1 October 2004 and $110 million (Bank: $90 million) at 30 September 2005.

AIFRS impacts from 1 October 2005

(x) Hybrid financial instruments

PRYMES and DCS, which were classified as equity under previous GAAP, are reclassified as debt under AIFRS.  This resulted in a $625 million (Bank: $291 million) decrease in shareholders’ equity on transition.  The dividends payable (where applicable) on these instruments are classified as interest expense under AIFRS.  The SAINTS and the Perpetual Notes will continue to be classified as equity under AIFRS.

The DCS include a number of embedded derivatives that are required under AIFRS to be carried at fair value.  The Group has elected to measure the DCS from 1 October 2005 at fair value to the income statement in accordance with the available alternative in AASB 139, resulting in all changes in fair value of the DCS and its embedded derivatives being recognised in the income statement.  The impact on the income statement will be partially offset by the fair value recognition on the balance sheet of the derivative that was entered into at the time of the issue of the DCS, whose changes in fair value are also recognised within the income statement.  At 1 October 2005, a fair value adjustment to increase the DCS liability by $17 million was recognised together with a deferred tax asset of $5 million, resulting in a reduction in retained earnings of $12 million.  In addition, $48 million of associated derivative liabilities and distribution provisions have been reclassified from other liabilities to liabilities at fair value through the income statement.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

AIFRS impacts from 1 October 2005

At 1 October 2005, the Bank recognised a fair value adjustment to increase amounts payable to controlled entities of $189 million, together with a deferred tax asset of $57 million.  A corresponding adjustment was recognised in respect to derivative assets of $161 million, together with a deferred tax liability of $48 million.  As a result, there was a reduction in retained earnings of $19 million.

PRYMES are measured at fair value net of transaction costs at initial recognition and amortised cost in subsequent periods.  Share issue costs relating to PRYMES have been netted against the proceeds from the issue of these securities and classified as equity under previous GAAP.  Under AIFRS, share issue costs are deferred and recognised as an adjustment to the yield of the instrument.  At 1 October 2005, $15 million (Bank: $15 million) of share issue costs and a redemption premium have been recognised as a reduction in retained earnings.  In addition, the amounts payable to holders of the PRYMES of $2 million (Bank: $2 million) have been reclassified and included within the underlying liability balance.

Share issue costs relating to the DCS had been deferred and amortised under previous GAAP.  Following the election to recognise the DCS under the fair value option, the remaining balance of deferred costs have been recognised as a reduction in retained earnings of $1 million (Bank: $nil) at 1 October 2005.

(xi) Transaction fees and costs

AIFRS requires fee income that is integral to an instrument to be recognised as an adjustment to the yield of that instrument.  AIFRS also requires the deferral of directly attributable incremental loan origination costs and their recognition as a yield adjustment net of any fees received.  The Group deferred and amortised certain home loan broker origination costs under previous GAAP.

On transition, certain fees previously recognised as income, have been deferred in the balance sheet with a corresponding adjustment to retained earnings.  This adjustment on transition at 1 October 2005 has resulted in a decrease in loans and receivables of $122 million (Bank: $71 million), an increase in deferred tax assets of $42 million (Bank: $27 million), an increase in deferred tax liabilities of $6 million (Bank: $6 million), and a reduction in retained earnings of $86 million (Bank: $50 million).

In addition, deferred origination costs recognised within other assets under previous GAAP of $73 million (Bank: $73 million) have been reclassified within loans and other receivables from 1 October 2005.

The classification of certain fee income and loan origination costs that are integral to the yield of an instrument will change from non-interest income under previous GAAP to interest income under AIFRS.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

AIFRS impacts from 1 October 2005

(xii) Derivatives and hedging

Under AIFRS, all derivatives contracts, whether used as hedging instruments or otherwise, will be measured at fair value at initial recognition and at each subsequent reporting date in the balance sheet, with a corresponding entry to the income statement or an equity reserve.  Under previous GAAP, St.George recognised trading derivatives on a mark to market basis on balance sheet and hedging derivatives on an accruals basis.

AIFRS introduces new requirements in relation to the application of hedge accounting for derivative contracts.  Amongst those requirements, hedging instruments must satisfy hedge effectiveness tests.

To the extent hedges are considered ineffective, AIFRS requires such ineffectiveness to be reflected in the income statement.  Where ineffectiveness is outside a prescribed range, AASB 139 precludes the use of hedge accounting, which may result in volatility in the income statement.  St.George has adopted cash flow hedging and a combination of fair value and cash flow hedging methods in relation to its interest rate and currency hedges respectively.  To the extent the fair value hedges are effective, the fair value movement of the derivative instrument will largely offset the movement in the fair value of the underlying hedged item for the risks hedged, which will also be recorded in the income statement.  To the extent that cash flow hedges are effective, the fair value movements in derivative instruments will be taken to equity rather than the income statement.

Certain derivatives used to manage short-term balance sheet structural interest rate risks in the banking book will not be eligible for hedge accounting such as Overnight Index Swaps and Forward Rate Agreements.  To the extent these and any other non-trading derivatives do not qualify for hedge relationships, additional volatility will arise.

On transition at 1 October 2005, derivative assets of $368 million (Bank: $299 million) have been reclassified from other assets and separately recognised and derivative liabilities of $1.558 billion (Bank: $719 million) have been reclassified from other liabilities and separately recognised.  In addition, the recognition of all derivatives at fair value, together with the application of fair value and cash flow hedging, resulted in an increase in derivative assets and derivative liabilities of $99 million (Bank: $76 million) and $109 million (Bank: $103 million) respectively, an increase in deferred tax assets and liabilities of $35 million (Bank: $34 million) and $31 million (Bank: $15 million) respectively, a hedge fair value adjustment reducing bonds and notes by $3 million (Bank: $2 million), a decrease of other assets of $2 million (Bank: $1 million) and an increase in other liabilities of $34 million (Bank: $35 million).  This has resulted in a decrease in retained earnings of $20 million (Bank: $26 million) and the recognition of a cash flow hedging reserve of $19 million (Bank: $17 million) after tax.

(xiii) Loan provisioning

AIFRS adopts an approach known as “incurred losses” for loan provisioning and provides guidance on measurement of incurred losses.  Provisions are raised for losses that have already been incurred for loans that are known to be impaired.  The estimated cash flows on these impaired loans are then discounted to their present value to determine their recoverable amount and the associated provision.  As this discount unwinds, there is a resulting recognition of interest in the income statement during the period between recognition of impairment and recovery of the written down amount.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

AIFRS impacts from 1 October 2005

Loans found not to be individually impaired are placed into pools of similar assets with similar risks characteristics to be collectively assessed for impairment.  A collective impairment provision may be required where impairment events have occurred but these events cannot be attributed to individual exposures at the reporting date.  The collective impairment loss is estimated on the basis of historical loss experience for assets with credit risk characteristics similar to those in the collective pool.  The historical loss experience is adjusted based on current observable data.

The general provision under previous GAAP, based on 0.5% of risk weighted assets, together with certain portfolio provisions on retail loans, have been written back against retained earnings and replaced by a provision based on collective assessment in accordance with AIFRS that has been tax effected.  Specific provisions will continue but will be measured based on AIFRS requirements.

A portion of the specific provision of $35 million (Bank: $35 million), an associated deferred tax asset of $10 million (Bank: $10 million), and the general provision of $219 million (Bank: $203 million), which was recognised under previous GAAP, has been reversed to retained earnings.  This has resulted in an increase in retained earnings of $244 million (Bank: $228 million).

In accordance with the requirements of AASB 139, a collective provision of $245 million (Bank: $235 million), together with a deferred tax asset of $74 million (Bank: $70 million), has been recognised under AIFRS.  This has resulted in a decrease in retained earnings of $171 million (Bank: $165 million).

The difference between the after tax equivalent of the former AGAAP general provision (based on 0.5% of risk weighted assets) and the after tax equivalent of the collective provision has been appropriated from retained earnings to a general reserve for credit losses at 1 October 2005.  This has resulted in a $68 million (Bank: $79 million) increase in the general reserve for credit losses and a corresponding decrease in retained earnings.  This decrease in retained earnings offsets a net increase in retained earnings of $73 million (Bank: $63 million), which resulted from the write-back of AGAAP loan provisions, and the recognition of AIFRS loan provisions.

(xiv) Financial instruments

Financial assets carried at fair value and amortised cost under previous GAAP, have been reclassified to assets at fair value through the income statement, with unrealised changes in fair value recognised within the income statement.  Included within the reclassification of these securities are trading assets of $6,295 million (Bank: $5,893 million) and other investments of $24 million (Bank: $2 million) as at 1 October 2005.

The use of quoted bid prices in the calculation of the fair value of trading securities has, on transition at 1 October 2005, resulted in a decrease in assets at fair value through the income statement and a corresponding decrease in retained earnings of $2 million (Bank: $2 million).

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

AIFRS impacts from 1 October 2005

Financial assets carried at amortised cost under previous GAAP, have been reclassified under AIFRS to Available for Sale (AFS) securities, with unrealised changes in fair value recognised within an equity reserve.  Included within the reclassification of these securities are investment securities of $1,149 million (Bank: $nil) and other investments of $21 million (Bank: $nil) as at 1 October 2005.  On transition at 1 October 2005, this has resulted in an increase in available for sale investments of $7 million (Bank: $nil), the recognition of a deferred tax liability of $2 million (Bank: $nil), and the recognition of an AFS equity reserve of $5 million (Bank: $nil).

(xv) Income tax

Additional tax effects have arisen in respect of the 1 October 2005 AIFRS transitional adjustments.  The recognition of the Depositary Capital Securities (DCS) at fair value resulted in an increase of $5 million (Bank: $57 million) in deferred tax assets and $nil (Bank: $48 million) in deferred tax liabilities.  The deferral of transaction fees and costs resulted in an increase in deferred tax assets of $42 million (Bank: $27 million) and deferred tax liabilities of $6 million (Bank: $6 million).  The recognition of hedging derivatives and existing hedging derivatives not eligible for AIFRS hedge accounting resulted in the recognition of deferred tax assets of $35 million (Bank: $34 million) and an increase in deferred tax liabilities of $31 million (Bank: $15 million).  The recognition of assets and liabilities at fair value resulted in the recognition of a deferred tax liability of $2 million (Bank: $nil) for available for sale investments.  The write back of loan provisions under previous GAAP and recognition of AIFRS collective loan provisions resulted in an increase in deferred tax assets of $64 million (Bank: $60 million).  The restatement of the bank acceptance assets and liabilities to an amortised cost basis resulted in a $9 million (Bank: $9 million) increase in deferred tax assets and a $8 million (Bank: $8 million) increase in deferred tax liabilities.

(xvi) Bank acceptances

Under previous GAAP, the Group accepted and discounted bills for customers, classifying these within trading securities at their market value.  Upon their “on-sale”, customer discounted bills were reclassified to bank acceptance assets and recognised at their face value.  A corresponding liability was recognised representing the Group’s obligation to the holder of the on-sold bill.  Interest income on discounted bills was recognised within interest income and bill acceptance fee income recognised within other income.

Under the recognition requirements of AASB 139, all bank accepted bills (including both discounted and on-sold bills) and the associated liability for on-sold bills are recognised at amortised cost, with interest income and expense recognised using the effective yield methodology.  Fee income on bill acceptances is recognised on an effective yield basis within interest income.

At 1 October 2005, the Group’s bank accepted and discounted bills recognised within trading securities of $1,337 million (Bank: $1,337 million) under previous GAAP have been reclassified to bank acceptances.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 SEPTEMBER 2006

AIFRS impacts from 1 October 2005

In addition, bank acceptance assets and liabilities have been restated to an amortised cost basis.  As at 1 October 2005, this has resulted in a decrease in the bank acceptance asset of $29 million (Bank: $29 million), with the recognition of an associated deferred tax asset of $9 million (Bank: $9 million), and a decrease in the bank acceptance liability of $28 million (Bank: $28 million), with the recognition of an associated deferred tax liability of $8 million (Bank: $8 million).  There is no significant impact on retained earnings for these adjustments.

Note 53: Change in Accounting Policy

In the current financial year, the Group adopted AASB 132: Financial Instruments: Disclosure and Presentation and AASB 139: Financial Instruments: Recognition and Measurement.  This change in accounting policy has been adopted in accordance with the transition rules contained in AASB 1, which does not require the restatement of comparative information for financial instruments within the scope of AASB 132 and AASB 139.

The adoption of AASB 139 and AASB 132 has resulted in changes to balance sheet classifications, recognition of all derivatives at fair value together with certain financial instruments and certain loan origination costs being deferred and recognised on an effective yield basis.  The PRYMES and DCS have been reclassified from equity to debt.  Loan provision methodologies have changed.  The impact of these changes together with explanations is contained in Note 52.

Note 54: Events subsequent to balance date

Final dividend

On 1 November 2006, the directors declared a final dividend of 77 cents per ordinary share, amounting to $405 million.  This dividend has not been brought to account in the Group’s financial statements for the year ended 30 September 2006.

Capital raising

The Bank intends to issue a $300 million non-innovative Tier 1 capital instrument in December 2006.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

DIRECTORS’ DECLARATION

FOR THE YEAR ENDED 30 SEPTEMBER 2006

In the opinion of the Directors of St.George Bank Limited (“the Bank”)

(1) (a)           the financial statements and notes are in accordance with the Corporations Act 2001, including:

(i)         giving a true and fair view of the financial position of the Bank and the Group as at 30 September 2006 and of their performance, as represented by the results of their operations and their cash flows, for the financial year ended on that date; and

(ii)        complying with Australian Accounting Standards and the Corporations Regulations 2001; and

(b)          there are reasonable grounds to believe that the Bank will be able to pay its debts as and when they become due and payable.

(2)                there are reasonable grounds to believe that the Bank and the controlled entities identified in Note 43 will be able to meet any obligations or liabilities to which they are or may become subject to by virtue of the Deed of Cross Guarantee between the Bank and those controlled entities pursuant to ASIC Class Order 98/1418.

(3)                the directors have been given the declarations by the Managing Director and Chief Executive Officer and Chief Financial Officer for the financial year ended 30 September 2006 pursuant to Section 295A of the Corporations Act 2001.

For and on behalf of the Board of Directors and in accordance with a resolution of the directors.

J M Thame

Chairman

G P Kelly

Managing Director and Chief Executive Officer

Dated at Sydney, New South Wales

7 November 2006

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

INDEPENDENT AUDIT REPORT

FOR THE YEAR ENDED 30 SEPTEMBER 2006

To the Shareholders of St.George Bank Limited

Scope

We have audited the Financial Report of St.George Bank Limited (“the Bank”) for the financial year ended 30 September 2006, consisting of the income statements, statements of recognised income and expense, balance sheets, statements of cash flows, accompanying notes 1 to 54, and the Directors’ declaration set out on pages 3 to 143.  The Financial Report includes the consolidated financial statements of the consolidated entity, comprising the Bank and the entities it controlled at the end of the year or from time to time during the financial year.   The Bank’s Directors are responsible for the Financial Report.  The Directors are also responsible for preparing the relevant reconciling information regarding the adjustments required under the Australian Accounting Standard AASB 1 First-time Adoption of Australian equivalents to International Financial Reporting Standards.  We have conducted an independent audit of the Financial Report in order to express an opinion on it to the members of the Bank.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance whether the Financial Report is free of material misstatement.  Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the Financial Report, and the evaluation of accounting policies and significant accounting estimates.  These procedures have been undertaken to form an opinion whether, in all material respects, the Financial Report is presented fairly in accordance with Australian Accounting Standards and other mandatory professional reporting requirements in Australia and statutory requirements so as to present a view which is consistent with our understanding of the Bank’s and the consolidated entity’s financial position, and performance as represented by the results of their operations and their cash flows.

The audit opinion expressed in this report has been formed on the above basis.

Audit opinion

In our opinion, the Financial Report of St.George Bank Limited is in accordance with:

a)     the Corporations Act 2001, including:

i.  giving a true and fair view of the Bank’s and consolidated entity’s financial position as at 30 September 2006 and of their performance for the financial year ended on that date, and

ii.  complying with Australian Accounting Standards and the Corporations Regulations 2001; and

b)    other mandatory professional reporting requirements in Australia.

KPMG

P M Reid

Sydney

7 November 2006

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

SUPPLEMENTARY INFORMATION

FOR THE YEAR ENDED 30 SEPTEMBER 2006

Capital Adequacy

Capital adequacy has been calculated in accordance with APRA’s AIFRS regulatory requirements that applied from 1 July 2006.  In accordance with APRA’s transitional arrangements, the $261 million Tier 1 regulatory capital shortfall calculated as the difference between the Group’s previous GAAP capital base at 30 June 2006 and AIFRS capital base at 1 July 2006, is subject to transitional relief until 31 December 2007.

Qualifying capital

	Consolidated
	2006	2005
	$M	$M
Tier 1
Share capital	3,868	3,454
General reserve	15	15
Borrowers' and depositors' redemption reserve	2	2
PRYMES	—	291
SAINTS	345	345
Perpetual notes	34	31
Step-up preference shares	148	—
Depositary capital securities	335	328
Minority interests	(16)	(12)
Asset realisation reserve	—	33
Other reserves	2	5
Equity compensation reserve	29	—
Retained earnings	798	781
Less: Expected dividend (1)	(344)	(237)
Capitalised expenses (2)	(295)	(184)
Goodwill and other APRA deductions	(1,513)	(1,366)
Add: APRA AIFRS transition adjustments (3)	261	—
Total Tier 1 capital	3,669	3,486

Tier 2
Asset revaluations	28	55
Subordinated debt	1,835	1,600
General provision for doubtful debts	—	219
General reserve for credit losses/collective provision	265	—
Add: APRA AIFRS transition adjustments (3)	7	—
Total Tier 2 capital	2,135	1,874

Deductions
Investment in non-consolidated entities net of goodwill and Tier 1 deductions	27	27
Other	1	1
Total deductions from capital	28	28

Total qualifying capital	5,776	5,332

(1)	Net of estimated reinvestment under the dividend reinvestment plan

(2)	In accordance with APRA’s AIFRS regulatory capital requirements, capitalised software costs are also required to be deducted from Tier 1 capital from 1 July 2006.

(3)

Transitional relief adjustment approved by APRA to apply to 31 December 2007. In accordance with APRA’s AIFRS regulatory requirements applicable from 1 July 2006, the difference between the Group’s previous GAAP capital base at 30 June 2006 and AIFRS capital base a 1 July 2006 is subject to transitional relief.

Risk Weighted Assets

CAPITAL ADEQUACY

	Face value	Risk	Risk weighted balance
	2006	weight	2006	2005
	$M	%	$M	$M
(i) On balance sheet assets
Cash, claims on Reserve Bank, Australian Commonwealth, State and Territory Governments, Central Government and Central Banks of OECD countries	9,783	—	—	—
Longer term claims on Australian Commonwealth, State and Territory governments	—	10	—	—
Claims on local governments, public sector entities, Authorised Deposit Taking Institutions	1,538	20	308	164
Loans secured by residential property	48,772	50	24,386	23,507
All other assets	26,059	100	26,059	22,085
Total on Balance Sheet assets (1) - credit risk	86,152		50,753	45,756

	Face value	Credit equivalent	Risk weighted balance
	2006	2006	2006		2005
	$M	$M	$M		$M
(ii) Off balance sheet exposures
Direct credit substitutes	682	682	682		551
Trade and performance related items	60	16	16		23
Commitments	19,301	1,056	676		938
Foreign exchange, interest rate and other market related transactions	197,196	1,611	347		250
Total off balance sheet exposures - credit risk	217,239	3,365	1,721		1,762

Risk weighted assets - credit risk			52,474		47,518
Risk weighted assets - market risk			508		346

Total risk weighted assets			52,982		47,864

Risk weighted capital adequacy ratios				%		%
Tier 1			6.9		7.3
Tier 2			4.0		3.9
Deductions			(0.1)		(0.1)
Total capital ratio			10.8		11.1

(1)

The difference between total on balance sheet assets and the Group’s balance sheet results from the alternative treatment prescribed by APRA for items such as goodwill, provisions for bad and doubtful debts and securitisation.

ABN

St.George Bank Limited

ABN 92 055 513 070

AFSL 240997

Key Dates

Annual General Meeting (Sydney)

20 December 2006

Shareholder Information Meeting (Melbourne)

27 June 2007*

Announcement of Results and Ordinary Dividend

•    Interim (half year ended 31 March 2007) 2 May 2007*

•    Final (year ended 30 September 2007) 30 October 2007*

Ordinary Shares

Final Dividend (2006) paid 19 December 2006

•    Ex-dividend trading 29 November 2006

•    Record date 5 December 2006

Interim Dividend (2007) paid 3 July 2007*

•    Ex-dividend trading 13 June 2007*

•    Record date 19 June 2007*

SAINTS and SPS

Payment date 20 February 2007*

•    Ex-dividend trading 30 January 2007*

•    Record date 5 February 2007*

Payment date 21 May 2007*

•    Ex-dividend trading 30 April 2007*

•    Record date 4 May 2007*

Payment date 20 August 2007*

•    Ex-dividend trading 30 July 2007*

•    Record date 3 August 2007*

Payment date 20 November 2007*

•    Ex-dividend trading 30 October 2007*

•    Record date 5 November 2007*

Contact Details

St.George Registered Office

St.George House

4-16 Montgomery Street
Kogarah NSW 2217, Australia
Telephone (02) 9236 1111
International (612) 9236 1111
Facsimile (02) 9952 1000

Secretary: M H S Bowan

St.George Share Registry

Computershare investor Services

Pty Limited

Level 3, 60 Carrington Street

Sydney NSW 2000

Postal Address: GPO Box 4519

Melbourne VIC 3001, Australia

Telephone 1800 804 457

International (613) 9415 4000

Facsimile (613) 9473 2500

BankSA

97 King William Street

Adelaide SA 5000

Customer Service 13 13 76

Advance Investor Services

Level 10, 182 George Street

Sydney NSW 2000

Customer Service 1800 819 935

Asgard Wealth Solutions

Level 12, 400 George Street

Sydney NSW 2000

Telephone (02) 9947 1255

Facsimile (02) 9511 2366

Deutsche Bank

(American Depository Receipts)

Depository Receipts Department

60 Wall Street

New York, NY 10005, USA
Telephone (1212) 602 3761

Customer Services

St.George Customer Service Centre	13 33 30
New Account Enquiries and Insurance	13 33 30
dragondirect	1300 301 020
Private Bank	(02 9236 1882)
Business Direct	13 38 00
St.George Financial Advice Contact Centre	1300 367 240
St.George Margin Lending	1300 304 065
Automotive Finance and Business Equipment Finance	1300 301 315
Group Treasury and Capital Markets	(02 9320 5555)
Advance Investor Services	1800 819 935
Asgard Investor Services	1800 998 185
Customer Relations	1800 804 728

Email/Internet

Email: stgeorge@stgeorge.com.au

Internet: www.stgeorge.com.au

Auditor

KPMG

10 Shelley Street

Sydney NSW 2000

Credit Ratings

	Short	Long
	Term	Term

Standard & Poor’s	A-1	A+
Moody’s	P-1	A1
Fitch Ratings	F1	A+

Full Financial Report (2006)

St.George’s Full Financial Report is available on the St.George Bank website at www.stgeorge.com.au. Shareholders wishing to be mailed a copy of the St.George Full Financial Report should contact the St.George share registry, computershare Investor Services, on 1800 804 457.

Annual General Meeting

The Annual General Meeting will be held at the Tumbalong Auditorium (Level 2), Sydney Convention and Exhibition Centre South, Darling Harbour, on Wednesday, 20 December 2006 at 10:00 am (Sydney time).

Shareholder Information Meeting

The Shareholder information Meeting will be held at Crown Towers (Palladium A and B), 8 Whiteman Street, Melbourne on Wednesday, 27 June 2007*.

* proposed dates only.

ST.GEORGE BANK FULL FINANCIAL REPORT 2006

st.george Foundation

The St.George Foundation supports children's charities in Australia to improve the lives of disadvantaged and disabled kids. On behalf of the kids – we want to say "thanks" for all your support.

we just want to say thanks!

For more information, please contact the Foundation:
Telephone: (02) 9236 3534
Facsimile: (02) 9236 1576
Email: stgeorgefoundation@stgeorge.com.au

Applications for financial assistance:
Website: www.stgeorgefoundation.com.au